UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Tanger Factory Outlet Centers, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MAY 15, 2020 To be held at: Corporate Office of Tanger Factory Outlet Centers, Inc. 3200 Northline Avenue, Suite 360 Greensboro, North Carolina 27408 and at www.meetingcenter.io/287143514

TANGER
OUTLET
CENTERS

attract over 181 million loyal customers each year. Our centers are the smart shopper’s ideal one-stop destination for the latest styles at great savings. Our upscale portfolio of outlet centers across the United States and in Canada, showcase a tenant mix of leading designers and brand name retailers.

At Tanger Outlets, we are focused on making our retail partners successful, year after year. We’ve built a solid brand name for millions seeking designer names at value. Our strong marketing partnership programs help promote the brand through optimized channels, ultimately aiding in creating profitable distribution opportunities nationwide for our retail partners and attractive first class destinations for our shoppers.

Our commitment to our partners’ ongoing growth and success is a reflection of how we do business — always focused on the best interests and longstanding relationships with partners and shoppers.

DEAR FELLOW SHAREHOLDERS:

Thank you for the trust you have placed in us. As our 2020 Annual Meeting approaches, we would like to highlight a few important topics: Shareholder Outreach, Say-on-Pay Responsiveness, Board Refreshment and Environmental, Social and Governance (ESG) Matters.

SHAREHOLDER OUTREACH AND ENGAGEMENT

We believe that hearing directly from our fellow shareholders informs and enables the Board of Directors (the “Board”) to be a more effective steward of your capital. In late 2018 and early 2019, we reached out to shareholders representing approximately 80% of our outstanding shares and received feedback from shareholders representing approximately 60% of our shares. While executive compensation was an important part of our discussions, in some cases we also covered topics including strategy, environmental, social and governance (ESG) matters and Board composition. I led our outreach efforts, together with Thomas J. Reddin, the current Chair of our Compensation and Human Capital Committee.

SAY-ON-PAY RESPONSIVENESS

We made it a priority in 2019 to listen and respond to shareholder feedback on executive compensation following the vote received on our Say-on-Pay proposal in 2018. The Board strongly believes that our CEO, Steven B. Tanger, is uniquely positioned to drive shareholder value for a number of reasons, including his experience navigating the Company through changing business environments over more than 30 years, his intimate knowledge of outlet center operations and management and the industry relationships he has cultivated over the years. We place great importance on designing a compensation program that provides the appropriate incentives to retain and motivate him. However, to be responsive to input we solicited from investors following our 2018 Say-on-Pay vote, we made several changes to the Company’s executive compensation program for 2019:

●	Reduced the fair value of the CEO’s 2019 long-term incentive plan (“LTIP”) awards by approximately 21% as compared to 2018.
●	Increased the allocation of the CEO’s 2019 LTIP award tied to performance to 60% (up from 46% in 2018).
●	Decreased the allocation of the CEO’s 2019 LTIP award tied to time-based vesting to 40% (down from 54% in 2018), reducing the fair value of the time-based award by 41%.
●	Increased the allocation of the 2019 LTIP awards tied to performance to 60% for all other named executive officers (“NEOs”), whereas the majority of the other NEOs’ LTIP awards in 2018 were tied to time-based vesting.

BOARD REFRESHMENT

In July 2019, we appointed Luis A. Ubiñas to the Board of Directors. Mr. Ubiñas’ appointment, along with the addition of Susan E. Skerritt in 2018, reflects our focused effort to refresh the composition of the Board and foster a diverse composition of its members. Furthermore, the Company’s three longest serving independent directors will retire from the Board at the end of their current term at our 2020 Annual Meeting.

Mr. Ubiñas is a well-known leader in the telecommunication, technology and media industries. He has advised CEOs of Fortune 100 companies and significant nonprofit organizations for several decades, including previously serving as President of the Ford Foundation. Mr. Ubiñas has deep experience serving on the boards of directors at both public and private companies.

ESG OVERSIGHT AND REPORTING

In October 2019, we released our third annual corporate responsibility report, reflecting our continued focus on corporate social responsibility and commitment to ESG efforts. The Board of Directors is committed to continuous improvement, and we have intentionally allocated primary responsibility for oversight of select ESG matters to our Nominating and Corporate Governance and Compensation and Human Capital Committees.

The Board remains committed to serving your interests, and we are focused on long-term value creation for all shareholders.

David B. Henry Non-Executive Chair of the Board

WWW.TANGEROUTLETS.COM

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on May 15, 2020

Tanger Factory Outlet Centers, Inc.

3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408
Phone: (336) 292-3010
E-mail: tangermail@tangeroutlets.com
NYSE: SKT

DEAR SHAREHOLDERS:

On behalf of the Board of Directors, I cordially invite you to attend the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Tanger Factory Outlet Centers, Inc. to be held on Friday, May 15, 2020 at 10:00 a.m., Eastern Time at the Corporate Office of Tanger Factory Outlet Centers, Inc., 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408, and online at www.meetingcenter.io/287143514. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/287143514. In light of U.S. Center for Disease Control guidance not to hold gatherings of ten or more people, we are asking shareholders to attend the meeting virtually at www.meetingcenter.io/287143514. The Annual Meeting will be held for the following purposes:

1.	To elect the seven director nominees named in the attached Proxy Statement for a term of office expiring at the 2021 Annual Meeting of Shareholders;
2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;
3.	To approve, on an advisory (non-binding) basis, named executive officer compensation; and
4.	To transact such other business as may properly come before the meeting or any postponement(s), continuation(s) or adjournment(s) thereof.

Only common shareholders of record at the close of business on March 18, 2020 will be entitled to vote at the meeting or any continuation(s), postponement(s) or adjournment(s) thereof. Information concerning the matters to be considered and voted upon at the Annual Meeting is set out in the attached Proxy Statement.

It is important that your shares be represented at the Annual Meeting regardless of the number of shares you hold and whether or not you plan to attend the meeting online. Please vote by internet or telephone as instructed in the Notice of Internet Availability of Proxy Materials, or if you received printed proxy materials, please complete, sign and date the enclosed proxy card and return it as soon as possible in the accompanying envelope. This will not prevent you from voting your shares if you subsequently choose to attend the meeting and wish to change your vote.

In light of possible disruptions in mail service related to the COVID-19 pandemic, we encourage shareholders to submit their proxy online, by phone or using your smartphone or tablet. As always, we encourage you to vote your shares prior to the Annual Meeting.

Sincerely,

Chad D. Perry
Executive Vice President,
General Counsel and Secretary

April 3, 2020

WWW.TANGEROUTLETS.COM

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement and does not encompass all the information that you should consider. Please read the Proxy Statement in its entirety before voting. Unless the context indicates otherwise, the term “Company” refers to Tanger Factory Outlet Centers, Inc. and the term “Operating Partnership” refers to Tanger Properties Limited Partnership. The terms “we”, “our” and “us” refer to the Company or the Company and the Operating Partnership together, as the context requires. We anticipate that our Proxy Statement and proxy card will be sent or available to shareholders on or about April 3, 2020. Certain statements in this summary and the Proxy Statement are forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “forecast,” or similar expressions. Such forward-looking statements include, but are not limited to, statements regarding our executive compensation program and creating long-term shareholder value. Important factors that may cause actual results to differ materially from current expectations include, but are not limited to those set forth under Item 1A - Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019, as may be updated in our other filings with the SEC. Actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

GENERAL INFORMATION

Meeting:	Annual Meeting of Shareholders	Stock Symbol:	SKT
Date:	May 15, 2020	Exchange:	New York Stock Exchange
Time:	10:00 a.m., Eastern Time	Common Shares Outstanding:	93,076,701
Location:	To be held at:	State of Incorporation:	North Carolina
	Corporate Office	Public Company Since:	1993
	Tanger Factory Outlet Centers, Inc.
	3200 Northline Avenue, Suite 360
	Greensboro, North Carolina 27408
	and at www.meetingcenter.io/287143514

The Annual Meeting will be a hybrid virtual meeting, which will be conducted via remote participation by visiting www.meetingcenter.io/287143514. You will be able to attend the Annual Meeting online and ask your questions during the meeting. In light of U.S. Center for Disease Control guidance not to hold gatherings of ten or more people, we are asking shareholders to attend the meeting virtually by visiting www.meetingcenter.io/287143514. To participate in the Annual Meeting, you will need to review the information included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is SKT2020.

For directions to the 2020 annual meeting of shareholders (the “annual meeting”), please contact our Investor Relations Department at (336) 834-6892.

Corporate Website: www.tangeroutlets.com

Investor Relations Website: investors.tangeroutlets.com

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON FRIDAY, MAY 15, 2020

This Proxy Statement and our Annual Report for the year ended December 31, 2019 (referred to as the “Annual Report”) to Shareholders are available at www.envisionreports.com/SKT.

The information found on, or otherwise accessible through, our website is not incorporated by reference into, nor does it form a part of, this Proxy Statement.

VOTING ITEMS AND BOARD RECOMMENDATIONS

			Page
Proposal 1	Election of Director Nominees	FOR each Director Nominee	5
Proposal 2	Ratification of Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2020	FOR	60
Proposal 3	Approval on an advisory (non-binding) basis of the Compensation of our Named Executive Officers (Say-on-Pay)	FOR	63

WWW.TANGEROUTLETS.COM	i

PROXY SUMMARY

DIRECTORS

We believe that the composition of our Board of Directors (the “Board” or the “Board of Directors”) is balanced, that the members thereof are diverse in experience, professional background, areas of expertise and perspectives, and that the range of tenures of our directors creates a synergy between institutional knowledge and new perspectives. As a corporate governance best practice, our Nominating and Corporate Governance Committee annually considers the composition of our Board and standing Board committees to ensure an appropriate balance and a diversity of perspectives.

In July 2019, we appointed Luis A. Ubiñas to the Board of Directors. Mr. Ubiñas’ appointment, along with the addition of Susan E. Skerritt in 2018, reflects our focused effort to refresh the composition of the Board and foster a diverse composition of its members. Furthermore, the Company’s three longest serving independent directors, Mr. Benton, Mr. Robinson and Mr. Schuman, will retire from the Board at the end of their current term at the annual meeting to be held on May 15, 2020.

Mr. Ubiñas is a well-known leader in the telecommunication, technology and media industries. He has advised CEOs of Fortune 100 companies and significant nonprofit organizations for several decades, including previously serving as President of the Ford Foundation. Mr. Ubiñas has deep experience serving on the board of directors at both public and private companies.

The below table outlines the ages, tenures, independence and committee membership of our director nominees for the annual meeting to be held on May 15, 2020. For more information about our director nominees and their qualifications, please see “Proposal 1 - Election of Directors.”

	Age	Years on Board	Independent	Audit Committee	Compensation and Human Capital Committee	Nominating and Corporate Governance Committee
Jeffrey B. Citrin	62	5	✓
David B. Henry*	71	4	✓
Thomas J. Reddin	59	9	✓
Bridget M. Ryan-Berman	59	11	✓
Susan E. Skerritt	65	1	✓
Steven B. Tanger	71	26
Luis A. Ubiñas	57	<1	✓

Member	Chair	*	Non-Executive Chair

ii	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

PROXY SUMMARY

The charts below show our current board composition, as compared to how our Board is expected to be composed following our annual meeting.

Director Independence Before	Director Independence After

Director Tenure Before	Director Tenure After

Board Gender Diversity Before	Board Gender Diversity After

Average Age Before 67.5 Years	Average Age After 63.4 Years

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PROXY SUMMARY

GOVERNANCE HIGHLIGHTS

STRONG CORPORATE GOVERNANCE PRACTICES

Independence	Best Practices
●9 of 10 current directors are independent
●Independent Non-Executive Chair of the Board
●All Board committees composed entirely of independent directors
●Regular executive sessions of independent directors
●Board and committees may hire outside advisors independently of management

●Active shareholder engagement process
●Diversity reflected in Board and Senior Management
●Current Board includes 6 audit committee financial experts
●Strategy and risk oversight by the Board and its Committees
●Share ownership guidelines for executive officers and non-employee directors

SHAREHOLDER OUTREACH

We regularly engage with our shareholders, which we believe is a strong corporate governance practice. During late 2018 and early 2019, we reached out to shareholders representing approximately 80% of our outstanding shares and received feedback from shareholders representing approximately 60% of our shares. While executive compensation was an important part of our discussions, in some cases we also covered topics including strategy, environmental, social and governance (ESG) matters and Board composition.

CORPORATE RESPONSIBILITY

ESG principles provide Tanger’s stakeholders with an additional perspective on the Company’s performance.

Transparent disclosure practices, governance and ethics policies, strong employee engagement and deep community commitment are all important factors for our enterprise. Our focus on Places, Partnerships and People demonstrates our dedication to delivering long-term value to all of our stakeholders including retail partners, shareholders, customers, community partners and employee team members.

In October 2019, we released our third annual corporate responsibility report, reflecting our continued focus on corporate social responsibility and commitment to ESG efforts. The Charters of our Nominating and Corporate Governance and Compensation and Human Capital Committees expressly reflect the Board’s oversight of ESG matters.

iv	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

PROXY SUMMARY

CULTURE, COMMUNITY & RESPONSIBILITY

We continue to look for opportunities to integrate sustainability into our business practices as we address the material issues impacting Tanger and our stakeholders.

ALONG WITH GOVERNANCE,THE PILLARS OF OUR CORPORATE RESPONSIBILITY APPROACH INCLUDE:

Places Environmental Footprint Practices that enhance and differentiate our properties while considering the sustainability of our business and our planet.

Partnerships

Shareholders, Retailers and Community Engagement

Mutually beneficial relationships with shareholders, retailers and nonprofit partners that facilitate improved quality of life for the communities we serve.

People Customers and Employees The long-term, trusting relationships with team members and the consumers we serve.

OUR MATERIAL ISSUES – ESG PRIORITIES AND IMPACTS

We begin with understanding opportunities and risks arising from the material issues that impact our business and inform our ESG strategy. It is critical to translate these issues into operational priorities and processes across the business as well as within specific functional areas, focusing on global economic, environmental and social impacts. The list at right includes top level ESG items that have been identified through stakeholder, executive and board engagement and are priority areas for Tanger.

ESG PRIORITIES – MATERIAL ISSUES INCLUDE:

COMPANY REPUTATION
OPERATIONAL EFFICIENCIES
ENVIRONMENTAL RISKS
CULTURE
DIVERSITY & EQUAL OPPORTUNITY
CORPORATE GOVERNANCE

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PROXY SUMMARY

2019 HIGHLIGHTS & ACCOMPLISHMENTS

Our approach is formed by our commitment to be a leading responsible company, using our expertise for positive impact. Our commitment to conduct our business in an ethical and responsible way is crucial to our continued success.

vi	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

PROXY SUMMARY

EXECUTIVE COMPENSATION GOVERNANCE HIGHLIGHTS

Our executive compensation program is designed to attract, retain and motivate experienced and talented executives who can help the Company maximize shareholder value. We believe that we maintain a competitive compensation program that incorporates strong governance practices.

✓	WHAT WE DO

✓Utilize an Executive Compensation Program Designed to Align Pay with Performance
✓Conduct an Annual Say-on-Pay Vote
✓Seek Input From, Listen to and Respond to Shareholders
✓Employ a Clawback Policy
✓Utilize Share Ownership Guidelines for NEOs and directors, with a 10x base salary requirement for our CEO
✓Prohibit Hedging and Restrict Pledging of the Company’s Common Shares
✓Retain an Independent Compensation Consultant
✓Mitigate Inappropriate Risk Taking
✓Employ a Rigorous Bonus Program
✓Employ a 3-year “no-sell” clause for all time-based restricted shares or restricted share units awarded to the CEO, following the vesting or settlement date of the restricted shares or restricted share units, as applicable

✗ WHAT WE DO NOT DO
✗Provide Tax Gross-ups ✗Provide Excessive Perquisites ✗Reprice Share Options ✗Provide Excessive Change of Control or Severance Payments

SAY-ON-PAY RESPONSIVENESS - CHANGES TO THE EXECUTIVE COMPENSATION PROGRAM

At the Company’s 2019 Annual Meeting of Shareholders, approximately 93% of votes cast approved, on an advisory (non-binding) basis, our executive compensation (commonly referred to as “Say-on-Pay”), and approximately 7% of votes cast voted against the Say-on-Pay proposal. This level of support was a significant increase from the 2018 vote, in which approximately 42% of votes were cast in favor of this proposal.

Say-On-Pay Approval Percentages Since 2015

WWW.TANGEROUTLETS.COM	vii

PROXY SUMMARY

The 2019 Say-on-Pay results occurred after we made changes to our incentive programs in February of 2019 following an extensive shareholder outreach effort preceding the 2019 Annual Meeting in order to better understand our investors’ views regarding our executive compensation programs. The outreach efforts were led by Mr. David Henry, the Chair of the Compensation and Human Capital Committee at that time, together with the Chair of the Board at that time, Mr. Thomas Reddin, along with the Compensation and Human Capital Committee’s independent compensation consultant, FPL Associates L.P. (FPL), and members of management (excluding the Chief Executive Officer). We reached out to our 24 largest institutional shareholders who collectively owned approximately 80% (and spoke with and received feedback from shareholders who collectively owned 60%) of our outstanding common shares. These discussions allowed us to solicit individualized shareholder feedback on our compensation program and practices.

While investors generally supported the overall design and framework of our executive compensation system and acknowledged the positive changes that have been made over the years, in light of recent declining share price performance, we heard concerns and received valuable feedback regarding the magnitude of the CEO’s equity grant, and the portion of that grant that was not performance-based. As we value the feedback provided by our investors, the Board took action to specifically address their concerns while still maintaining a compensation program focused on retaining and motivating our executives. The Compensation and Human Capital Committee believes that the 2019 compensation changes described in the table below reflect our Board’s ongoing commitment to shareholder engagement and responsiveness.

WHAT WE HEARD	HOW WE RESPONDED
The magnitude of the CEO’s grant does not align with peers, particularly in an environment of subpar performance.	We reduced the grant date fair value of the CEO’s 2019 equity grant by approximately 21% as compared to the value of his 2018 equity grant.
A higher allocation of the CEO’s equity grant should be tied to performance-based vesting.	We increased the allocation of the 2019 award tied to performance by approximately 31%, as now a majority (60%) of the awarded grant date fair value is tied to performance (up from 46% in 2018)
A lower allocation of the CEO’s equity grant should be tied to time-based vesting.	We decreased the allocation of the 2019 award tied solely to service by approximately 26%, as now a minority (40%) of the awarded grant date fair value is tied solely to service (down from 54% in 2018).

The illustration below outlines the magnitude of the changes in the grant date fair value of the CEO equity awards from 2018 to 2019. For all other NEOs, the Compensation and Human Capital Committee also decided to increase the allocation of performance-based awards granted in 2019 to 60%, whereas the majority of the other NEOs’ awards granted in 2018 were tied to time-based vesting.

Given the operating results and share price performance achieved in 2019, the Compensation and Human Capital Committee determined that the CEO’s equity compensation should not be increased in 2020 and kept the CEO’s equity compensation, in terms of both grant date fair value and mix of performance-based versus time-based, the same as 2019.

viii	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

PROXY SUMMARY

CEO 2018 Equity Awards	Total LTI Award: $4,598,606	=	Performance-Based (46%) $2,111,479	+	Time-Based (54%) $2,487,127

	21% Decrease ($)		4% Increase ($)		41% Decrease ($)

CEO 2019 Equity Awards	Total LTI Award: $3,654,909	=	Performance-Based (60%) $2,192,945	+	Time-Based (40%) $1,461,964

No increase or change in allocation from 2019-2020	=		=		=

CEO 2020 Equity Awards	Total LTI Award: $3,654,919	=	Performance-Based (60%) $2,192,949	+	Time-Based (40%) $1,461,970

CEO realized pay since 2016 has been, or is expected to be, significantly less than the amount that was awarded (i.e., grant date fair value) in those respective years, reflecting our pay-for-performance alignment. The adjacent chart isolates the portion of our CEO’s compensation that is based exclusively on shareholder returns (i.e., the Company’s three-year absolute and relative Total Shareholder Return “TSR”). Of the total potential award value granted in the form of outperformance plan (“OPP”) awards over the past four years, in the aggregate, our CEO has earned, and is tracking to earn for those OPPs outstanding, zero value. We believe this reflects our consistent program philosophy of paying for performance.

Performance-Based Awards Granted Since 2016

WWW.TANGEROUTLETS.COM	ix

PROXY SUMMARY

2019 BUSINESS HIGHLIGHTS

As of December 31, 2019, our TSR over the past ten and twenty years was 13% and 718%, respectively, and approximately 1,030% since going public. During 2019, we faced similar industry headwinds that many of our peers experienced, particularly related to several retailer bankruptcies and brand-wide restructurings, that resulted in the Company recapturing approximately 198,000 square feet in its consolidated portfolio during the year. With strong leasing execution, we succeeded in accomplishing one of our key strategic goals of keeping our centers highly occupied with desirable tenants. This success, along with our enhanced marketing programs that focused on growing our loyalty program and highlighting the social element of shopping by conducting portfolio-wide experiential events throughout the year, we were able to achieve better than expected results for same-center net operating income, traffic and sales.

We are proud of these achievements as they point to our ability to strategically position the Company to withstand these current headwinds. Among other achievements in 2019, our executive officers and other dedicated employees led the Company to realize the following results:

Net Income	Net income available to common shareholders was $0.93 per share, or $86.5 million, compared to $0.45 per share, or $42.4 million, for the prior year.

Adjusted Funds from Operations (“AFFO”)*	AFFO available to common shareholders was $2.31 per share for the year ended December 31, 2019, or $226.1 million, compared to $2.48 per share, or $243.3 million, for the prior year.

Same Center Net Operating Income (“Same Center NOI”)*	Same Center NOI for the consolidated portfolio decreased 0.7% for the year ended December 31, 2019 due primarily to the impact of additional tenant bankruptcies, lease modifications and store closures.

Occupancy	97.0% occupied consolidated portfolio at year-end 2019 (compared to 96.8% on December 31, 2018), marking the 39th consecutive year with year-end occupancy of 95% or greater.

Quarterly Common Share Cash Dividends	Raised dividend in February 2019 by 1.4% on an annualized basis to $1.42 per share, marking our 26th consecutive annual dividend increase. Since becoming a public company in May 1993, the Company has paid a cash dividend each quarter and has increased its dividend each year.

Average Tenant Sales	Average tenant sales productivity for the consolidated portfolio was $395 per square foot for the year ended December 31, 2019, compared to $385 per square foot in the comparable prior year period.

Same Center Tenant Sales	Same center tenant sales performance for the overall portfolio increased 1.5% for the year ended December 31, 2019 compared to the year ended December 31, 2018.

Asset Dispositions	Sold four non-core properties and used the net proceeds of $128.2 million to repay outstanding balances under our unsecured lines of credit.

Interest Coverage Ratio	Maintained strong interest coverage ratio of 4.3 and 4.5 times for 2019 and 2018, respectively.

Occupancy cost	Occupancy cost ratio for the trailing twelve months ended December 31, 2019 was 10.0%, lowest among the public mall REITs.
*	AFFO and Same Center NOI are financial measures that the Company’s management believes to be important supplemental indicators of our operating performance and which are used by securities analysts, investors and other interested parties in the evaluation of REITs, but are not measures computed in accordance with GAAP. For a discussion of AFFO and Same Center NOI including a reconciliation to GAAP, please see Appendix A.

x	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

PROXY SUMMARY

As of December 31, 2019, we had reduced our total outstanding consolidated debt by approximately $143.1 million from the amount outstanding as of December 31, 2018. In addition, we had no amounts outstanding under our unsecured lines of credit, which provide for borrowings up to $600 million, and outstanding floating rate debt totaled approximately $11.4 million, representing less than 1% of total consolidated debt. Approximately 94% of our consolidated square footage was unencumbered. As of December 31, 2019, our outstanding debt had a weighted average interest rate of 3.5% and a weighted average term to maturity, including extension options, of approximately 5.5 years with no significant maturities until December 2023.

Thanks, in part, to these operational results, we were able to return additional value to our shareholders in 2019. We repurchased approximately 1.2 million common shares, totaling $20.0 million, during the year, at a weighted average price of $16.52 per share, leaving approximately $80.0 million available at December 31, 2019 under the existing share repurchase authorization. In January 2020, the Company’s Board of Directors approved a 0.7%, or $0.01 per share, increase in the annualized dividend on its common shares to $1.43 per share, marking the 27th consecutive annual dividend increase.

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PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
to be held on May 15, 2020

GENERAL INFORMATION

The Board of Directors of Tanger Factory Outlet Centers, Inc. (NYSE:SKT) is soliciting your proxy for use at the Annual Meeting of Shareholders of the Company to be held on Friday, May 15, 2020.

Unless the context indicates otherwise, the term “Company” refers to Tanger Factory Outlet Centers, Inc., the term “Board” refers to our Board of Directors, the terms “meeting” and “Annual Meeting” refers to the Annual Meeting of Shareholders of the Company to be held on May 15, 2020, and the term “Operating Partnership” refer to Tanger Properties Limited Partnership. We are a self-administered and self-managed real estate investment trust (referred to as a “REIT”). Our outlet centers and other assets are held by, and all of our operations are conducted by, the Operating Partnership. Accordingly, the descriptions of our business, employees and properties are also descriptions of the business, employees and properties of the Operating Partnership. The terms “we,” “our” and “us” refer to the Company or the Company and the Operating Partnership together, as the context requires.

Pursuant to the rules of the United States Securities and Exchange Commission (referred to as the “SEC”), we are providing certain of our shareholders with access to our Notice of Annual Meeting of Shareholders and Proxy Statement (referred to as the “proxy materials”) and Annual Report for the year ended December 31, 2019 (referred to as the “Annual Report”) over the internet. If you received by mail a Notice of Internet Availability of Proxy Materials, including a notice of Annual Meeting of Shareholders (referred to as the “Notice”), you will not receive a printed copy of the proxy materials unless you have previously made an election to receive these materials in printed form or make a new request. Instead, you will have the ability to access the proxy materials and Annual Report by visiting the website at http://www.edocumentview.com/SKT. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found on the Notice. In addition, any shareholder who received a Notice may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

The Annual Meeting will be a hybrid virtual meeting, which will be conducted via remote participation by visiting www.meetingcenter.io/287143514. You will be able to attend the Annual Meeting online and ask your questions during the meeting. In light of U.S. Center for Disease Control guidance not to hold gatherings of ten or more people, we are asking shareholders to attend the meeting virtually by visiting www.meetingcenter.io/287143514. To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is SKT2020.

We anticipate that our proxy materials and Annual Report will be available to shareholders on or about April 3, 2020.

DATE, TIME AND PLACE

Friday May 15, 2020 at 10:00 a.m., Eastern Time	To be held at: Corporate Office of Tanger Factory Outlet Centers, Inc. 3200 Northline Avenue, Suite 360 Greensboro, North Carolina 27408 (336) 292-3010 and at www.meetingcenter.io/287143514

Subject to any continuation(s), postponement(s) or adjournment(s) thereof.

ATTENDING THE ANNUAL MEETING

As part of our effort to maintain a safe and healthy environment for our directors, members of management and shareholders who wish to attend the 2020 Annual Meeting, in light of the COVID-19 pandemic, we have decided to offer shareholders the opportunity to attend the 2020 Annual Meeting virtually by visiting www.meetingcenter.io/287143514 in addition to hosting the annual meeting at our Corporate Office. You may attend the 2020 Annual Meeting only if you are a shareholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the 2020 Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.meetingcenter.io/287143514. In light of U.S. Center for Disease Control guidance not to hold gatherings of ten or more people, we are asking shareholders to attend the meeting virtually by visiting www.meetingcenter.io/287143514. To participate in the 2020 Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is SKT2020.

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GENERAL INFORMATION

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your right to vote your Company shares along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 11, 2020.

You will receive a confirmation of your registration by email after Computershare receives your registration materials. Requests for registration should be directed to Computershare at the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail

Computershare
Tanger Factory Outlet Centers, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

The meeting webcast will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:40 a.m. Eastern Time, and you should allow ample time for check-in procedures.

WHO CAN VOTE; VOTES PER SHARE

All holders of record of our common shares, par value $.01 per share (referred to as the “Common Shares”), as of the close of business on the record date, March 18, 2020, are entitled to attend and vote on all proposals at the meeting. Each Common Share entitles the holder thereof to one vote. At the close of business on March 18, 2020, Common Shares totaling 93,076,701 were issued and outstanding. In addition, at the close of business on March 18, 2020, units of partnership interest in the Operating Partnership, which may be exchanged on a one-to-one basis for Common Shares of the Company, totaled 4,911,173 units. Units of partnership interest are not entitled to vote at this meeting.

HOW TO VOTE

SHAREHOLDER OF RECORD-GRANTING A PROXY

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to vote at the annual meeting or to vote by proxy. If you plan to vote online during the meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is SKT2020. Prior to the meeting, you may vote by any of the following methods:

ONLINE	BY PHONE	BY MAIL	QR CODE

www.envisionreports.com/SKT	1-800-652-VOTE (8683)	Fill out your proxy card and drop in the mail in the enclosed postage paid envelope	Use your smartphone or tablet to scan the QR Code

If you wish to vote by proxy, you may vote using the internet, by telephone, or (if you received printed proxy materials) by completing a proxy card and returning it by mail in the envelope provided. Note that, in light of possible disruptions in mail service related to the COVID-19 pandemic, we encourage shareholders to submit their proxy online, by phone or using your smartphone or tablet. When you vote by proxy, you authorize our officers listed on the proxy card to vote your shares on your behalf as you direct. Votes submitted electronically must be received by 1:00 a.m., Eastern Time, on May 15, 2020.

If you sign and return a proxy card, or vote using the internet or by telephone, but do not provide instructions on how to vote your shares, the designated officers will vote on your behalf as follows:

●FOR the election of each of the seven individuals named in this Proxy Statement to serve as directors;
●FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and
●FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

2	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

GENERAL INFORMATION

BENEFICIAL OWNER-VOTING INSTRUCTIONS

If your shares are held in a brokerage account or by a bank or other nominee, the broker, bank or nominee is considered, with respect to those shares, the shareholder nominee, or the shareholder of record, and you are considered the beneficial owner of shares held in street name. If you are a beneficial owner but not the shareholder of record, your broker, bank or nominee will vote your shares as directed by you. If you wish to vote your shares in person at the annual meeting, you must obtain a proxy from your broker, bank or nominee giving you the right to vote the shares at the meeting. If you wish to vote your shares online during the annual meeting, you should contact your broker, bank or nominee and see below under “Virtual Meeting Information”.

If your shares are held in street name by a broker, bank or other nominee, you may direct your vote by submitting your voting instructions to your broker, bank or other nominee. Please refer to the voting instructions provided by your broker, bank or other nominee. Your broker, bank or nominee must vote your shares as you direct. If your shares are held by your shareholder nominee and you do not give your shareholder nominee voting instructions, your shares will not be voted with respect to the election of our directors and the approval, on an advisory (non-binding) basis of the compensation of our named executive officers. Therefore, to be sure your shares are voted on these matters, please instruct your broker, bank or other nominee as to how you wish such shareholder nominee to vote. Your broker does, however, have discretionary authority to vote on the ratification of the appointment of the independent registered public accounting firm, and may do so even when you have not provided instructions on that matter.

QUORUM AND VOTING REQUIREMENTS

Under our By-Laws, a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter at the annual meeting. Under our By-Laws and North Carolina law, shares represented at the meeting by proxy for any purpose will be deemed present for quorum purposes for the remainder of the meeting. In uncontested elections, directors will be elected if the votes cast for the nominee’s election exceed the votes cast against the nominee’s election by the Common Shares entitled to vote in the election, provided that a quorum is present. In a contested election, directors are elected by a plurality of the votes cast by the Common Shares entitled to vote in the election. An election is contested if the Secretary of the Company determines that the number of nominees, as determined in accordance with the Company’s By-Laws, exceeds the number of directors to be elected, and the Secretary has not rescinded such determination by the record date. If directors are to be elected by a plurality of votes cast, shareholders shall not be permitted to vote against a nominee. This year’s election is uncontested. Accordingly, directors will be elected if the votes cast for the nominee’s election exceed the votes cast against the nominee’s election. In addition, Proposals 2 and 3 will be approved if the votes cast for the proposal exceed the votes cast against the proposal. Abstentions, broker non-votes and shares that are present at the meeting for any other purpose but that are not voted on a particular proposal will not affect the outcome of the vote on the election of directors or Proposals 2 or 3. Any other proposal to properly come before the meeting will be approved if the votes cast for the proposal exceed the votes cast against the proposal unless the North Carolina Business Corporation Act requires a greater number of affirmative votes.

REVOCATION OF PROXIES

You may revoke your proxy at any time before it is voted. If you hold your shares in your own name as a shareholder of record, you may revoke your proxy or change your vote in any of the following ways:

●by signing and submitting a new proxy card;
●by submitting new votes through internet or telephone voting;
●by delivering to the Secretary of the Company written instructions revoking your proxy; or
●by attending the meeting and voting during the meeting.

You cannot revoke your proxy by merely attending the meeting. If you dissent, you will not have any rights of appraisal with respect to the matters to be acted upon at the meeting.

If your shares are held in street name by a broker, bank or other nominee, you may revoke your voting instructions by submitting new voting instructions to the broker, bank or other nominee who holds your shares.

PROXY SOLICITATION

We are making this solicitation and will pay the entire cost of preparing and distributing the Notice, proxy materials and Annual Report and of soliciting proxies from the holders of our Common Shares. If you choose to access the proxy materials and Annual Report and/or vote over the internet, you are responsible for any internet access charges you may incur. We have retained the services of Okapi Partners LLC to assist us in the solicitation of proxies for a fee of $8,000 plus out of pocket expenses. Our directors, officers and employees may, but without compensation other than their regular compensation, also solicit proxies by telephone, fax, e-mail or personal interview. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the Notice, proxy materials and Annual Report to beneficial owners.

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GENERAL INFORMATION

VIRTUAL MEETING INFORMATION

As part of our efforts to maintain a safe and healthy environment for our directors, members of management and shareholders who wish to attend the 2020 Annual Meeting, in light of the COVID-19 pandemic, we believe that offering shareholders the opportunity to attend and participate in the 2020 Annual Meeting via remote participation this year is in the best interest of the Company and its shareholders. Allowing shareholders to attend virtually also enables increased shareholder attendance and participation because shareholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.meetingcenter.io/287143514. To participate in the 2020 Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is SKT2020. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting, and the information for assistance will be located on www.meetingcenter.io/287143514.

To participate in the 2020 Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is SKT2020.

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your right to vote your Company shares along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 11, 2020.

You will receive a confirmation of your registration by email after Computershare receives your registration materials. Requests for registration should be directed to Computershare at the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail

Computershare
Tanger Factory Outlet Centers, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions that are pertinent to the Company and the meeting matters, as time permits.

4	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

Our By-Laws provide that directors be elected at each Annual Meeting of Shareholders. In connection with the retirement of three independent directors in May 2020, the Board expects to decrease the size of the Board from ten to seven members. The Board has nominated seven director candidates for election to the Board at the annual meeting. Each of the seven nominees for director designated below is presently a director of the Company.

It is expected that each of these nominees will be able to serve, but if any such nominee is unable to serve, or for good cause will not serve, the proxies reserve discretion to vote for a substitute nominee or nominees designated by the Board of Directors, or the Board may elect to reduce its size. The terms of all of our directors expire at the next Annual Meeting of Shareholders or when their successors are elected and qualified.

DIRECTOR RESIGNATION POLICY

Our By-Laws provide that in uncontested elections, nominees will be elected if votes cast for each nominee’s election exceed the votes cast against such nominee’s election, provided that a quorum is present. Pursuant to our director resignation policy, the Board will nominate for re-election as directors only candidates who agree to tender their irrevocable resignation at or prior to their nomination. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with the director resignation policy. The resignations will only become effective upon the occurrence of both the failure to receive the required majority vote for election and Board acceptance of the resignations. If a director nominee does not receive the required vote, the Nominating and Corporate Governance Committee or another committee consisting solely of independent directors (excluding the director nominee in question) will consider and make a recommendation to the Board as to whether to accept or reject the director nominee’s previously tendered resignation. The Board (excluding the director nominee in question) will make a final determination as to whether to accept or reject the director nominee’s resignation within 90 days following the certification of the shareholder vote. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. The Company will then promptly disclose the Board’s decision in a document furnished or filed with the SEC.

BOARD DIVERSITY AND REFRESHMENT

The Board seeks a mix of backgrounds and experience among its members. We believe that decision making is improved when various perspectives contribute to the discussion. In evaluating director candidates, the Nominating and Corporate Governance Committee uses its judgment to identify nominees whose viewpoints, backgrounds, experience, gender, race, ethnicity and other attributes, taken as a whole, contribute to the high standards of Board service at the Company. While the Board does not follow any ratio or formula to determine the appropriate mix, the Board is committed to increasing gender and racial diversity among directors over time and, as reflected in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee is committed to including highly qualified women and minority candidates in each search the Board undertakes. The Nominating and Corporate Governance Committee assesses its performance as to all aspects of the selection and nomination process for directors, including diversity, as part of its annual self-evaluation process.

The Board’s commitment to diversity is reflective of the Company’s policy of inclusiveness throughout the organization. Our management team reflects gender and racial diversity as well as diversity of viewpoints, background and experience. For example, more than fifty percent of the members of our executive leadership team are women.

Luis A. Ubiñas was appointed to our Board of Directors, effective July 29, 2019. Mr. Ubiñas’ appointment, along with the recent addition of Susan E. Skerritt, reflects the board’s focused effort to refresh the composition of the Board and foster its diverse composition. Furthermore, the Company’s three longest serving independent directors, Allan L. Schuman, William G. Benton, and Thomas E. Robinson, will retire from the Board at the end of their current term at the annual meeting and have therefore not been nominated for re-election. In May of 2019, as part of the Board’s chair rotation practice, David B. Henry was appointed to the role of Non-Executive Chair of the Board, replacing Thomas J. Reddin. Our focus on Board composition reflects our thoughtful approach and commitment to ongoing Board refreshment and diversification. These changes have further increased the diversity of our Board in terms of gender, ethnicity and career experience.

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PROPOSAL 1 ELECTION OF DIRECTORS

NOMINEE QUALIFICATIONS

The biographical description below for each nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board of Directors that such person should serve as a director of the Company. Each of our director nominees has achieved an extremely high level of success in his or her career. In these positions, each has been directly involved in the challenges relating to setting the strategic direction of or managing and overseeing the financial performance, personnel and processes of complex, public and private companies. Each has had exposure to effective leaders, and as a result, we believe has developed the ability to judge leadership qualities. Each also has experience in serving as an executive or on the board of directors of at least one other major corporation, which we believe provides additional relevant experience on which each nominee can draw.

INFORMATION REGARDING NOMINEES

Jeffrey B. Citrin
Independent Director Age 62 Director since July 28, 2014 Senior Advisor and Vice Chairman of Square Mile Capital Management LLC Committees: Audit (Chair), Compensation & Human Capital

BACKGROUND
Director of the Company since July 28, 2014. Mr. Citrin serves as Senior Advisor and Vice Chairman of Square Mile Capital Management LLC, a private New York-based investment firm focusing on real estate related opportunities, which Mr. Citrin founded in 2006. From 1994 to 2005 he was President and co-founder of Blackacre Capital Management LLC, now known as Cerberus Institutional Real Estate. Mr. Citrin served as Managing Director of the Commercial Mortgage Investment Unit of Oppenheimer & Company, Inc. from 1993 to 1994. From 1991 to 1993, he was Vice President of the Distressed Real Estate Principal Group of Credit Suisse First Boston, Inc. and, from 1986 to 1991, Mr. Citrin served as Vice President of the Real Estate Investment Banking Unit of Chemical Bank. He was an attorney in the real estate practices of Kelley Drye & Warren LLP and Proskauer Rose LLP from 1983 to 1986. Mr. Citrin served as an Independent Trustee of First Union Real Estate and Mortgage, now known as Winthrop Realty Trust, from 2001 to 2003 and currently serves on the Board of Directors of Trinity Place Holdings Inc. (NYSE: TPHS), the Board of Advisors of the Hospital for Special Surgery in New York and as Co-Chairman of the Hood Museum Board of Overseers.

QUALIFICATIONS FOR THE TANGER BOARD
Mr. Citrin has over 30 years of experience in public company and private company real estate investment during which he has structured complex real estate and financial transactions. The Board benefits from this technical experience as well as from Mr. Citrin’s extensive executive, management and legal experience.

OTHER PUBLIC COMPANY BOARDS
Trinity Place Holdings Inc.

6	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS
David B. Henry

Non-Executive Chair of the Board

Independent Director

Age 71

Director since
January 1, 2016

Retired Vice Chairman of the Board of Directors and Chief Executive Officer of Kimco Realty Corporation

Committees:
Audit, Compensation & Human Capital, Nominating & Corporate Governance

BACKGROUND
Non-Executive Chair of the Board since May 17, 2019 and director of the Company since January 1, 2016. Mr. Henry was formerly the Vice Chairman of the Board of Directors and Chief Executive Officer of Kimco Realty Corporation (“Kimco”), a publicly-traded REIT. He served as Kimco’s Chief Executive Officer from December 2009 to January 2016 and as Vice Chairman of the Board of Directors from April 2001 to January 2016. Prior to joining Kimco, he spent 23 years at G.E. Capital Real Estate, General Electric’s former real estate division, where he served as the Senior Vice President & Chief Investment Officer and was Chairman of the Investment Committee and member of the Credit Committee. Mr. Henry is a past Trustee and served as 2011-2012 Chairman of the International Council of Shopping Centers, was a former Vice-Chairman of the Board of Governors of the National Association of Real Estate Investment Trusts and a former member of the Executive Board of the Real Estate Roundtable. His other public REIT board experience includes service on the boards of Healthpeak Properties, Inc. since January 2004, where he serves as Chairman of the Finance Committee, VEREIT, Inc. since September 2015, and Columbia Property Trust, Inc. since January 2016. Mr. Henry is also a director of Fairfield County Bank, a private Connecticut mutual savings bank, director of Starwood Real Estate Income Trust, a non-traded REIT, and the co-founder of Peaceable Street Capital, a preferred equity lender for income producing commercial real estate properties. In addition, he serves on the real estate advisory boards of New York University, Baruch College, ALTO Real Estate Funds and Shift Capital.

QUALIFICATIONS FOR THE TANGER BOARD
Mr. Henry has over 39 years of real estate industry experience with multinational, publicly traded companies. The Board benefits from his familiarity with the REIT industry, particularly the retail sector, as well as from his extensive executive, financial and management expertise.

OTHER PUBLIC COMPANY BOARDS
Columbia Property Trust, Inc.
Healthpeak Properties, Inc.
VEREIT

Thomas J. Reddin
Independent Director Age 59 Director since July 26, 2010 Managing Partner and Owner of Red Dog Ventures, LLC Committees: Audit, Compensation & Human Capital (Chair)

BACKGROUND
Director of the Company since July 26, 2010 and served as Non-Executive Chair of the Board from May 20, 2016 to May 17, 2019. Mr. Reddin has served as Managing Partner and Owner of Red Dog Ventures, LLC, a venture capital firm, since 2009. His prior experience includes serving as Chief Executive Officer of Richard Petty Motorsports from 2008 to 2009 and as Chief Executive Officer from 2005 to 2007 and President and Chief Operating Officer from 2000 to 2005 of LendingTree. com. Mr. Reddin also held various senior leadership positions at Coca-Cola Company from 1995 to 1999, including Vice President, Consumer Marketing of Coca-Cola USA, and at Kraft Foods, Inc. from 1982 to 1995. Mr. Reddin has served on the Board of Directors of Deluxe Corporation since February 2014 and Asbury Automotive Group since June 2014, and previously served on the Board of Directors of Premier Farnell plc from September 2010 to October 2016 and of Valassis Communications Inc. from July 2010 to February 2014.

QUALIFICATIONS FOR THE TANGER BOARD
Mr. Reddin has over 33 years of experience in consumer marketing and e-commerce, including executive and management experience. His experience in growing and building businesses and developing and marketing brand name consumer products enables him to provide invaluable insights into helping the Company elevate its brand.

OTHER PUBLIC COMPANY BOARDS
Asbury Automotive Group
Deluxe Corporation

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PROPOSAL 1 ELECTION OF DIRECTORS

Bridget M. Ryan-Berman
Independent Director Age 59 Director since January 1, 2009 Managing Partner of Ryan Berman Advisory, LLC Committees: Compensation & Human Capital, Nominating & Corporate Governance (Chair)

BACKGROUND
Director of the Company since January 1, 2009. Ms. Ryan-Berman has served as a Managing Partner at Ryan Berman Advisory, LLC, a strategic advisory and consulting firm, since January 2018. From June 2016 to December 2017, she served as Chief Experience Officer of Enjoy Technology, Inc., a provider of setup and training services for tech products. From 2015 to 2016, she was an independent consultant advising multi-channel brands and companies on business innovation and large-scale transformation designed around the customer experience. From 2011 to 2015, Ms. Ryan-Berman served as Chief Executive Officer of Victoria’s Secret Direct, LLC, an online and catalogue division of Victoria’s Secret, a specialty retailer of women’s lingerie, beauty products, apparel and accessories. She was formerly an independent consultant advising clients in the retail, wholesale and financial investment sectors providing strategic planning, business development and executive coaching services. Ms. Ryan-Berman served as Chief Executive Officer of Giorgio Armani Corp., the wholly owned U.S. subsidiary of Giorgio Armani S.p.A., a provider of fashion and luxury goods products, from 2006 to 2007 and as Vice President/Chief Operating Officer of Apple Computer Retail from 2004 to 2005. Ms. Ryan-Berman also held various executive positions with Polo Ralph Lauren Corporation, including Group President of Polo Ralph Lauren Global Retail, from 1992 to 2004 and various capacities at May Department Stores, Federated Department Stores, and Allied Stores Corp. from 1982 to 1992. Ms. Ryan-Berman has served on the board of directors of Asbury Automotive Group since April 2018 and on the board of directors of Newell Brands Inc. since May 2018. Ms. Berman was a member of the board of directors, and served on the audit committee for J. Crew Group, Inc. from 2005 to 2006. She also serves on the board of Tegra Global and serves as Chair of the Board of Directors of BH Cosmetics.

QUALIFICATIONS FOR THE TANGER BOARD
Ms. Ryan-Berman has over 37 years of experience in the retail business and, as a senior level executive, has helped oversee the strategies and operations of some of the leading fashion and luxury goods groups in the world. She serves as a strategic advisor and board director for multi-channel consumer companies focused on the acceleration of brand growth and business development, digital transformation and consumer engagement. Ms. Ryan-Berman’s extensive experience in apparel and retailing enables her to provide invaluable insight into the environment in which the Company operates.

OTHER PUBLIC COMPANY BOARDS
Asbury Automotive Group
Newell Brands Inc.

Susan E. Skerritt
Independent Director Age 65 Director since July 30, 2018 Senior Advisor, Promontory Financial Group Committees: Audit, Nominating & Corporate Governance

BACKGROUND
Director of the Company since July 30, 2018. Ms. Skerritt has been a Senior Advisor to Promontory Financial Group, a financial services company and wholly owned subsidiary of IBM, guiding clients on regulatory, governance, and risk management matters, since 2018. She was formerly Chairwoman, Chief Executive Officer and President of Deutsche Bank Trust Company Americas (“Deutsche Bank”), Deutsche Bank’s U.S. commercial banking entity, from 2016 to 2018. Previously at Deutsche Bank, beginning in 2013, she led the transaction banking businesses in North and South America, and also led the global correspondent banking business. Prior to Deutsche Bank, Ms. Skerritt spent seven years at Bank of New York Mellon. She served as an Executive member of the board of directors of Bank of New York Mellon Trust Company, NA and as an Executive Vice President, co-leading the acquisition and integration of the JPMorgan Corporate Trust business. Earlier in her career she held various leadership roles at companies including Morgan Stanley, Treasury Strategies, Ernst & Young and Manufacturers Hanover Trust Company. Since February 2018, Ms. Skerritt has been a Director of Royal Bank of Canada USA, serving as the Chair of the Human Resources and Corporate Governance Committee and a member of the Audit and Risk Committees. She has also served on the Board of Trustees of Hamilton College since 1994, has been a Director of The Brooklyn Hospital Center since 2013 and has been a Director of the Falcon Group since February 2020.

QUALIFICATIONS FOR THE TANGER BOARD
With a 36-year financial career as a demonstrated leader with deep expertise in global financial markets, regulatory compliance, and risk management, Ms. Skerritt brings valuable perspective to Tanger’s Board.

OTHER PUBLIC COMPANY BOARDS
None

8	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

Steven B. Tanger
Age 71 Director since May 13, 1993 Chief Executive Officer Committees: None

BACKGROUND
Director of the Company since May 13, 1993. Mr. Tanger has served as the Company’s Chief Executive Officer since May 2017; President and Chief Executive Officer from January 2009 to May 2017; President and Chief Operating Officer from January 1995 to December 2008; and Executive Vice President from 1986 to December 1994. Mr. Tanger served on the board of directors of The Fresh Market, Inc. from June 2012 to April 2016.

QUALIFICATIONS FOR THE TANGER BOARD
Mr. Tanger joined the Company’s predecessor in 1986 and is the son of the Company’s founder, Stanley K. Tanger. Together with his father, Mr. Tanger has helped develop the Company, which as of March 1, 2020, consisted of 39 upscale outlet shopping centers in 20 states and in Canada, totaling approximately 14.3 million square feet leased to over 2,800 stores operated by more than 515 different brand name companies. Mr. Tanger provides an insider’s perspective in Board discussions about the business and strategic direction of the Company and has experience in all aspects of the Company’s business.

OTHER PUBLIC COMPANY BOARDS
None

Luis A. Ubiñas
Age 57 Director since July 29, 2019 Former President, Ford Foundation Committees: Audit, Nominating & Corporate Governance

BACKGROUND
Director of the Company since July 29, 2019. Since 2014, Mr. Ubiñas has served on the Board of Trustees of the Pan American Development Foundation, which invests nearly $100 million annually in sustainable development projects in Latin America and the Caribbean. From 2008 to 2013, he was President of the Ford Foundation, then the second-largest foundation in the United States, where he led a broad-based restructuring of the organization, including a strategic resetting of its programs, reinvestment of over 80% of the endowment, and a rebuilding of facilities and systems. Previously, Mr. Ubiñas spent eighteen years at McKinsey & Company where, as a Senior Partner, he led the firm’s media practice during the transition from analog to digital and omnichannel platforms. Since September 2010, Mr. Ubiñas has been a Director of Electronic Arts Inc. and currently serves as its Lead Independent Director and Chair of the Nominating and Governance Committee. In addition, he has served on the board of Boston Private Financial Holdings since September 2017. Mr. Ubiñas is a board member and chair of the finance committee of the New York Public Library, Vice Chair of the Statue of Liberty-Ellis Island Foundation and a member of the Advisory Board of the United Nations Fund of International Partnerships.

QUALIFICATIONS FOR THE TANGER BOARD
As a demonstrated leader with deep expertise in helping companies adopt successful strategies during periods of transformation, Mr. Ubiñas brings valuable perspective to Tanger’s Board.

OTHER PUBLIC COMPANY BOARDS
Electronic Arts Inc.

Vote Required. The nominees will be elected if votes cast for each nominee’s election exceed the votes cast against such nominee’s election, provided that a quorum is present. Accordingly, abstentions, broker non-votes and Common Shares present at the meeting for any other purpose but which are not voted on this proposal will not affect the outcome of the vote on the nominees. The seven nominees who were approved by the Nominating and Corporate Governance Committee for inclusion on the proxy card are standing for re-election.

THE BOARD RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES SET FORTH ABOVE.

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PROPOSAL 1 ELECTION OF DIRECTORS

DIRECTOR INDEPENDENCE

Our Corporate Governance Guidelines and the listing standards of the NYSE require that a majority of our directors be “independent” and that every member of the Board’s Audit Committee, Compensation and Human Capital Committee, and Nominating and Corporate Governance Committee be “independent,” in each case as such term is defined by the NYSE listing requirements. Generally, independent directors are those directors who are not concurrently serving as officers of the Company and who have no material relationship with us. We presently have ten directors, including nine independent directors. Our Board has affirmatively determined that the following nine current directors are “independent,” as that term is defined under the listing standards of the NYSE:

William G. Benton, Jeffrey B. Citrin, David B. Henry, Thomas J. Reddin, Thomas E. Robinson, Bridget M. Ryan-Berman, Allan L. Schuman, Susan E. Skerritt and Luis A. Ubiñas. Steven B. Tanger is concurrently serving as our CEO and, therefore, is not independent.

In determining the independence of our directors, the Board considered that Ms. Ryan-Berman is a director of Newell Brands Inc., the owner of a portfolio of brands, including one of our tenants. Our Board considered the nature of this relationship and the dollar value of the annual rental payments received from the tenant and determined that the relationship does not impair Ms. Ryan-Berman’s independence.

BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT

Pursuant to our By-Laws and our Corporate Governance Guidelines, our Board determines the appropriate board leadership structure for our Company from time to time. As part of our annual Board self-evaluation process, we evaluate our leadership structure to ensure that the Board continues to believe that it provides the optimal structure for our Company and shareholders. We recognize that different board leadership structures may be appropriate for companies in different situations.

We operate under a board leadership structure with separate roles for our CEO and our Non-Executive Chair of the Board, who has been determined independent. Our current leadership structure permits the CEO to focus his attention on managing our Company and permits the Non-Executive Chair to manage the Board. Accordingly, we believe our current leadership structure, with Mr. Steven B. Tanger serving as CEO and Mr. David B. Henry serving as Non-Executive Chair of the Board, is the optimal structure for us at this time.

The Board is responsible for overseeing the Company’s risk management processes, and our Audit Committee, or other committees as discussed in the Corporate Responsibility section below, assists the Board in fulfilling this responsibility. The Audit Committee receives reports from management at least quarterly regarding the Company’s assessment of risks. These risks relate to a range of issues including strategy, operations and cybersecurity, among others. The Audit Committee, which also considers our risk profile, reports regularly to the full Board on these matters. The Audit Committee and the full Board focus on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensure that risks undertaken by us are consistent with the Board’s levels of risk tolerance. While the Board oversees our overall risk management, our management is responsible for day-today risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company. The Board does not believe that its role in the oversight of the Company’s risks affects the Board’s leadership structure. The Company has reviewed its compensation policies and practices and has determined that it has no policies or practices that are reasonably likely to have a material adverse effect on the Company.

CORPORATE RESPONSIBILITY

ESG principles provide our stakeholders with an additional perspective on the Company’s performance.

Transparent disclosure practices, governance and ethics policies, strong employee engagement and deep community commitment are all important factors for our enterprise. The Board’s oversight of our ESG initiatives reflects our goal of delivering long-term value to all of our stakeholders including retail partners, shareholders, customers, community partners and employee team members. During 2019, the Board amended the charters of the Nominating and Corporate Governance Committee and the Compensation and Human Capital Committee to allocate to each committee the primary responsibility for the oversight of certain ESG matters.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

The Board held six regular meetings during 2019. Each of the incumbent directors in office during 2019 attended at least 90% of the Board meetings and meetings of committees on which the director served, during the period in which such person served as a director. We do not have a formal policy of attendance for directors at our Annual Meeting of Shareholders. Eight of our nine directors who were serving at the time of the 2019 Annual Meeting of Shareholders attended the meeting.

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PROPOSAL 1 ELECTION OF DIRECTORS

Pursuant to our Corporate Governance Guidelines, non-management directors are required to meet in executive sessions following each regularly scheduled quarterly Board meeting. The Non-Executive Chair of the Board presides at all executive sessions at which he is in attendance. In addition, to the extent applicable, non-management directors who are not independent under the rules of the NYSE may participate in these executive sessions, but our independent directors meet in executive session at least once per year.

ANTI-HEDGING POLICY

The Company has established an anti-hedging policy applicable to our executive officers, directors and employees. The policy prohibits any director or executive officer of the Company from trading in puts, calls, options or other derivative securities based on the Company’s securities. In addition, certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow a shareholder to lock in much of the value of his or her holdings, often in exchange for all or part of the potential upside appreciation in the shareholdings. These transactions allow the shareholder to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the owner may no longer have the same objectives as the company’s other shareholders. Therefore, executive officers, directors and employees may not engage in any such transactions with respect to the Common Shares they own.

COMMITTEES OF THE BOARD

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The current committees are the Audit Committee, the Compensation and Human Capital Committee, and the Nominating and Corporate Governance Committee. In accordance with NYSE listing standards, all of the committees are comprised solely of independent directors. Charters for each of the Audit, Compensation and Human Capital, and Nominating and Corporate Governance Committees are available on the Company’s website at www.tangeroutlets.com by first clicking on “INVESTOR RELATIONS,” then ”GOVERNANCE” and then “GOVERNANCE DOCUMENTS.”

The table below shows the current membership for each of the standing committees.

	Age	Years on Board	Independent	Audit Committee	Compensation and Human Capital Committee	Nominating and Corporate Governance Committee
William G. Benton**	74	26	●
Jeffrey B. Citrin	62	5	●
David B. Henry*	71	4	●
Thomas J. Reddin	59	9	●
Thomas E. Robinson**	72	26	●
Bridget M. Ryan-Berman	59	11	●
Allan L. Schuman**	85	15	●
Susan E. Skerritt	65	1	●
Steven B. Tanger	71	26
Luis A. Ubiñas	57	<1	●

Member	Chair	*	Non-Executive Chair	**	Not nominated for reelection

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PROPOSAL 1 ELECTION OF DIRECTORS

AUDIT COMMITTEE

The Board has established an Audit Committee currently consisting of seven of our independent directors, each of whom satisfies the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (referred to as the “Exchange Act”), each of which have been determined by the Board to be “financially literate” as defined in the listing requirements of the NYSE and six of which qualify as an “audit committee financial expert,” as that term is defined in Item 407(d) of Regulation S-K.

PURPOSE AND RESPONSIBILITIES

●	Assists the Board in fulfilling its oversight of:
●	the integrity of our financial statements;
●	our compliance with legal and regulatory requirements;
●	the qualifications and independence of our independent registered public accountants;
●	the performance of our independent registered public accountants and our internal audit function, and
●	our enterprise risk management;
●	Prepares any audit committee report required by the SEC to be included in our annual Proxy Statement;
●	Appoints, retains, oversees and provides compensation for the work of our independent registered public accountants and approves in advance, or adopts appropriate procedures to approve in advance, all audit and non-audit services provided by the independent registered public accountants; and
●	Discusses with management the Company’s policies with respect to risk assessment and risk management, the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

During 2019, there were five meetings of the Audit Committee.

COMPENSATION AND HUMAN CAPITAL COMMITTEE

The Board has established a Compensation and Human Capital Committee, formerly called the Compensation Committee, currently consisting of five of our independent directors, each of whom meets the NYSE’s additional standards for compensation committee membership and each qualifies as a non-employee director for purposes of Section 16 of the Exchange Act.

PURPOSE AND RESPONSIBILITIES

●	Reviews and approves the corporate goals and objectives relevant to the compensation of the CEO;
●	Evaluates the CEO’s performance in light of those goals and objectives and, either as a committee or together with other independent directors (as directed by the Board), determines compensation for our CEO;
●	Makes recommendations to the Board with respect to the compensation of other executive officers and directors;
●	Administers our Incentive Award Plan, except in the case of awards to non-employee directors for which the plan is administered by the Board. This plan provides for the issuance of equity-based awards to the Company’s employees, directors, and consultants (other than non-employee directors);
●	Selects the employees and consultants (other than non-employee directors) to whom equity-based awards under the Incentive Award Plan will be granted and establishes the terms and conditions of the awards; and
●	Reviews programs and strategies related to human capital management, including retention, management succession, diversity, culture and engagement.

During 2019, there were three meetings of the Compensation and Human Capital Committee.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Board has established a Nominating and Corporate Governance Committee currently consisting of seven of our independent directors.

PURPOSE AND RESPONSIBILITIES

●	Makes recommendations to the Board regarding changes in the size of the Board or any committee of the Board;
●	Recommends individuals for the Board to nominate for election as directors;
●	Recommends individuals for appointment to committees of the Board;
●	Establishes procedures for the Committee’s oversight of the evaluation of the Board and management;
●	Recommends approaches to director orientation and continuing education and develops and recommends to the Board corporate governance guidelines;
●	Evaluates annually the effectiveness of the Board as a whole and identifies any areas in which the Board may be better served by adding new members with different skills, backgrounds or areas of experience;
●	Assists the Board in maintaining a skills matrix as a tool for considering the experience of directors; and
●	Reviews the Company’s programs with respect to the environment and sustainability.

During 2019, there were four meetings of the Nominating and Corporate Governance Committee.

In identifying qualified director candidates for election to the Board and to fill vacancies on the Board, the Nominating and Corporate Governance Committee solicits current directors for the names of potentially qualified candidates, may ask directors to pursue their own business contacts for the names of potentially qualified candidates and may recommend that the Board engage a third party search firm to identify names of potentially qualified candidates. In 2019, the Nominating and Corporate Governance Committee considered a potential director candidate recommended by a non-management director, who would increase the diversity, skills and experience of the Board as a whole. Members of the Committee met with the candidate, Luis Ubiñas, and noted his expertise as a strategic thinker and change agent with deep experience in the marketing and media arenas. Mr. Ubiñas’ board experience, coupled with his proven track record of success, complement the existing strengths of our Board. Following further consideration and evaluation, and upon the recommendation of the Nominating and Corporate Governance Committee, he was appointed to the Board effective July 29, 2019 and recommended by the Nominating and Corporate Governance Committee for election at the 2020 Annual Meeting of Shareholders.

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PROPOSAL 1 ELECTION OF DIRECTORS

The Board values directors who will bring a sufficient range of different perspectives to bear, generate appropriate discussion and debate, and fulfill their oversight responsibilities to foster significant value creation for our shareholders. The Board considers director candidates based on a number of factors including: whether the Board member will be “independent” in accordance with our Corporate Governance Guidelines and as such term is defined by the NYSE listing requirements; personal integrity and other qualities and characteristics, accomplishments and reputation in the business community; experience with businesses and other organizations of comparable size and current knowledge and contacts in the Company’s industry or other industries relevant to the Company’s business; experience and understanding of the Company’s business and financial matters affecting its business; ability and willingness to commit adequate time to Board and committee matters; the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to the needs of the Company; and diversity of viewpoints, background, experience, gender, race, ethnicity and other attributes. It is the policy of the Nominating and Corporate Governance Committee to consider nominees for the Board recommended by the Company’s shareholders in accordance with the procedures described under “Other Matters-Shareholder Proposals and Nominations for the 2021 Annual Meeting of Shareholders-Shareholder Suggestions for Director Nominations” in this Proxy Statement. Shareholder nominees who are recommended in accordance with these procedures will be given the same consideration as nominees for director from other sources.

COMMUNICATIONS WITH DIRECTORS

Any shareholder or interested party is welcome to communicate with our Non-Executive Chair of the Board, any other director, the non-management directors as a group or the Board of Directors as a whole by writing to the relevant director(s) as follows: Tanger Factory Outlet Centers, Inc., Attention Non-Executive Chair, c/o the Corporate Secretary, 3200 Northline Avenue, Suite 360, Greensboro, NC 27408. All communications, except for marketing and advertising materials, are forwarded directly to our directors.

COMPENSATION OF DIRECTORS

The annual compensation to the non-employee directors for 2019 was set and approved by the Board based on the recommendations of, and a peer group analysis performed by, independent compensation consultants engaged by the Compensation and Human Capital Committee. Compensation paid to our non-employee directors for services in 2019 is described below.

Additional Cash Compensation
Non-Executive Chair	$50,000
Committee Chair Fees
Audit Committee	$25,000
Compensation and Human Capital Committee	$25,000
Nominating and Corporate Governance	$15,000

Our CEO, who is also a director, is not paid any director fees for his services as a director of the Company. Our non-employee directors are reimbursed for their expenses incurred in attending Board meetings.

EQUITY COMPENSATION

We may from time to time under the Incentive Award Plan grant to any non-employee director options, restricted or deferred shares or other awards upon approval of the entire Board. The Board selects the non-employee directors to whom equity-based awards under the Incentive Award Plan will be granted and establishes the terms and conditions of the awards based on recommendations and advice from the Compensation and Human Capital Committee. However, as set forth in the Incentive Award Plan, a non-employee director may not receive awards under the Incentive Award Plan with an aggregate value in excess of $500,000 during any fiscal year. The Board approved awards of restricted Common Shares to each non-employee director with a grant date fair value of approximately $165,000 for 2020, 2019 and 2018.

In addition, the Director Deferred Share Program of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership (the “Director Deferred Share Program”) allows non-employee directors to elect to receive all or a portion of their cash and/or equity compensation in deferred shares. In the event a non-employee director elects to defer compensation, such compensation (along with any dividends with respect to such compensation) will be credited to a bookkeeping account and paid in Common Shares within 60 days following the payment date elected by such director. Such payment date will be one of the following dates: (1) the date of termination of directorship, (2) a specified annual anniversary of the date of termination of directorship, (3) a specified date that is after December 31 of the applicable service year, or (4) the earlier of the date of death or disability. Any deferred shares shall be subject to the same vesting conditions applicable to restricted Common Shares that would have been granted absent a deferral election. In 2019, two non-employee directors participated in the Director Deferred Share Program.

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PROPOSAL 1 ELECTION OF DIRECTORS

MINIMUM EQUITY OWNERSHIP GUIDELINES

The Company’s Board of Directors expects all non-employee directors to own a meaningful equity interest in the Company to more closely align the interests of directors with those of shareholders. Our equity ownership guidelines require non-employee directors to hold Common Shares with a value equal to five times the base annual board retainer within five years of joining the Board. All non-employee directors who have been board members for at least 3 years met the share ownership guidelines as of December 31, 2019.

Director Compensation Table

The following table shows the total compensation for our non-employee directors for the fiscal year ended December 31, 2019:

Name	Year	Fees Earned or Paid In cash	Share Awards (1)	All Other Compensation (2)	Total
William G. Benton	2019	$60,000	$164,996	$17,437	$242,433
Jeffrey B. Citrin (3)	2019	85,000	164,996	17,437	267,433
David B. Henry	2019	100,625	164,996	17,437	283,058
Thomas J. Reddin	2019	94,375	164,996	17,437	276,808
Thomas E. Robinson	2019	60,000	164,996	17,437	242,433
Bridget M. Ryan-Berman	2019	75,000	164,996	17,437	257,433
Allan L. Schuman	2019	60,000	164,996	17,437	242,433
Susan E. Skerritt (4)	2019	60,000	164,996	8,256	233,252
Luis A. Ubiñas	2019	25,435	—	—	25,435
(1)	The amounts in this column represent the grant date fair value of restricted Common Share awards granted during 2019. Each director serving in 2019 was granted 7,593 restricted Common Shares with a grant date fair value of $21.73 per share. A discussion of the assumptions used in calculating these values may be found in Note 17 to our 2019 audited consolidated financial statements on pages F-43 through F-47 of our 2019 Annual Report. The aggregate number of unvested restricted Common Shares held by directors, as of December 31, 2019, totaled 78,286 Common Shares and for each director, except for Ms. Skerritt and Mr. Ubiñas, consisted of the following: 2,506 restricted Common Shares granted during 2018 with a grant date fair value of $21.94 per share and 7,593 restricted Common Shares granted during 2019 with a grant date fair value of $21.73 per share. The aggregate number of unvested restricted Common Shares held by Ms. Skerritt, as of December 31, 2019, totaled 7,593 restricted Common Shares granted during 2019 with a grant date fair value of $21.73 per share. Mr. Ubiñas held no unvested restricted Common Shares as of December 31, 2019.
(2)	Represents dividends paid on unvested restricted Common Shares or the value of deferred shares credited under our Director Deferred Share Program in respect of dividends.
(3)	Mr. Citrin deferred all of his cash and equity compensation in 2019 pursuant to our Director Deferred Share Program. Mr. Citrin received 16,097.46 deferred shares in connection with 2019 cash and equity compensation he elected to defer, including deferred shares earned from dividend reinvestment.
(4)	Ms. Skerritt deferred all of her equity compensation in 2019 pursuant to our Director Deferred Share Program. Ms. Skerritt received 8,098.06 deferred shares in connection with 2019 equity compensation she elected to defer, including deferred shares earned from dividend reinvestment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation and Human Capital Committee, which is composed entirely of independent directors, is charged with determining compensation for our CEO and making recommendations to the Board with respect to the compensation of our other officers. During the fiscal year ended December 31, 2019, Mr. Citrin, Mr. Henry, Mr. Reddin, Ms. Ryan-Berman and Mr. Schuman served as members of the Compensation and Human Capital Committee. No executive officer of the Company served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any other entity that has one or more executive officers serving as a member of the Board or the Compensation and Human Capital Committee.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

The Compensation and Human Capital Committee is responsible for the Company’s executive compensation philosophy and policies, as well as the annual executive compensation program that flows from them. This “Executive Compensation” section of the Proxy Statement contains a detailed explanation of the compensation arrangements for our NEOs for fiscal year 2019, which were determined by the Compensation and Human Capital Committee. For the fiscal year ended December 31, 2019, our NEOs and their titles were as follows:

Steven B. Tanger	Chief Executive Officer (“CEO”)
James F. Williams	Executive Vice President and Chief Financial Officer (“CFO”)
Thomas E. McDonough*	President and Chief Operating Officer (“President”)
Chad D. Perry	Executive Vice President, General Counsel and Secretary (“GC”)
Lisa J. Morrison	Executive Vice President - Leasing
*	On June 4, 2019, Thomas E. McDonough notified us of his intention to retire, effective December 31, 2019, as President of the Company. See page 50 for details regarding the Transition Agreement (as defined below) entered into between Mr. McDonough and the Operating Partnership, which sets forth the terms of his transition and retirement from the Company, effective as of December 31, 2019.

The Compensation Discussion and Analysis includes the following sections:

1	Executive Summary (page 16) - Summarizes efforts to engage shareholders with regard to “Say-On-Pay”, additional compensation actions, pay-for-performance alignment for the CEO, CEO/NEO pay mix, business highlights and total shareholder return.	3	2019 Compensation (page 30) - Provides a more detailed description of our compensation program as applied to our NEOs.

2	Compensation Review Process (page 24) - Outlines the role of the Compensation and Human Capital Committee, compensation consultant and CEO in developing appropriate compensation programs for our NEOs.	4	Governance Policies Relating to Compensation (page 38) - Details other governance policies and processes related to our executive compensation program.

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EXECUTIVE COMPENSATION

1	EXECUTIVE SUMMARY

We are a fully-integrated, self-administered and self-managed REIT, which focuses on developing, acquiring, owning, operating and managing upscale outlet shopping centers in the US and Canada. We are the only public pure-play outlet center REIT and have a primary objective to maximize TSR through growth in funds from operations and asset value appreciation. The Company has over 39 years of outlet center experience and our executives have a proven skill set in securing the best sites, constructing high-quality properties on time, completing the timely and effective lease-up of centers, and curating a compelling mix of tenants, while maintaining high occupancy and operating and marketing highly successful outlet centers.

The Compensation and Human Capital Committee strongly believes that our executive compensation program represents a thoughtful, balanced program with a pay-for-performance structure that focuses on Company performance and reflects the feedback of our shareholders. Our executive compensation program is designed to motivate, attract and retain highly-qualified executives with this unique and proven skill set and to align the CEO and other NEOs’ interests with those of our shareholders. In years that our shareholder value has increased, compensation for our CEO and other NEOs has generally increased. Conversely, in years that our shares have underperformed, compensation for our CEO and other NEOs has generally declined. We believe that such alignment is strongly evidenced by the 2019 compensation and the current outstanding equity awards held by our NEOs.

2019 COMPENSATION HIGHLIGHTS

As of December 31, 2019, our TSR over the past ten and twenty years was 13% and 718%, respectively, and approximately 1,030% since going public. We continued to face significant industry headwinds during 2019 characterized by additional tenant bankruptcies and store closures and causing us to early recapture approximately 198,000 square feet in our consolidated portfolio. Nevertheless, due to a strong leasing and marketing performance, we achieved a high year-end occupancy rate of 97% and were able to continue to drive increases in traffic and sales, which in turn resulted in significantly better than originally expected performance in AFFO per share and Same Center NOI. With respect to our Incentive Cash Bonus Plan (see “2019 Compensation - Annual Cash Incentives: Description and Analysis”), we achieved the maximum AFFO performance metric and between target and maximum Same Center NOI metric. Due to a successful completion of the sale of four non-core properties, the proceeds of which were used to pay down debt, we were able to achieve a leverage ratio between the target and maximum goals. As a result of this strong performance, our CEO’s cash bonus under the Incentive Cash Bonus Plan for fiscal 2019 was 58.2% higher than the cash bonus received for fiscal 2018.

Following the completion of an extensive shareholder outreach program, which we discuss below, the CEO’s equity compensation for awards granted in 2019 was reduced 21% compared to 2018 and the allocation of the equity award tied to performance was increased from 46% to 60% (See “Shareholder Engagement and Listening to our Shareholders”).

The performance period of our outperformance plan approved in 2017 (“2017 OPP”) ended in February 2020. The Company fell short of the minimum TSR goals under the 2017 OPP, and no awards were earned, resulting in a forfeiture of over $5.3 million in value by our CEO. In addition, in light of our TSR in 2019, the absolute and relative portions of the remaining outperformance plans approved in 2018 and 2019 (“2018 OPP” and “2019 OPP”), the performance periods of which are approximately two-thirds and one-third completed, respectively, currently are underwater and projected to have zero value.

SHAREHOLDER ENGAGEMENT AND LISTENING TO OUR SHAREHOLDERS

We have historically taken into consideration the results of our advisory votes on the Company’s executive compensation program and NEO compensation decisions, and since 2014, we have proactively engaged in ongoing shareholder outreach in order to hear feedback about our executive compensation program directly from shareholders.

At the Company’s 2019 Annual Meeting of Shareholders, approximately 93% of votes cast approved, on an advisory (non-binding) basis, of our executive compensation (commonly referred to as “Say-on-Pay”) and approximately 7% of votes cast voted against the Say-on-Pay proposal. This level of support was a significant increase from the 2018 vote, in which approximately 42% of votes cast were in favor of this proposal.

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EXECUTIVE COMPENSATION

Say-On-Pay Approval Percentages Since 2015

The 2019 results occurred after we made changes to our incentive programs in February of 2019 following an extensive shareholder outreach effort, preceding the 2019 Annual Meeting, in order to better understand our investors’ views regarding our executive compensation programs. The outreach efforts were led by Mr. David Henry, the Chair of the Compensation and Human Capital Committee at that time, together with the Chair of the Board at that time, Mr. Thomas Reddin, along with the Compensation and Human Capital Committee’s independent compensation consultant, FPL, and members of management (excluding the Chief Executive Officer). We reached out to our 24 largest institutional shareholders who collectively owned approximately 80% (and spoke with and received feedback from shareholders representing 60%) of our outstanding Common Shares. These discussions allowed us to solicit individualized shareholder feedback on our compensation program and practices.

While investors generally supported the overall design and framework of our executive compensation system and acknowledged the positive changes that have been made over the years, in light of recent declining share price performance, we heard concerns and received valuable feedback regarding the magnitude of the CEO’s equity grant, and the portion of that grant that was not performance-based. As we value the feedback provided by our investors, the Board took action to specifically address their concerns while still maintaining a compensation program focused on retaining and motivating our executives. The Compensation and Human Capital Committee believes that the 2019 compensation changes described in the table below reflect our Board’s ongoing commitment to shareholder engagement and responsiveness.

What We Heard	How We Responded
The magnitude of the CEO’s grant does not align with peers, particularly in an environment of subpar performance.	We reduced the value of the CEO’s 2019 equity grant by 21% as compared to the value of his 2018 equity grant.
A higher allocation of the CEO’s equity grant should be tied to performance-based vesting.	We increased the allocation of the 2019 award tied to performance by 31%, as now a majority (60%) of the awarded grant date fair value is tied to performance (up from 46% in 2018)
A lower allocation of the CEO’s equity grant should be tied to time-based vesting.

We decreased the allocation of the 2019 award tied solely to service by approximately 26%, as now a minority (40%) of the awarded grant date fair value is tied solely to service (down from 54% in 2018).

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EXECUTIVE COMPENSATION

The illustration below outlines the magnitude of the changes in the grant date fair value of CEO equity awards from 2018 to 2019. In addition, given the operating results and share price performance achieved in 2019, the Compensation and Human Capital Committee determined that the CEO’s equity compensation should not be increased in 2020 and kept the CEO’s equity compensation, in terms of both grant date value and mix of performance-based versus time-based, the same as 2019.

CEO 2018 Equity Awards	Total LTI Award: $4,598,606	=	Performance-Based (46%) $2,111,479	+	Time-Based (54%) $2,487,127
	21% Decrease ($)		4% Increase ($)		41% Decrease ($)

CEO 2019 Equity Awards	Total LTI Award: $3,654,909	=	Performance-Based (60%) $2,192,945	+	Time-Based (40%) $1,461,964
No increase or change in allocation from 2019-2020	=		=		=
CEO 2020 Equity Awards	Total LTI Award: $3,654,919	=	Performance-Based (60%) $2,192,949	+	Time-Based (40%) $1,461,970

Based on the results of our advisory votes on the Company’s NEO compensation and discussions held over the past several years, we have made a number of positive changes to our executive compensation program as summarized below:

2020
●No increase in compensation for NEOs compared to 2019
●Increased minimum share ownership guidelines for independent directors
●Modified our peer group to better align the Company with peers of similar size

2019
●Reduced the grant date fair value of the CEO’s equity compensation by approximately 21%
●Further increased the allocation of performance-based equity awards for all NEOs to 60%
●Reduced our CEO’s time-based restricted common share awards by approximately $1 million in grant date fair value or 41%
●Continued to impose a mandatory three-year holding period after vesting for equity grants made to the CEO, consistent with all awards subsequent to 2013

2018
●Further modified our annual OPP to a 67/33 split between relative and absolute TSR hurdles to further emphasize relative performance versus absolute performance
●The Relative TSR component of the 2018 OPP was shifted from the use of a broader REIT index (SNL U.S. Equity Index) to that of an industry-specific index (FTSE NAREIT Retail Index), which is expected to more closely correlate with the performance of the retail REIT industry

2017
●Further condensed the number of metrics used in our annual cash incentive plan to 3 key financial performance objectives
●Based approximately 87% of the CEO’s total compensation on Company performance

2016
●Decreased the number of metrics used in the annual cash incentive plan from 8 financial performance objectives to 4 key financial performance objectives
●Modified our annual OPP to a 50/50 split between absolute and relative TSR hurdles to be more heavily weighted towards relative performance hurdles
●Modified CEO employment agreement to require a double-trigger for accelerated vesting of time-based restricted shares in connection with a change in control
●Unlike the special grants awarded in connection with the CEO’s 2012 employment contract amendment, we did not provide additional special awards in connection with the 2016 employment agreement

2015	●Adopted a robust anti-pledging policy ●Increased the allocation of performance-based equity awards versus time-based awards

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EXECUTIVE COMPENSATION

CEO Compensation Highlights

2020 and 2019 base salary held flat with 2018 at $850,000	We continue to have an additional three-year mandatory holding period post-vesting on equity awards

2019 cash bonus payout increased 58% from 2018	Decrease in grant date fair value of equity awards from 2018 to 2019. 2020 kept flat with 2019.

0% of OPP awards were earned for the most recently completed performance cycle (2016-2019); the outstanding OPPs are also tracking at 0% payouts based on performance, which aligns a
substantial portion of our CEO’s pay to investor returns

SUMMARY OF CEO DIRECT COMPENSATION

The following table highlights the components of compensation that the Compensation and Human Capital Committee deemed most important in considering year-over-year changes to compensation for our CEO. Thus, for direct comparison purposes, total direct compensation excludes dividends on unvested restricted Common Shares and “other” compensation (see "2019 Summary Compensation Table" on page 41 for items included in "other" compensation).

	Year	Salary ($)	Cash Bonus ($)	Time-Based LTI Awards ($)	Performance-Based LTI Awards ($)	Total Direct Compensation ($) (1)
Steven B. Tanger, CEO	2019	$850,000	$1,506,462	$1,461,964	$2,192,945	$6,011,371
	2018	850,000	952,000	2,487,127	2,111,479	6,400,606
	% Change	—%	58.2%	(41.2)%	3.9%	(6.1)%
(1)	For direct comparison purposes, excludes dividends paid on unvested Common Shares and “other” amounts.

PAY-FOR-PERFORMANCE ALIGNMENT (CEO FOCUS)

The Compensation and Human Capital Committee believes that an executive compensation program that strongly links both the short-term and long-term performance of the Company and the compensation of our executive officers is a key driver of our long-term financial success. We have designed an effective pay-for-performance program whereby a significant portion of our executive officer’s compensation is tied to performance-based cash and equity awards. Thus, in periods where we have superior performance in our operating results and TSR, our executive officers will realize higher levels of compensation. Likewise, in periods of poor performance, our executives will realize significantly lower levels of compensation.

Due to total shareholder returns that have lagged our peers and in some cases have been negative on an absolute basis, our CEO’s total realized compensation over the last several years has been significantly less than the reported grant date fair value of the awards for those respective years.

REALIZED PAY

Annual compensation data shown in the Summary Compensation Table on page 41 is presented in accordance with the Securities and Exchange Commission’s (“SEC”) requirements. This mandated format is based on accounting rules that reflect the grant date fair value of the award at the time of grant, which can differ significantly from the value that is ultimately earned from these awards. Therefore, the Committee believes that utilizing realized compensation in its evaluation of CEO pay is an appropriate additional consideration to accurately measure the alignment of CEO pay-for-performance.

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EXECUTIVE COMPENSATION

Summary Compensation Table	Realized Compensation
Concept:	Concept:
Uses SEC methodology, which utilizes a mix of both compensation actually earned during the year (base salary and annual bonus) and some future contingent pay opportunities (equity awards)	Includes only pay actually earned during the year
Purpose:	Purpose:
SEC-mandated compensation disclosure	Used to show the strength of the correlation between Tanger’s performance and the actual cash and equity payouts earned by our CEO during the year
How it is Calculated:	How it is Calculated:

Base salary paid during the year	Base salary paid during the year
+	+
Annual bonus earned for the applicable (current) year’s performance	Annual bonus earned for the applicable (current) year’s performance
+	+
Accounting grant date fair value of equity awards granted during the most recently completed fiscal year (i.e., prior year)

Value of Outperformance Plan equity awards earned during the most recently completed 3-year performance period and the year-end value of the Annual Long-Term Equity Incentives that vested during the current fiscal year

+	+
All other compensation	All other compensation

CEO Total Compensation - Summary Compensation Table vs. Realized Compensation
(in $ thousands)

Our CEO participates in multi-year award programs that are based exclusively on the Company’s three-year absolute and relative TSR to directly align our CEO’s compensation to that of shareholder returns. As of December 31, 2019, the OPP award granted in 2016 concluded with the performance periods ongoing for the OPP awards granted in 2017 through 2019.

The chart below illustrates what our CEO has realized from the completed program and what the outstanding programs would have paid out had they been concluded as of year-end 2019. Of the total potential OPP award value over the four programs, in aggregate, our CEO has earned, and is tracking to earn for those OPPs outstanding, approximately zero value.

20	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

EXECUTIVE COMPENSATION

CEO OPP Award Values: 2016 OPP Realized Value & 2017, 2018, 2019 OPP Tracking Value

TSR-Based OPP Award Status

The chart below depicts each OPP on a program-by-program basis and the amounts realized or projected to be earned based on the Company’s TSR performance as of December 31, 2019. All three of the current OPPs resulted in zero value to the executives. The 2017, 2018 and 2019 OPPs are currently projected to deliver no value.

LTIP Performance Period and Metrics	Weight	2017	2018	2019	2020	2021	2022	% Payout
2017 OPP		96% Completed
Absolute TSR	50%	Tracking Below Threshold and 100% projected to be Forfeited						0.0%
Relative TSR vs. SNL U.S. Equity REIT Index	50%	Tracking Below Threshold and 100% projected to be Forfeited						0.0%
Maximum Potential Value of Award	$0			$5,345,802

Total								0.0%
2018 OPP			62% Completed
Absolute TSR	33%		Tracking Below Threshold and 100% projected to be Forfeited					0.0%
Relative TSR vs. FTSE NAREIT Retail Index	67%		Tracking Below Threshold and 100% projected to be Forfeited					0.0%
Maximum Potential Value of Award		$0			$4,068,027

Total								0.0%
2019 OPP				29% Completed
Absolute TSR	33%			Tracking Below Threshold and 100% projected to be Forfeited				0.0%
Relative TSR vs. FTSE NAREIT Retail Index	67%			Tracking Below Threshold and 100% projected to be Forfeited				0.0%
Maximum Potential Value of Award			$0			$4,258,920

Total								0.0%

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EXECUTIVE COMPENSATION

SIGNIFICANT AT-RISK COMPENSATION

A substantial portion of our CEO and NEOs’ pay is tied to company performance and is at risk. Approximately 39% of our CEO’s performance year 2019 compensation was paid in cash, and approximately 86% was variable, subject to the Company’s performance. Across our remaining NEOs (excluding our former President, Mr. McDonough, who retired on December 31, 2019), the average 2019 performance year amount paid in cash was approximately 53% and approximately 77% was variable, subject to the Company’s performance.

2019 BUSINESS HIGHLIGHTS

As of December 31, 2019, our TSR over the past ten and twenty years was 13% and 718%, respectively, and approximately 1,030% since going public. During 2019, we faced similar industry headwinds that many of our peers experienced, particularly related to several retailer bankruptcies and brand-wide restructurings, that resulted in the Company recapturing approximately 198,000 square feet in its consolidated portfolio during the year. With strong leasing execution, we succeeded in accomplishing one of our key strategic goals of keeping our centers highly occupied with desirable tenants. This success, along with our enhanced marketing programs which focused on growing our loyalty program and highlighting the social element of shopping by conducting portfolio-wide experiential events throughout the year, we were able to achieve better than expected results for Same Center NOI, traffic and sales.

We are proud of these achievements as they point to our ability to strategically position the Company to withstand these current headwinds. Among other achievements in 2019, our executive officers and other dedicated employees led the Company to realize the following results:

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EXECUTIVE COMPENSATION

Net Income	Net income available to common shareholders was $0.93 per share, or $86.5 million, compared to $0.45 per share, or $42.4 million, for the prior year.

AFFO*	AFFO available to common shareholders was $2.31 per share for the year ended December 31, 2019, or $226.1 million, compared to $2.48 per share, or $243.3 million, for the prior year.

Same Center NOI*	Same Center NOI for the consolidated portfolio decreased 0.7% for the year ended December 31, 2019 due primarily to the impact of additional tenant bankruptcies, lease modifications and store closures.

Occupancy	97.0% occupied consolidated portfolio at year-end 2019 (compared to 96.8% on December 31, 2018), marking the 39th consecutive year with year-end occupancy of 95% or greater.

Quarterly Common Share Cash Dividends	Raised dividend in February 2019 by 1.4% on an annualized basis to $1.42 per share, marking our 26thconsecutive annual dividend increase. Since becoming a public company in May 1993, the Company has paid a cash dividend each quarter and has increased its dividend each year.

Average Tenant Sales	Average tenant sales productivity for the consolidated portfolio was $395 per square foot for the year ended December 31, 2019, compared to $385 per square foot in the comparable prior year period.

Same Center Tenant Sales	Same center tenant sales performance for the overall portfolio increased 1.5% for the year ended December 31, 2019 compared to the year ended December 31, 2018.

Asset Dispositions	Sold four non-core properties and used the net proceeds of $128.2 million to repay outstanding balances under our unsecured lines of credit.

Interest Coverage Ratio	Maintained strong interest coverage ratio of 4.3 and 4.5 times for 2019 and 2018, respectively.

Occupancy cost	Occupancy cost ratio for the trailing twelve months ended December 31, 2019 was 10.0%, lowest among the public mall REITs.
*	AFFO and Same Center NOI are financial measures that the Company’s management believes to be important supplemental indicators of our operating performance and which are used by securities analysts, investors and other interested parties in the evaluation of REITs, but are not measures computed in accordance with GAAP. For a discussion of AFFO and Same Center NOI including a reconciliation to GAAP, please see Appendix A.

As of December 31, 2019, we had reduced our total outstanding consolidated debt by approximately $143.1 million from the amount outstanding as of December 31, 2018. In addition, we had no amounts outstanding under our unsecured lines of credit, which provide for borrowings up to $600 million, and outstanding floating rate debt totaled approximately $11.4 million, representing less than 1% of total consolidated debt. Approximately 94% of our consolidated square footage was unencumbered. As of December 31, 2019, our outstanding debt had a weighted average interest rate of 3.5% and a weighted average term to maturity, including extension options, of approximately 5.5 years with no significant maturities until December 2023.

Thanks in part to these operational results, we were able to return additional value to our shareholders in 2019. We repurchased approximately 1.2 million Common Shares totaling $20.0 million during the year at a weighted average price of $16.52 per share, leaving approximately $80.0 million available under the existing share repurchase authorization at December 31, 2019. In January 2020, the Company’s Board of Directors approved a 0.7%, or $0.01 per share, increase in the annualized dividend on its common shares to $1.43 per share, marking the 27th consecutive annual dividend increase.

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EXECUTIVE COMPENSATION

TOTAL SHAREHOLDER RETURN

We believe that the true value creation produced from an investment in real estate should be assessed over a long-term horizon, and our strategy has focused on long-term value creation. In fact, our TSR over the past ten and twenty years was 13% and 718%, respectively, and approximately 1,030% since going public.

Over the 1-year and 3-year periods ending December 31, 2019, our returns to our shareholders (on both an absolute and relative basis) declined primarily due to the current challenging retail environment. Accordingly, as a reflection of the pay-for-performance structure of our overall compensation plan, a significant portion of our CEO’s compensation (and that of our other NEOs) has been forfeited. The Compensation and Human Capital Committee believes that incentivizing the management team to continue to focus on driving superior operating performance, will ultimately result in the creation of strong long-term shareholder value.

Comparison of $100 Investment Over the Past Three Years

2	COMPENSATION REVIEW PROCESS

COMPENSATION PROGRAM OBJECTIVES

The objectives of the Company’s compensation program are as follows:

Motivate, attract and retain qualified executive management employees who are enthusiastic about the Company’s mission, performance, and culture;

Create a fair, reasonable and balanced compensation program that rewards management’s performance and contribution to the Company while closely aligning the interests of management with those of shareholders; and

Provide total compensation to executive officers that is competitive with total compensation paid by other REITs, and other private real estate firms similar to the Company.

COMPENSATION PROGRAM REWARDS

The Company’s compensation program rewards teamwork and individual officer contributions to the Company’s annual and longer term goals. Annual cash performance-based incentives reward Company financial performance and individual performance for the fiscal year. In measuring an individual officer’s and the overall team’s performance, the Compensation and Human Capital Committee considers numerous factors, including the Company’s growth in AFFO and Same Center NOI from the prior year and the debt to asset ratio. While the individual amounts of incentive compensation paid may vary among officers, the performance targets that are set are generally the same for all officers. This creates an environment where all officers work together to achieve a common goal. See “2019 Compensation - Annual Cash Incentives: Description and Analysis” on page 31 for further discussion of performance targets used to set 2019 compensation. Additionally, equity-based awards are designed to provide long-term incentives that reward price appreciation of our Common Shares over a multi-year period.

We also believe that the Company’s executive compensation program does not encourage excessive risk taking. The Compensation and Human Capital Committee has incorporated the following risk-oversight and compensation-design features to guard against excessive risk taking:

●	Review and approval of corporate objectives by the Compensation and Human Capital Committee to ensure that these goals are aligned with the Company’s annual operating and strategic plans, achieve the desired risk/reward balance, and do not encourage excessive risk taking;
●	Base salaries consistent with each executive’s responsibilities so that the executive is not motivated to take excessive risks to achieve a reasonable level of financial security;
●	A significant portion of each executive’s compensation is tied to the future share performance of the Company;
●	Equity compensation and vesting periods for equity awards that encourage executives to focus on sustained share price appreciation;
●	Three-year holding period following vesting on all restricted Common Shares granted to our CEO since 2013;
●	Robust share ownership guidelines, clawback policy, anti-hedging policy and anti-pledging policy; and
●	A mix of cash and equity compensation that is designed to encourage strategies and actions that are in the long-term best interests of the Company.

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EXECUTIVE COMPENSATION

ROLE OF THE COMPENSATION AND HUMAN CAPITAL COMMITTEE

The purposes and responsibilities of the Compensation and Human Capital Committee of the Board include the following:

●	Review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the CEO’s performance and determine and approve the CEO’s compensation level based on this evaluation;
●	Make recommendations to the Board with respect to the compensation of non-employee directors and officers other than the CEO;
●	Periodically review the Company’s incentive-compensation and equity-based plans and approve any new or materially amended equity-based plans; and
●	Oversee, with management, regulatory compliance with respect to compensation matters.

The Compensation and Human Capital Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee. In particular, the Compensation and Human Capital Committee may delegate the approval of certain equity awards to a subcommittee consisting solely of members of the Compensation and Human Capital Committee who are “non-employee directors” for the purposes of Rule 16b-3 under the Exchange Act.

ROLE OF THE COMPENSATION CONSULTANT AND USE OF AGGREGATE PEER GROUP DATA

In setting compensation for fiscal 2019 performance, the Compensation and Human Capital Committee engaged FPL, an independent compensation consultant, to assist in determining the appropriate amounts, types and mix of executive compensation. The Compensation and Human Capital Committee, with the help of its independent compensation consultant, annually reviews the compensation practices of other REITs in order to evaluate market trends and compare our compensation program with the compensation programs of our competitors. Based in part on this data, the Compensation and Human Capital Committee develops a compensation plan that is intended to maintain the link between corporate performance and shareholder returns while being generally competitive within our industry.

Each fiscal year, management prepares an analysis that sets forth the Company’s total compensation obligations to the CEO and the other officers, including each executive’s realized compensation from the prior year and targeted cash compensation for the coming year. FPL analyzed this information for our NEOs, as well as the mix of fixed versus variable, short-term versus long-term and cash versus equity-based compensation of officers with similar duties and responsibilities, as well as similar rank within the NEO group, at the peer group companies. The analysis focused on the following categories of compensation: (1) base salary, (2) base salary and incentive cash bonus together as total annual cash compensation, (3) long-term incentive compensation and (4) total overall compensation.

The Compensation and Human Capital Committee does not benchmark annual compensation to any specific percentile of total compensation paid to comparable officers in the peer group. Based on the Company’s and the individual’s overall performance relative to the peer group and the unique circumstances associated with any individual officer, the Compensation and Human Capital Committee, in consultation with FPL, determined the appropriate level of annual compensation.

For fiscal 2019 performance, FPL recommended the level of base and incentive cash bonus compensation to be set for each NEO as well as the amount of equity awards to be granted to each NEO (or, if applicable, concluded that the recommendations of the CEO with respect to such other officer’s compensation were reasonable and within peer group standards), based on its review of peer data, industry trends, existing employment agreements and other factors. The Compensation and Human Capital Committee considered FPL’s recommendations and analysis when determining base salaries and annual and long-term incentives.

The Compensation and Human Capital Committee considers a variety of factors when constructing an appropriate peer set. As we are the only public focused factory outlet REIT, which requires certain unique skill sets, background, and relationships, we are forced to expand into the broader retail REIT industry for selecting appropriate peers. In the graphic below we have identified several key factors the Committee considers when choosing an appropriate peer group, such as who the Company competes with for talent, tenants, and investors.

Direct Company Structure and Focus	●Public Outlet Center Focused REITs: NONE

Public Retail-Focused REITs	●Regional Malls, Shopping Centers, and Other Retail Focused Properties

Against whom does the Company compete for executive talent?
●Across our executive team and prior to joining the Company, Mr. McDonough and Ms. Morrison, worked at Regency Centers Corporation and Taubman Centers, Inc. -both larger organizations and are two of our peers

Against whom does the Company compete for tenants and investors?
●Our outlet centers have begun adding a new variety of tenants, thus competing with the shopping center REITs
●While Taubman Centers has a primary focus on regional malls, it also holds outlet centers in their portfolio

Company Size (as defined by market and total capitalization, and number of employees)
●The Compensation and Human Capital Committee contemplated additional companies that invest in similar markets to us, such as Simon Property Group, however, ultimately determined that in light of its substantially larger size, they would not be appropriate at this time

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EXECUTIVE COMPENSATION

The Compensation and Human Capital Committee does not benchmark directly to the peer group, but rather uses it as a frame of reference in determining executive compensation. The Committee will continue to assess the composition of the peer group to determine the appropriateness of each peer company.

The following table provides the names and certain key information for each peer company at the time the Compensation and Human Capital Committee reviewed the peer group market data. Following recommendations from FPL we updated our peer group in late 2019 to better align the Company with peers of a similar size (though all still focused in the retail sector of the public REIT industry) by replacing Brixmor Property Group Inc., Kimco Realty Corporation, and Macerich Company with Pennsylvania Real Estate Investment Trust, Retail Properties of America, Inc., RPT Realty, and Saul Centers, Inc. Modifying the peer group allows us to continue to improve our compensation practices and minimize the risk of a size and pay misalignment. While we acknowledge there are no direct public outlet center competitors, we have continued to focus on REITs operating within the retail industry. The new peer group includes eleven companies that cite us as a peer in their proxy statement, and all of the companies are listed in our Institutional Shareholder Services Inc.peer group. Compensation for 2019 utilized the former peer group shown below, while compensation for 2020 utilized the new peer group shown below.

Peers REMOVED		Peers ADDED
Brixmor Property Group Inc. Kimco Realty Corporation Macerich Company	2019 Average Total Capitalization ($M): $11,950	Pennsylvania Real Estate Investment Trust Retail Properties of America, Inc. RPT Realty Saul Centers, Inc.	2019 Average Total Capitalization ($M): $3,070

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EXECUTIVE COMPENSATION

FORMER PEER GROUP

Company	# of Employees (1)	Implied Equity Market Cap $ million	Total Capitalization $ million	Sector
Acadia Realty Trust	118	$2,387.3	$4,874.5	Shopping Center
Brixmor Property Group Inc.	477	6,436.7	11,342.6	Shopping Center
CBL & Associates Properties, Inc.	NA	210.2	4,422.6	Regional Mall
Federal Realty Investment Trust	311	9,802.8	13,604.9	Shopping Center
Kimco Realty Corporation	502	8,961.8	14,896.1	Shopping Center
Kite Realty Group Trust	133	1,681.0	2,865.4	Shopping Center
Macerich Company	730	4,088.9	9,611.8	Regional Mall
National Retail Properties, Inc.	70	9,206.2	12,549.4	Other Retail
Regency Centers Corporation	450	10,619.2	14,802.1	Shopping Center
Retail Opportunity Investments Corp.	73	2,252.5	3,679.6	Shopping Center
SITE Centers (formerly DDR Corp.)	361	2,714.8	4,930.9	Shopping Center
Taubman Centers, Inc.	420	2,724.9	6,885.2	Regional Mall
Urban Edge Properties	117	2,439.8	4,069.3	Shopping Center
Washington Prime Group Inc.	803	806.5	4,080.3	Regional Mall
Weingarten Realty Investors	239	4,065.4	6,018.6	Shopping Center
Tanger Factory Outlet Centers, Inc.	461	$1,440.6	$3,101.7	Outlet Center
(1)	Consists of full-time-equivalent employees working for the company and its subsidiaries. Assumes two part-time employees equal one full-time employee, but excludes temporary employees.

As of December 31, 2019

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EXECUTIVE COMPENSATION

NEW PEER GROUP

Company	# of Employees (1)	Implied Equity Market Cap $ million	Total Capitalization $ million	Sector
Acadia Realty Trust	118	$2,387.3	$4,874.5	Shopping Center
CBL & Associates Properties, Inc.	NA	210.2	4,422.6	Regional Mall
Federal Realty Investment Trust	311	9,802.8	13,604.9	Shopping Center
Kite Realty Group Trust	133	1,681.0	2,865.4	Shopping Center
National Retail Properties, Inc.	70	9,206.2	12,549.4	Other Retail
Pennsylvania Real Estate Investment Trust	274	424.1	2,503.3	Regional Mall
Ramco-Gershenson Properties Trust (RPT)	104	1,229.7	2,272.0	Shopping Center
Regency Centers Corporation	450	10,619.2	14,802.1	Shopping Center
Retail Opportunity Investments Corp.	73	2,252.5	3,679.6	Shopping Center
Retail Properties of America, Inc.	215	2,862.2	4,581.9	Shopping Center
Saul Centers, Inc.	116	1,645.6	2,923.4	Shopping Center
SITE Centers (formerly DDR Corp.)	361	2,714.8	4,930.9	Shopping Center
Taubman Centers, Inc.	420	2,724.9	6,885.2	Regional Mall
Urban Edge Properties	117	2,439.8	4,069.3	Shopping Center
Weingarten Realty Investors	239	4,065.4	6,018.6	Shopping Center
Washington Prime Group, Inc.	803	806.5	4,080.3	Regional Mall
Tanger Factory Outlet Centers, Inc.	461	$1,440.6	$3,101.7	Outlet Center
(1)	Consists of full-time-equivalent employees working for the company and its subsidiaries. Assumes two part-time employees equal one full-time employee, but excludes temporary employees.

As of December 31, 2019

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EXECUTIVE COMPENSATION

DETERMINATION OF COMPENSATION CONSULTANT’S OBJECTIVITY

The Compensation and Human Capital Committee recognizes that it is essential to receive objective advice from its outside independent compensation consultant. As a result, the Compensation and Human Capital Committee does not allow the Company to engage FPL in matters unrelated to executive compensation.

ROLE OF MANAGEMENT AND THE CHIEF EXECUTIVE OFFICER IN SETTING EXECUTIVE COMPENSATION

On an annual basis, management considers market competitiveness, business results, experience and individual performance in evaluating executive compensation. The CEO is actively engaged in setting compensation for other executives through a variety of means, including recommending for Compensation and Human Capital Committee approval the financial performance goals for his executive team. He works closely with the CFO and GC in analyzing relevant market data to determine recommendations for base salary, annual bonus targets and equity compensation awards for other members of senior management. Targets are set in order to drive both annual performance and long-term value creation for shareholders. The CEO, CFO and GC are generally subject to the same financial performance goals as the other officers, all of which are approved by the Compensation and Human Capital Committee. The Compensation and Human Capital Committee will consider, but is not bound by and does not always accept, the recommendations of the CEO, CFO and GC with respect to executive compensation.

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EXECUTIVE COMPENSATION

3	2019 COMPENSATION

We believe that the following discussion is a useful presentation of the Compensation and Human Capital Committee’s decisions with regard to 2019 NEO compensation. The following discussion should be read in conjunction with the Summary Compensation Table presented on page 41 where, in accordance with SEC rules, we present these grants as compensation for the year in which they were granted as opposed to the year for which they were earned.

The Compensation and Human Capital Committee received information from FPL, its compensation consultant, and management for consideration in determining the specific amounts of compensation to be provided to the executive officers for fiscal 2019 performance. Among the factors considered for our executive compensation generally, and for the NEO compensation in particular, are market competitiveness, company performance results, internal equity, past practice, experience and individual performance. There is no particular weight given to any factor, which may differ among individual NEOs, and instead factors are reviewed on a holistic basis.

Business results from the most recently completed fiscal year factor heavily in setting executive compensation. These results are reviewed and discussed by the Compensation and Human Capital Committee and its compensation consultant. Payouts are generally based on actual financial results, measured against the targets approved by the Compensation and Human Capital Committee under our incentive compensation plans for the fiscal year just ended. In addition, these results are a consideration in setting performance targets for the next fiscal year. Based on the financial results presented by management, the Compensation and Human Capital Committee reviews the individual performance of the NEOs (other than the CEO) as reported by the CEO and approves their compensation for the current fiscal year.

In evaluating the performance of the CEO and setting his compensation, the Compensation and Human Capital Committee takes into account corporate financial performance, as well as performance on a range of non-financial factors, including accomplishment of strategic goals, workforce development and succession planning, and the CEO’s working relationship with the Board. See “2019 Business Highlights” on page 22 for a summary of our operational achievements in 2019.

The Company’s primary components of compensation for its executive officers are base salary, annual incentive cash bonuses, annual long-term equity-based incentive compensation and outperformance awards. There is no pre-established policy or target for the allocation between cash and non-cash incentive compensation or between short-term and long-term compensation, although the Company attempts to keep total cash compensation within the Company’s fiscal year budget while reinforcing its pay-for-performance philosophy and also taking into account annual accounting cost and the impact of share dilution. Within the framework of aligning total compensation with corporate and individual performance, the purpose of each of the components is as follows:

Pay Element	Objectives
Base Salary	To provide competitive fixed pay at a level consistent with the individual’s job responsibilities relative to his or her peers

Annual Incentive Cash Bonus	To incentivize management to achieve the Company’s strategic and financial goals for the fiscal year, generally using a formulaic calculation

Annual Long-Term Equity Incentive	To reward prior year performance and support the retention of senior management, while exposing recipients to the same market fluctuations as shareholders and thereby motivating management to create long-term shareholder value

Outperformance Plan	To enhance the pay-for-performance structure and shareholder alignment, while motivating and rewarding senior management for TSR performance in excess of rigorous, predetermined absolute and relative hurdles

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EXECUTIVE COMPENSATION

BASE SALARY: DESCRIPTION AND ANALYSIS

Although the Compensation and Human Capital Committee does not benchmark salaries to any specific percentile of base salaries paid to comparable officers in the peer group, the NEOs are paid base amounts within the range of those paid to comparable officers in the peer group and sufficient to attract high-quality executive talent and maintain a stable management team. After a review of base salaries and total cash compensation as compared to our peer group, the Compensation and Human Capital Committee concluded that it would be appropriate to keep base salaries for 2020 flat with 2019. Base salaries for 2019 were increased 2%, except for Mr. Tanger and Mr. Williams. Mr. Tanger’s 2019 base salary was not increased and Mr. Williams’ base salary was increased by 4% in connection with his promotion to CFO during 2016 and Executive Vice President in 2018 and to bring his salary more in line with similar roles in our peer group.

Base salaries approved for 2020, 2019 and 2018 were as follows:

Named Executive Officer	2020 Base Salaries	2019 Base Salaries	2018 Base Salaries
Steven B. Tanger, CEO	$850,000	$850,000	$850,000
James F. Williams, CFO	374,400	374,400	360,000
Thomas E. McDonough, Former President(1)	—	401,880	394,000
Chad D. Perry, GC	378,420	378,420	371,000
Lisa J. Morrison, Executive Vice President - Leasing	288,992	288,992	283,326
(1)	Mr. McDonough retired on December 31, 2019.

Each of the NEOs has an employment agreement with the Company that includes a provision whereby the executive’s base salary shall not be less than certain previous amounts. See “Employment Contracts” on page 48.

ANNUAL CASH INCENTIVES: DESCRIPTION AND ANALYSIS

INCENTIVE CASH BONUS PLAN FOR EXECUTIVE OFFICERS

During 2019, all executive officers were eligible for an annual incentive cash bonus payment based upon achieving certain performance criteria during the year (referred to as the “Incentive Cash Bonus Plan”). The performance criteria were approved and set by the Compensation and Human Capital Committee in February 2019. The annual incentive cash bonus for a fiscal year is typically paid in the first quarter of the following year once the results for the year have been finalized.

For 2019, each executive’s annual incentive cash bonus amount was based upon Threshold, Target and Maximum percentages of base salary. See the “2019 Grants of Plan-Based Awards” table on page 43 for the dollar amounts payable under each of these categories. Generally, executives must be employed as of the last day of the year to receive payment under the annual Incentive Cash Bonus Plan for that year.

The Threshold, Target and Maximum amounts for our NEOs in 2019 were unchanged from 2018, except for Mr. Williams and Ms. Morrison. Mr. Williams’ Threshold, Target and Maximum amounts were increased from 50%, 75% and 100%, respectively, to 75%, 100% and 150%, respectively, in connection with his promotion to CFO during 2016 and to EVP during 2018. Ms. Morrison’s maximum amount changed from 35% to 40%. The Threshold, Target and Maximum amounts for our NEOs in 2019 were as follows (as a percentage of base salary):

Named Executive Officer	Threshold	Target	Maximum
Steven B. Tanger, CEO	75%	100%	200%
James F. Williams, CFO	75%	100%	150%
Thomas E. McDonough, Former President(1)	75%	100%	170%
Chad D. Perry, GC	75%	100%	170%
Lisa J. Morrison, Executive Vice President - Leasing(2)	10%	20%	40%
(1)	Pursuant to his Transition Agreement, Mr. McDonough became entitled to receive a guaranteed annual bonus of $400,000.
(2)	Ms. Morrison also participates in a separate annual incentive cash bonus plan for leasing employees. See “Annual Incentive Cash Bonus Plan for Leasing Employees” below. Per the terms of her employment contract, Ms. Morrison is eligible to receive an annual incentive cash bonus equal to the lesser of (1) 100% of her annual base salary or (2) 9.16% of the total commissions earned by our leasing employees with respect to that contract year computed as a percentage of average annual tenant rents (net of tenant allowances) in accordance with the Company’s leasing team bonus plan in effect for that contract year, except that if the amount determined under clause (2) is greater than 100% of Ms. Morrison’s annual base salary, such excess will be carried over to the next succeeding year. Ms. Morrison receives the higher of the bonus as calculated under the Company’s Incentive Cash Bonus Plan for executive officers or the bonus calculated under the terms of her employment contract, but not both.

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EXECUTIVE COMPENSATION

The annual incentive cash bonuses payable to NEOs are based on the achievement of several company performance criteria that incentivize such officers to focus on the achievement of strategic and financial goals of the Company and, for 2019, included the following measures:

Performance Criteria	CEO/CFO/President/ GC Weighting	Other Officer Weighting	Rationale for Including in Plan
Financial Performance Targets:
●AFFO per share (excluding the dilutive effect of asset sales or long-term refinancing)			Encourages focus on profitability as measured by the most frequently assessed REIT earnings measure.
●Percentage increase in Same Center NOI			Encourages focus on internal growth at existing portfolio and maintenance of leverage within acceptable levels.
●Consolidated Debt to Adjusted Total Asset Ratio
Strategic objectives (or Individual Performance for “Other Officer”)			Represents indicators of the executive’s success in fulfilling his or her responsibilities to the Company and in executing its strategic business plan.

At the request of the Compensation and Human Capital Committee to assist with setting 2019 performance levels, the CFO prepared an analysis of the actual performance levels achieved for the last three years, as well as the average of this three-year period. The average results were compared to the operating and financial performance level budgets approved by the Board for 2019. The Compensation and Human Capital Committee generally sets performance levels for each criterion at or above the current year budget levels. The budget reflects management’s assumptions regarding performance during the year taking into account many factors, both internal and external. The Compensation and Human Capital Committee may approve performance levels for the current year below the prior year performance levels when considering the current year’s budget or other factors outside management’s control.

The performance levels for AFFO and Same Center NOI were both set at amounts lower than the previous year’s performance levels to reflect (1) the successful completion in 2018 of two separate mortgages in our unconsolidated joint ventures to replace existing floating rate loans with ten and eleven year fixed rate mortgages with higher interest rates, (2) the expectation of rising interest rates in 2019, and (3) the expectation of significant store closings from bankruptcies and brand-wide restructurings, all of which are outside the Company’s control. During 2019, the Company did indeed recapture approximately 198,000 square feet in its consolidated portfolio from early lease terminations as expected. Nevertheless, while the Compensation and Human Capital Committee gave consideration to these events, it set target performance levels for AFFO and Same Center NOI above the Company’s budgeted amounts for these metrics to ensure the bonus metrics would be rigorous. The Consolidated Debt to Adjusted Asset ratio performance levels were made slightly more difficult from the previous year’s amount.

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EXECUTIVE COMPENSATION

At the time the individual strategic objectives were set, the Compensation and Human Capital Committee believed the performance levels would be challenging and difficult, but achievable with significant effort and skill. The corporate performance criteria and the performance levels required under the Incentive Cash Bonus Plan for 2019 approved by the Compensation and Human Capital Committee, as compared to our level of achievement, were as follows:

	2019 Performance Levels
Performance Criteria	Threshold	Target	Maximum	Actual Results	Achievement Levels
Financial Performance Targets:

●AFFO per share (excluding the dilutive effect of asset sales or long-term refinancing) ●Percentage increase in Same Center NOI ●Consolidated Debt to Adjusted Total Asset ratio					Maximum
	$2.34	$2.37	$2.40	$2.40

					Between Target and Maximum
	(2.6)%	(1.3)%	0.0%	(0.7)%

					Between Target and Maximum
	50.5%	49%	47.5%	48.4%

Strategic performance goals for the CEO, CFO, Former President and GC (described below)					Maximum
	3 of 5 objectives	4 of 5 objectives	5 of 5 objectives	5 of 5 objectives

Individual performance goals for Ms. Morrison					Target
	3 of 5 objectives	4 of 5 objectives	5 of 5 objectives	4 of 5 objectives

The Compensation and Human Capital Committee, in its discretion, may adjust the predetermined AFFO targets to exclude significant charges which they believe are not indicative of the Company’s ongoing operating performance. The four asset sales in 2019 were excluded for AFFO purposes as they were dilutive. See “Actual 2019 Annual Incentive Cash Bonuses” below, for the amount of annual incentive cash bonuses received by each NEO pursuant to the above results. Further, for a reconciliation of AFFO and Same Center NOI to GAAP, please see Appendix A.

The Compensation and Human Capital Committee believes that these strategic and financial goals are key drivers in ultimately increasing the equity value of the Company and that these goals ultimately help align the interests of our NEOs and our shareholders. If minimum performance criteria targets are not met, no bonuses are paid. If maximum targets are met or exceeded, bonuses may be significant but are capped as set forth in the table above.

In 2019, the Company met the maximum financial performance level for its AFFO goal and surpassed the target, but did not achieve the maximum, performance levels for the other two financial performance goals. The strategic performance goals for each of Messrs. Tanger, Williams, McDonough and Perry were to (1) acquire or repurpose one existing outlet center or community center with at least 150,000 square feet in the US or Canada, (2) complete disposition of two or more centers in the US or Canada, in which we have an ownership interest, (3) achieve overall comparable traffic of at least flat with prior year in centers in which we have an ownership interest, excluding the impact of significant weather events causing closures of more than one day, (4) achieve year-end occupancy of at least 95% in centers in which we have an ownership interest, and (5) obtain commitments from at least five magnet tenants for a new center development. Although the Company has never ended the year less than 95% occupied, during 2019, the Company expected to recapture a significant amount of square feet from early lease terminations as discussed above, and therefore expected the year-end occupancy to fall below the 95% hurdle. Accordingly, the Compensation and Human Capital Committee believed it was appropriate to maintain this metric as part of the 2019 cash incentive plan. In addition, while Ms. Morrison participates in this plan, her bonus compensation in 2019 was determined under the bonus plan for leasing employees as described below.

The Compensation and Human Capital Committee determined it prudent to pay the bonuses earned by the executive officers (other than Mr. McDonough) during 2019 based on the achievement of the performance levels set at the beginning of 2019. Pursuant to the Transition Agreement, Mr. McDonough was entitled to a guaranteed bonus for 2019 equal to $400,000.

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EXECUTIVE COMPENSATION

ANNUAL INCENTIVE CASH BONUS PLAN FOR LEASING EMPLOYEES

Ms. Morrison also participates in a separate incentive cash bonus plan designed to reward the Company’s leasing employees on an individual basis for successfully executing new leases and renewing existing leases with our tenants (referred to as “Leasing Commissions”), and on a team basis for reaching certain company goals with respect to achieving minimum overall occupancy rates, minimum renewal rate on leases expiring, minimum average rental rate increases on existing leases renewed or new leases executed during the year, minimum conversion rate in converting lease requests to executed leases, and maximum number of days to get a lease fully executed once approved (referred to as “Leasing Team Bonus”). Management believes it is desirable for all leasing employees to participate in this plan in order to provide incentives for maximizing and growing the Company’s revenues.

Per the terms of her employment contract, Ms. Morrison is eligible to receive an annual incentive cash bonus with respect to Leasing Commissions equal to the lesser of (1) 100% of her annual base salary or (2) 9.16% of the total commissions earned by our leasing employees with respect to that contract year computed as a percentage of average annual tenant rents (net of tenant allowances) in accordance with the Company’s leasing bonus plan in effect for that contract year, except that if the amount determined under clause (2) is greater than 100% of Ms. Morrison’s annual base salary, such excess amount will be carried over to the next succeeding year. Ms. Morrison receives the higher of the bonus as calculated under the Incentive Cash Bonus Plan for executive officers or the bonus calculated under the terms of her employment contract, but not both. In 2019, Ms. Morrison received the bonus calculated under the terms of her employment contract, since such amount was higher than the bonus she would have received under our Incentive Cash Bonus Plan.

In addition, during 2019, Ms. Morrison was eligible to receive a Leasing Team Bonus up to $25,000 if all of the target levels were achieved, and then would receive additional amounts in increments of $250 or $1,000 based upon the amount by which the target levels were exceeded, up to a maximum of $40,000.

ACTUAL 2019 ANNUAL INCENTIVE CASH BONUSES

All annual incentive cash bonuses to NEOs for 2019 were paid in accordance with the terms described above, and the Company did not exercise any discretion to increase any such bonuses above the amount determined pursuant to the applicable formula (or, in the case of Mr. McDonough, the amount required by the Transition Agreement). The actual cash incentives paid for 2019 were:

Named Executive Officer	2019 Annual Cash Incentives	Payout as a % of Target	% $ Change from 2018
Steven B. Tanger, CEO	$1,506,462	177%	58.2%
James F. Williams, CFO (1)	518,976	139%	132.5%
Thomas E. McDonough, Former President (2)	—	—%	n/a
Chad D. Perry, GC	583,000	154%	57.1%
Lisa J. Morrison, Executive Vice President - Leasing (3)	242,615	n/a	n/a
(1)	The increase for Mr. Williams related to his promotion to CFO in May 2016 and EVP in May 2018.
(2)	Mr. McDonough’s bonus for 2019 was pursuant to the terms of his Transition Agreement.
(3)	Ms. Morrison’s 2019 bonus was determined under the cash bonus plan for leasing employees. See “Annual Incentive Cash Bonus Plan for Leasing Employees” above.

LONG-TERM INCENTIVES: DESCRIPTION AND ANALYSIS

The Company’s long-term incentive compensation consists of equity-based awards under its Incentive Award Plan, either in the form of restricted Common Shares or restricted share units or performance awards. Equity-based awards deliver increased value only when the value of our Common Shares increases. Long-term incentives are determined by the Compensation and Human Capital Committee based, in part, on peer group compensation practices combined with recommendations of management and its compensation consultant.

The Compensation and Human Capital Committee generally administers our Incentive Award Plan, which provides for the issuance of equity-based awards to our officers and employees. The Compensation and Human Capital Committee authorizes the awards to employees and establishes the terms and conditions of the awards under the Incentive Award Plan, as it deems appropriate.

As discussed above, following a review of our long-term incentive program and based on the feedback received from our shareholder outreach efforts, the Compensation and Human Capital Committee decided to increase the allocation of equity awards for all NEOs between performance-based and time-based awards to a 60/40 split for 2019, in order to be more heavily weighted towards performance-based awards, and used the same 60/40 allocation for awards granted in 2020. The charts below illustrate the average allocation between performance-based and time-based awards for awards granted in 2018, 2019 and 2020 for our NEOs.

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EXECUTIVE COMPENSATION

2018 Allocation of Equity Awards	2019 Allocation of Equity Awards	2020 Allocation of Equity Awards

SUMMARY OF LONG-TERM INCENTIVE PLANS

The table below compares the equity compensation awarded to our NEO’s in 2019 to 2018, reflecting the equity granted during the year as part of the current year’s compensation, similar to the way it is shown in the Summary Compensation Table per the SEC’s requirements on page 41.

	Annual Long-Term Incentives(1)			OPP GDFV(2)			Total Equity Compensation
Named Executive Officer	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change
Steven B. Tanger, CEO	$ 1,461,964	$ 2,487,127	(41.2)%	$ 2,192,945	$ 2,111,479	3.9%	$ 3,654,909	$ 4,598,606	(20.5)%
James F. Williams (3),	290,009	375,196	(22.7)%	435,010	278,716	56.1%	725,019	653,912	10.9%
CFO
Thomas E. McDonough (4),	895,971	1,285,179	(30.3)%	1,343,936	954,715	40.8%	2,239,907	2,239,894	—%
Former President
Chad D. Perry, GC	405,265	581,322	(30.3)%	607,897	431,836	40.8%	1,013,162	1,013,158	—%
Lisa J. Morrison (3),
Executive Vice President	164,496	240,002	(31.5)%	246,745	121,225	103.5%	411,241	361,227	13.8%
- Leasing
(1)	Represents the restricted Common Share and restricted share unit awards granted to each NEO in 2018 and 2019. The grant date fair value for restricted Common Share awards granted in 2019 and 2018 is considered to be the closing price of the Company’s Common Shares on the day prior to the grant date, which was $21.73 and $21.94, respectively, except for Mr. Tanger. The grant date fair value of Mr. Tanger’s restricted Common Share and restricted share unit awards granted in 2019 and 2018, which are subject to additional restrictions on sale after vesting and issuance of shares, as applicable, and was discounted per FASB ASC 718 by 12.5% and 15.0%, respectively.
(2)	Represents the notional units granted under the 2019 and 2018 OPPs, multiplied by the grant date fair values of $12.09 and $12.42, respectively. The grant date fair values were based on probable performance outcomes computed in accordance with FASB ASC 718.
(3)	The increase in total equity compensation for Mr. Williams and Ms. Morrison related to their promotions to EVP during 2018.
(4)	Mr. McDonough retired December 31, 2019.

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EXECUTIVE COMPENSATION

The table below compares the equity compensation granted to our NEOs in 2020 and 2019, reflecting the Compensation and Human Capital Committee’s most recent actions, as equity grants are generally made during the first quarter of the year and based on the previous year’s performance. The equity compensation awarded in 2020 to our NEOs, except for Mr. McDonough who retired on December 31, 2019, was not increased and was kept at the same levels of equity compensation awarded in 2019.

	Annual Long-Term Incentives(1)			OPP GDFV(2)			Total Equity Compensation
Named Executive Officer	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Steven B. Tanger, CEO	$ 1,461,970	$ 1,461,964	—%	$ 2,192,949	$ 2,192,945	—%	$ 3,654,919	$ 3,654,909	—%
James F. Williams,	290,001	290,009	—%	435,007	435,010	—%	725,008	725,019	—%
CFO
Chad D. Perry, GC	405,268	405,265	—%	607,900	607,897	—%	1,013,168	1,013,162	—%
Lisa J. Morrison
Executive Vice President	164,491	164,496	—%	246,740	246,745	—%	411,231	411,241	—%
- Leasing
(1)	Represents the restricted Common Share and restricted share unit awards granted to each NEO in 2020 and 2019. The grant date fair value for restricted Common Share awards granted in 2020 and 2019 is considered to be the closing price of the Company’s Common Shares on the day prior to the grant date, which was $14.73 and $21.73, respectively, except for Mr. Tanger. The grant date fair value of Mr. Tanger’s restricted Common Share and restricted share unit awards granted in 2020 and 2019, which are subject to additional restrictions on sale after vesting and issuance of shares, as applicable, and was discounted per FASB ASC 718 by 12.5%.
(2)	Represents the notional units granted under the 2020 and 2019 OPPs, multiplied by the grant date fair values of $7.30 and $12.09, respectively. The grant date fair values were based on probable performance outcomes computed in accordance with FASB ASC 718.
RESTRICTED COMMON SHARE AND RESTRICTED SHARE UNIT AWARDS
Awarding restricted Common Shares helps to further align the interests of management with those of our shareholders. In setting the amounts and terms of the restricted Common Shares, the Compensation and Human Capital Committee considers the value of previous grants of restricted Common Shares and the total compensation expense recognized in the Company’s financial statements with respect to all previous grants of restricted Common Shares. However, the Compensation and Human Capital Committee does not necessarily limit the number of restricted Common Shares to be granted based on the total value or annual expense recognized in the financial statements because the Compensation and Human Capital Committee generally considers grants of restricted Common Shares to represent both an annual reward for individual and Company performance achieved as well as a longer term incentive for future performance. Restricted Common Shares are generally granted during the first quarter of the current year once the results from the previous year are finalized. Since 2018, a portion of the equity award to our CEO was granted in the form of restricted share units, in lieu of restricted Common Shares, in accordance with the terms of his employment agreement. It is expected that our CEO will receive all of his annual time-based vesting equity awards in the form of restricted share units in the future.
The restricted Common Shares and restricted share units were granted to the named executive officers for 2019 performance in February 2020 and for 2018 performance in February 2019. The awards granted in February 2020 vest ratably over a three-year period, beginning on February 15, 2021. Such vesting, however, is subject to acceleration in certain termination scenarios, as described further in “Equity Compensation Plan Information -Potential Payments on Termination or Change in Control.” For the CEO, the restricted Common Shares and restricted share units granted in 2020 and 2019 include additional holding period restrictions under which the vested Common Shares and Common Shares issued in respect of the restricted share units cannot be sold for an additional three years following each vesting or issuance date, as applicable.
The Compensation and Human Capital Committee believes that restricted Common Share and restricted share unit grants with time-based vesting features provide the desired incentive to increase the Company’s share price and, therefore, the value for our shareholders over the vesting period. If the Company has poor relative performance that results in poor shareholder returns, then the value of the restricted Common Shares and restricted share units, and likewise the executive’s total compensation, will be reduced. If the Company has superior relative performance that results in superior shareholder returns, then the value of the restricted Common Shares and restricted share units, and likewise the executive officer’s total compensation, will be significantly increased.
The Company measures the grant date fair value under FASB ASC 718 of all restricted Common Share and restricted share unit awards with time-based vesting features based on the provisions of the Incentive Award Plan. Under those provisions, fair value is considered to be the closing price of our Common Shares on the last trading day prior to the grant date, except for the restricted Common Shares and restricted share units granted to the CEO in 2020 and 2019 that are subject to additional restrictions on sale after vesting or issuance, as applicable, described above which were each discounted per FASB ASC 718 by 12.5%.
2019 AND 2020 OUTPERFORMANCE PLANS
During February 2019 and February 2020, the Compensation and Human Capital Committee approved the general terms of the Tanger Factory Outlet Centers, Inc. 2019 and 2020 OPPs, which provide for the grant of performance awards under the Incentive Award Plan. For 2019, the Compensation and Human Capital

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EXECUTIVE COMPENSATION

Committee did not make any structural changes to the 2019 OPP and chose to retain the same metrics and performance hurdles as the 2018 OPP. However, as discussed above, the Compensation and Human Capital Committee decided that the allocation for equity compensation tied to performance to be granted in 2019 should be increased to 60% of the total value of each NEO’s total equity compensation, whereas the majority of each NEO’s equity compensation was tied to time-based performance in the previous year. For the 2020 OPP, the Committee maintained the same structure as the 2019 OPP, but decided to increase each of the performance hurdles needed to earn the absolute portion of the award.

% of Award Earned	67% Relative TSR vs. FTSE NAREIT Retail Index	33% Absolute TSR	% of Award Earned	67% Relative TSR vs. FTSE NAREIT Retail Index	33% Absolute TSR

	Performance Targets	Performance Targets		Performance Targets	Performance Targets
20%	Minimum: 30th Percentile	Minimum: 19.1% TSR	20%	Minimum: 30th Percentile	Minimum: 36.8% TSR
60%	Target: 55th Percentile	Target: 24.3% TSR	60%	Target: 55th Percentile	Target: 44.3% TSR
100%	Maximum: 80th Percentile	Maximum: 29.5% TSR	100%	Maximum: 80th Percentile	Maximum: 52.1% TSR

Any restricted Common Shares earned under the 2019 and 2020 OPPs (which conclude on February 17, 2022 and February 10, 2023, respectively) are also subject to a time-based vesting schedule, pursuant to which 50% of the restricted Common Shares would vest at the conclusion of the three-year performance period and the remaining 50% would vest (and, in the case of our CEO, would be issued) upon the completion of one additional year of service, contingent upon continued employment with the Company through the applicable vesting date. Such vesting, however, is subject to acceleration in certain termination scenarios, as described further in “Equity Compensation Plan Information - Potential Payments on Termination or Change in Control.”

The notional units, prior to the date they are converted into restricted Common Shares, will not entitle award recipients to receive any dividends or other distributions. If the notional units are earned, and thereby converted into restricted Common Shares (whether vested or unvested), then award recipients will be entitled to receive a payment of all dividends and other distributions that would have been paid had the number of earned restricted Common Shares been issued at the beginning of the performance period. Thereafter, dividends and other distributions will be paid currently with respect to all restricted Common Shares that were issued, whether vested or unvested.

RETIREMENT BENEFITS

The Company generally does not provide any retirement benefits to its executive officers, other than matching a portion of employee contributions to our 401(k) plan. Employee contributions are matched by us at a rate of compensation to be determined annually at our discretion. This benefit is generally available to all employees of the Company. See “Employment Contracts” for a discussion of amounts that may be payable pursuant to Mr. Tanger’s employment agreement in connection with retirement.

PERQUISITES

The Company does not provide significant perquisites or personal benefits to executive officers, except that it provided Mr. Tanger with a monthly car allowance of $800 in 2019, which is consistent with previous years. In addition, also consistent with previous years, the Company maintained an insurance policy to provide a life insurance benefit to Mr. Tanger of $5 million. Premiums paid on the policy during 2019 totaled $100,883, which increased from the $44,436 paid in 2018 primarily due to the timing of policy payments as we transitioned to a new insurance provider. Going forward, we expect that such life insurance premiums paid for this benefit will be approximately $67,344 per year.

In addition, the Company owns a corporate airplane which is used almost exclusively for business travel. We believe that the confidential working environment, security, mitigation of health risks in the current climate and efficiency provided by private air travel allow our CEO and other executives to maximize productivity while traveling for business.

Our CEO’s business travel includes travel from his primary office location to the Company’s headquarters. While we consider this travel to serve an important business purpose, for purposes of transparency, we identify the incremental cost of this travel as a perquisite for SEC reporting purposes. We determine the incremental cost per flight based on the cost of fuel used, landing fees, trip-related hangar and parking costs, and crew-related costs. The incremental cost does not include fixed costs that do not change based on usage, such

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EXECUTIVE COMPENSATION

as purchase costs of the airplane, pilot salaries and non-trip-related hangar and parking costs. In 2019, this incremental cost totaled approximately $74,965. However, we do not consider the characterization of this amount as a perquisite to be a significant factor in our overall compensation plan design or effectiveness.

The CEO may use the aircraft for personal use from time to time, so long as the CEO reimburses the Company for such use so that there is no incremental cost to the Company.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL

The Company’s business is competitive, and the Compensation and Human Capital Committee believes that it is extremely desirable for the Company to maintain employment contracts with its senior executives. The employment contracts generally provide for severance pay if the executive terminates his or her employment for Good Reason or is terminated by the Company without Cause, as those terms are defined in each agreement. The severance arrangements provided in the contracts are designed to promote stability and continuity of senior management. Equity awards granted to Mr. Tanger under the OPPs, to the extent earned, provide for accelerated vesting in the event of a Change of Control, as defined in Mr. Tanger’s employment agreement. However, unless he experiences a termination of employment following a Change of Control (i.e., a “double trigger”), Mr. Tanger is not entitled to cash severance or accelerated vesting of his unvested time-based restricted shares in the event of a Change of Control. For all named executive officers, except for Mr. Tanger and Mr. McDonough, the employment contracts consider a Change of Control, as defined in each agreement, as a reason for an executive to terminate his or her employment, and thus would entitle him or her to certain severance pay. Our Compensation and Human Capital Committee believes it is fair to provide severance protection and accelerated vesting of certain equity grants upon a Change of Control. Very often, senior executives lose their jobs in connection with a Change of Control. By agreeing upfront to provide severance benefits and accelerated vesting of certain equity grants in the event of a Change of Control, our Compensation and Human Capital Committee believes we can reinforce and encourage the continued attention and dedication of senior executives to their assigned duties without distraction in the face of an actual or threatened Change of Control and ensure that management is motivated to negotiate the best acquisition consideration for our shareholders. In addition, we intend to include double trigger change of control benefits in employment agreements with any newly hired executives whereby such executives will be eligible for change of control benefits only upon certain qualifying terminations of employment in connection with or following a change in control.

The Company currently has employment contracts with each of the NEOs listed in the Summary Compensation Table on page 41 of this Proxy Statement (other than Mr. McDonough). See “Employment Contracts” on page 48 in this Proxy Statement.

4	GOVERNANCE POLICIES RELATING TO COMPENSATION

MINIMUM OWNERSHIP GUIDELINES

The Company’s Board of Directors expects all non-employee directors, the CEO, the CFO, the President and the GC to own a meaningful equity interest in the Company to more closely align the interests of directors and executive officers with those of shareholders. Accordingly, the Board has established equity ownership guidelines for non-employee directors, the CEO, CFO, President and GC. Non-employee directors are required to hold Common Shares with a value equal to five times the base annual board retainer of $60,000. Newly elected non-employee directors have five years following their election to the Board to meet the share ownership guidelines. The executives are required to hold Common Shares with a value equivalent to a multiple of their base salary as listed in the table below:

The executives have five years following their appointment to meet the share ownership guidelines. Vested and unvested restricted Common Shares count toward the equity ownership guidelines. All non-employee directors and the executives, except for Ms. Skerritt and Mr. Ubiñas, who were appointed to the board in July 2018 and July 2019, respectively, met the share ownership guidelines as of December 31, 2019.

CLAWBACK POLICY

The Board has established a clawback policy applicable to our executive officers. The policy allows for the recoupment of incentive awards in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws as a result of intentional misconduct, fraud or gross negligence. Each executive officer may be required to reimburse the Company for any incentive awards made after January 1, 2013 on the basis of having met or exceeded specific performance levels, under these circumstances.

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EXECUTIVE COMPENSATION

ANTI-HEDGING POLICY

The Company has established an anti-hedging policy applicable to our executive officers, directors and employees. The policy prohibits any director or executive officer of the Company from trading in puts, calls, options or other derivative securities based on the Company’s securities. In addition, certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow a shareholder to lock in much of the value of his or her holdings, often in exchange for all or part of the potential upside appreciation in the shareholdings. These transactions allow the shareholder to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the owner may no longer have the same objectives as the company’s other shareholders. Therefore, executive officers, directors and employees may not engage in any such transactions with respect to the Common Shares they own.

ANTI-PLEDGING POLICY

Our named executive officers and directors do not have any shares pledged as collateral. The Company has established an anti-pledging policy applicable to our executive officers, directors and employees. The Board believes that pledging securities of the Company as collateral for margin loans or other transactions raises potential risks to shareholder value, particularly if the pledge is significant. Under this policy, officers, directors and employees of the Company may not margin, or agree or offer to margin, the Company’s securities as collateral for a loan obligation. Similarly, officers, directors and employees of the Company may not pledge, or agree or offer to pledge, the Company’s securities (or a right to receive the Company’s securities) as collateral for a loan or other obligation. These prohibitions do not apply to any broker-assisted cashless exercise of equity awards. In addition, in order to facilitate the transition to the policy, these prohibitions do not apply to a margin or pledge of securities that was in effect prior to adoption of the policy; provided, that no additional Company securities may be added to any such pre-existing pledge on or after adoption of the policy.

An exception to the prohibitions in this policy may be granted by the disinterested members of the Board in their sole discretion where a person covered by this policy wishes to pledge the Company’s securities as collateral for a loan (not including margin debt) and demonstrates to the satisfaction of the disinterested members of the Board the financial capacity to repay the loan without resort to the pledged securities.

MANDATORY HOLDING PERIOD

Restricted Common Shares granted to the CEO in February 2019 and February 2020 include three-year vesting periods and also have a mandatory holding period under which the CEO cannot sell his vested Common Shares for an additional three years following each applicable vesting date.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION AND OTHER TAX CONSIDERATIONS

Subject to certain limited exemptions, Section 162(m) of the Internal Revenue Code of 1986 (referred to as the “Code”) denies an income tax deduction to any publicly held corporation for compensation paid to a “covered employee” to the extent such compensation in any taxable year exceeds $1 million. It is the Company’s policy to take into account the implications of Section 162(m) among all other factors reviewed in making compensation decisions. However, the Compensation and Human Capital Committee, while considering tax deductibility as one factor in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible if it determines that an award is consistent with its philosophy and is in the Company’s and the shareholders’ best interests. Accordingly, some portion of the compensation paid to a Company executive may not be tax deductible by the Company under Section 162(m) of the Code.

Section 280G, Section 4999 and Section 409A of the Code (“Section 409A”) impose certain taxes under specified circumstances. Section 280G and Section 4999 of the Code provide that certain officers and other service providers who receive significant compensation or hold significant shareholder interests could be subject to significant additional taxes if they receive certain payments or benefits in connection with a change of control of the Company, and that the Company could lose a deduction on the amounts subject to additional tax. The Company has no policy or commitment to provide any executive or director with any gross-up or other reimbursement for tax amounts that such executive or director might pay pursuant to these laws, and each named executive officer’s employment contract provides for a cutback of amounts payable in order to seek to avoid such additional taxes. Section 409A imposes additional significant taxes in the event that an employee or other service provider receives deferred compensation that does not meet the requirements of Section 409A. The Compensation and Human Capital Committee considers the effect of Section 409A when designing the Company’s executive plans and programs, and such plans and programs are intended to be designed to comply with or be exempt from Section 409A in order to seek to avoid potential adverse tax consequences that may result from noncompliance.

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REPORT OF THE COMPENSATION AND HUMAN CAPITAL COMMITTEE

We have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and based on such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND HUMAN CAPITAL COMMITTEE

Thomas J. Reddin (Chair)
Jeffrey B. Citrin
David B. Henry
Bridget M. Ryan-Berman
Allan L. Schuman

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2019 SUMMARY COMPENSATION TABLE

The following table shows information concerning the annual compensation for services provided by our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executives for each of the fiscal years ended December 31, 2019, 2018, and 2017.

Name and Principal position	Year	Salary ($)	Bonus ($)		Share Awards ($) (1)	Non-equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (4)	Total ($)
Steven B. Tanger Chief Executive Officer	2019	$850,000	$—		$3,654,909	$1,506,462	$558,328	$6,569,699
	2018	850,000	—		4,598,606	952,000	569,691	6,970,297
	2017	850,000	—		4,568,634	993,367	612,947	7,024,948
James F. Williams Executive Vice President and Chief Financial Officer	2019	$374,400	$—		$725,019	$518,976	$56,719	$1,675,114
	2018	360,000	—		653,912	223,200	52,777	1,289,889
	2017	360,000	—		518,320	168,720	46,481	1,093,521
Thomas E. McDonough Former President and Chief Operating Officer	2019	$401,880	$400,000	(3)	$2,239,907	$—	$796,897	$3,838,684
	2018	394,000	—		2,239,894	394,000	196,985	3,224,879
	2017	394,000	—		2,226,434	413,175	211,047	3,244,656
Chad D. Perry Executive Vice President, General Counsel, and Secretary	2019	$378,420	$—		$1,013,162	$583,000	$84,068	$2,058,650
	2018	371,000	—		1,013,158	371,000	88,808	1,843,966
	2017	371,000	—		907,059	389,055	92,833	1,759,947
Lisa J. Morrison Executive Vice President, Leasing	2019	$288,992	$—		$411,241	$242,615	$46,881	$989,729
	2018	283,326	—		361,227	291,441	45,492	981,486
	2017	283,326	—		359,535	295,057	44,717	982,635
(1)	The amounts in this column represent the grant date fair value of restricted Common Shares awarded in each respective year, and the grant date fair value of notional units granted under the 2019, 2018 and 2017 Outperformance Plans. A discussion of the assumptions used in calculating these values may be found in Note 17 to our 2019 audited consolidated financial statements on pages F-43 to F-47 of our 2019 Annual Report, Note 18 to our 2018 audited consolidated financial statements on pages F-46 to F-50 of our 2018 Annual Report and Note 18 to our 2017 audited consolidated financial statements on pages F-51 to F-55 of our 2017 Annual Report, respectively. With respect to the awards granted under the 2019, 2018 and 2017 Outperformance Plans, the grant date fair values were based on probable performance outcomes. The value for the 2019 awards, assuming that the highest level of performance conditions are achieved, was estimated to be $4.3 million for Mr. Tanger, $845,000 for Mr. Williams, $2.6 million for Mr. McDonough, $1.2 million for Mr. Perry, and $479,000 for Ms. Morrison. The value for the 2018 awards, assuming that the highest level of performance conditions are achieved, was estimated to be $4.1 million for Mr. Tanger, $537,000 for Mr. Williams, $1.8 million for Mr. McDonough, $832,000 for Mr. Perry, and $234,000 for Ms. Morrison. The value for the 2017 awards, assuming that the highest level of performance conditions are achieved, was estimated to be $5.3 million for Mr. Tanger, $563,000 for Mr. Williams, $2.4 million for Mr. McDonough, $985,000 for Mr. Perry, and $307,000 for Ms. Morrison.
(2)	Amounts shown consist of payouts under our annual Incentive Cash Bonus Plan earned during the fiscal year but paid in the first quarter of the following fiscal year; except that, with respect to Ms. Morrison, the amounts shown reflect (1) the bonus calculated under the terms of her employment contract, since such amount was higher than the bonus she would have received under our annual Incentive Cash Bonus Plan and (2) a separate bonus she earned as a result of her leasing team reaching certain goals with respect to achieving minimum overall occupancy rates, minimum renewal rates on leases expiring, minimum average rental rate increases on existing leases renewed or new leases executed during the year, minimum conversion rate converting lease requests to executed leases, and maximum number of days to get a lease fully executed once approved.
(3)	Amount reflects a guaranteed bonus equal to $400,000 that was paid to Mr. McDonough pursuant to the terms of his Transition Agreement.
(4)	Amounts reported in 2019 include the following:
Name	Car Allowance	Employee Life Insurance Premiums	Dividends Paid on Unvested Restricted Common Shares	401(K) Contribution	Executive Separation	Use of Aircraft
Steven B. Tanger	$9,600	$100,883	$361,680	$11,200		$74,965
James F. Williams	—	—	45,519	11,200		—
Thomas E. McDonough	—	—	167,699	11,200	$617,998	—
Chad D. Perry	—	—	72,868	11,200		—
Lisa J. Morrison	—	—	35,681	11,200		—

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2019 CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our CEO to the annual total compensation of our median employee. We consider our pay ratio to be a reasonable estimate and calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K. We identified the median employee by examining the 2019 total cash compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2019, the reference date for identifying our median employee. We included all employees on December 31, 2019, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation, however we did annualize the compensation for certain full-time employees that were not employed by us for all of 2019. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. After identifying the median employee based on total cash compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2019 Summary Compensation Table earlier in this proxy statement.

As of December 31, 2019, we employed 347 part-time employees and 286 full-time employees, of which approximately 70% are hourly workers. Our median employee is a part-time customer service representative at one of our outlet centers that worked 168 days during 2019. Our CEO had annual total compensation of $6,569,699 and our median employee had annual total compensation of $12,954. Based on this information, for 2019 the estimated ratio of annual total compensation for our CEO to the median annual total compensation of all employees is 507 to 1.

42	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

2019 GRANTS OF PLAN-BASED AWARDS

The following table summarizes grants of plan-based awards made to NEOs in the year ended December 31, 2019:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Share Awards: Number of Common Shares or Units (#) (4)	Grant Date Fair Value of Equity Awards ($) (1)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Minimum (#)	Target (#)	Maximum (#)
Steven B. Tanger	2/18/2019				—	—	—	76,905	$1,461,964
	2/18/2019				36,277	108,831	181,385		2,192,945
		$637,500	$850,000	$1,700,000
James F. Williams	2/18/2019				—	—	—	13,346	$290,009
	2/18/2019				7,196	21,589	35,981		435,010
		$280,800	$374,400	$561,600
Thomas E. McDonough	2/18/2019				—	—	—	41,232	$895,971
	2/18/2019				22,232	66,697	111,161		1,343,936
		$301,410	$401,880	$683,196
Chad D. Perry	2/18/2019				—	—	—	18,650	$405,265
	2/18/2019				10,056	30,169	50,281		607,897
		$283,815	$378,420	$643,314
Lisa J. Morrison (5)	2/18/2019				—	—	—	7,570	$164,496
	2/18/2019				4,082	12,245	20,409		246,745
		$28,899	$57,798	$115,597
				288,992
			25,000	40,000
(1)	The grant date is considered to be the date the equity-based awards were approved by the Compensation and Human Capital Committee. Under the terms of our Incentive Award Plan, the grant date fair value for restricted Common Share awards is considered to be the closing price of the Company’s Common Shares on the day prior to the grant date, which for the February 18, 2019 awards, except for Mr. Tanger, was $21.73. The grant date value of Mr. Tanger’s 2019 award, which is subject to additional restrictions on sale after vesting, was discounted per FASB ASC 718 by 12.5%. A discussion of the assumptions used in calculating the grant date fair value of notional units granted under the 2019 OPP may be found in Note 17 to our 2019 audited consolidated financial statements on pages F-43 to F-47 of our 2019 Annual Report. With respect to the awards granted under the 2019 OPP, the grant date fair value was based on probable performance outcomes.
(2)	These columns show the range of estimated payouts targeted for 2019 performance under our annual Incentive Cash Bonus Plan for our executive officers (other than Ms. Morrison) as described in the section titled “Annual Cash Incentives-Description and Analysis” in the Compensation Discussion and Analysis. The actual cash bonus payment made in 2020 for 2019 performance, based on the metrics described, amounted to 177% of base salary for Mr. Tanger, 139% for Mr. Williams and 154% for Mr. Perry. Mr. McDonough was paid a guaranteed bonus of $400,000 pursuant to the terms of his Transition Agreement.
(3)	These columns show the amount of potential restricted Common Shares to be converted from notional units under the 2019 OPP. The notional units convert based on the Company’s absolute share price appreciation and its share price appreciation relative to its peer group, over a three year measurement period from February 18, 2019 through February 17, 2022. A discussion of this plan and the share price appreciation goals can be found in the section entitled “Compensation Discussion and Analysis - 2019 and 2020 Outperformance Plans” on page 36.
(4)	Restricted Common Shares granted under our Incentive Award Plan are described in the Outstanding Equity Awards at Year End 2019 Table below. Dividends are paid on unvested restricted Common Shares.

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2019 GRANTS OF PLAN-BASED AWARDS

(5)	The amounts shown in this row under “Estimated Future Payouts under Non-Equity Incentive Plan Awards” columns includes the amounts Ms. Morrison was eligible to receive under our annual Incentive Cash Bonus Plan, the terms of her employment contract, and a separate bonus based on leasing team goals. Per the terms of her employment contract, Ms. Morrison is eligible to receive an annual incentive cash bonus equal to the lesser of (1) 100% of her salary or (2) 9.16% of the total commissions earned by our employees who are leasing employees who report to her. Ms. Morrison receives the higher of the bonus as calculated under our annual Incentive Cash Bonus Plan or the bonus calculated under the terms of her employment contract, but not both. Ms. Morrison received a cash bonus of $231,115 in 2020 for 2019 performance based on the terms of her employment contract and did not receive a bonus under our annual Incentive Cash Bonus Plan. In addition, Ms. Morrison received $11,500 as a separate bonus she earned as a result of her leasing team reaching certain goals with respect to achieving minimum overall occupancy rates, minimum renewal rates on leases expiring, minimum average rental rate increases on existing leases renewed or new leases executed during the year, minimum conversion rates in converting lease requests to executed leases, and maximum number of days to get a lease fully executed once approved. Under this plan for 2019, Ms. Morrison could receive up to $25,000 if all target levels were achieved, and then would receive additional amounts in increments of $250 or $1,000 based upon the amount by which the target levels were exceeded, up to a maximum total award of $40,000.

44	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT YEAR END 2019

The following table summarizes the number of securities underlying outstanding plan awards for the named executive officers in the year ended December 31, 2019:

	Option Awards				Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units That Have Not Vested (#) (1)		Market Value of Shares or Units That Have Not Vested ($) (1)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Steven B. Tanger	—	—	—	—	23,000	(3)	$338,790
					23,178	(4)	341,412
					27,486	(5)	404,869
					88,905	(6)	1,309,571
					76,905	(7)	1,132,811
								25,080	(11)	$369,428
								34,014	(12)	501,020
								36,277	(13)	534,360
James F. Williams	—	—	—	—	1,500	(3)	$22,095
					3,082	(8)	45,398
					2,893	(5)	42,614
					11,400	(6)	167,922
					13,346	(7)	196,587
								2,640	(11)	$38,887
								4,490	(12)	66,135
								7,196	(13)	106,000
Thomas E. McDonough	—	—	—	—	—		$—
					—		—
					—		—
					—		—
					—		—
								10,884	(11)	$160,327
								9,598	(12)	141,379
								6,430	(13)	94,717

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OUTSTANDING EQUITY AWARDS AT YEAR END 2019

	Option Awards				Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units That Have Not Vested (#) (1)		Market Value of Shares or Units That Have Not Vested ($) (1)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Chad D. Perry	—	—	—	—	4,000	(3)	$58,920
					4,263	(4)	62,794
					5,063	(5)	74,578
					17,664	(6)	260,191
					18,650	(7)	274,715
								4,620	(11)	$68,053
								6,956	(12)	102,468
								10,056	(13)	148,128
Lisa J. Morrison	—	—	—	—	1,500	(3)	$22,095
					3,082	(8)	45,398
					4,177	(9)	61,527
					8,751	(10)	128,902
					7,570	(7)	111,506
								1,440	(11)	$21,211
								1,953	(12)	28,765
								4,082	(13)	60,125
(1)	Represents the portion of restricted Common Shares that vest based on rendering service over a specific period of time.
(2)	Based on the closing price of our Common Shares on December 31, 2019 of $14.73.
(3)	Restricted Common Shares vest at a rate of 20% per year, with vesting dates on 2/15/2016, 2/15/2017, 2/15/2018, 2/15/2019 and 2/15/2020.
(4)	Restricted Common Shares vest at a rate of 25% per year, with vesting dates on 2/15/2017, 2/15/2018, 2/15/2019 and 2/15/2020.
(5)	Restricted Common Shares vest at a rate of 33.33% per year, with vesting dates on 2/15/2018, 2/15/2019 and 2/15/2020.
(6)	Restricted Common Shares vest at a rate of 33.33% per year, with vesting dates on 2/15/2019, 2/15/2020 and 2/15/2021.
(7)	Restricted Common Shares vest at a rate of 33.33% per year, with vesting dates on 2/15/2020, 2/15/2021 and 2/15/2022.
(8)	Restricted Common Shares vest at a rate of 20% per year, with vesting dates on 2/15/2017, 2/15/2018, 2/15/2019, 2/15/2020 and 2/15/2021.
(9)	Restricted Common Shares vest at a rate of 20% per year, with vesting dates on 2/15/2018, 2/15/2019, 2/15/2020, 2/15/2021 and 2/15/2022.
(10)	Restricted Common Shares vest at a rate of 20% per year, with vesting dates on 2/15/2019, 2/15/2020, 2/15/2021, 2/15/2022 and 2/15/2023.
(11)	Represents portion of restricted Common Shares that may be earned from the conversion of notional units under the 2017 OPP assuming for purposes of this discussion that the Company achieves its minimum levels of absolute and relative share price appreciation over the three year performance period ending February 13, 2020. Restricted Common Shares earned will vest 50% on February 15, 2020 and 50% on February 15, 2021.
(12)	Represents portion of restricted Common Shares that may be earned from the conversion of notional units under the 2018 OPP assuming for purposes of this discussion that the Company achieves its minimum levels of absolute and relative share price appreciation over the three year performance period ending February 15, 2021. Restricted Common Shares earned will vest 50% on February 17, 2021 and 50% on February 17, 2022.
(13)	Represents portion of restricted Common Shares that may be earned from the conversion of notional units under the 2019 OPP assuming for purposes of this discussion that the Company achieves its minimum levels of absolute and relative share price appreciation over the three year performance period ending February 17, 2022. Restricted Common Shares earned will vest 50% on February 22, 2022 and 50% on February 15, 2023.

46	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

OPTION EXERCISES AND COMMON SHARES VESTED IN 2019

The following table summarizes the option exercises and the vesting of restricted Common Share awards for each of our named executive officers for the year ended December 31, 2019:

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Steven B. Tanger	—	—	142,118	$3,097,932
James F. Williams	—	—	13,135	286,328
Thomas E. McDonough	—	—	175,995	3,033,037
Chad D. Perry	—	—	26,158	570,204
Lisa J. Morrison	—	—	8,122	177,045
(1)	Amounts reflect the closing market price on the day prior to the vesting date in accordance with the terms of our Incentive Award Plan.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2019 with respect to compensation plans under which the Company’s equity securities are authorized for issuance:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a)
Equity compensation plans approved by
security holders	1,647,204	(1)	$25.57	3,854,479	(2)
Equity compensation plans not approved by
security holders	—		—	—
Total	1,647,204		$25.57	3,854,479
(1)	Includes (a) 523,300 Common Shares issuable upon the exercise of outstanding options (284,500 of which are vested and exercisable), (b) 290,022 restricted Common Shares that may be issued under the 2017 OPP upon the satisfaction of certain conditions, (c) 381,065 restricted Common Shares that may be issued under the 2018 OPP upon the satisfaction of certain conditions and (d) 452,817 restricted Common Shares that may be issued under the 2019 OPP upon the satisfaction of certain conditions. Because there is no exercise price associated with the 2017, 2018 and 2019 OPP awards, such restricted Common Shares are not included in the weighted average exercise price calculation.
(2)	Represents Common Shares available for issuance under the Incentive Award Plan. Under the Incentive Award Plan, the Company may award restricted Common Shares, restricted share units, performance awards, dividend equivalents, deferred shares, deferred share units, share payments profit interests, and share appreciation rights.

EMPLOYMENT CONTRACTS

The following summary sets forth the material terms of the employment contracts with the NEOs in effect as of December 31, 2019 (and for Mr. McDonough, his Transition Agreement).

STEVEN B. TANGER

On December 14, 2016, we entered into an amended and restated employment agreement with Steven B. Tanger. Pursuant to the employment agreement, Mr. Tanger shall continue to serve as CEO of the Company and, if elected or appointed, a member of the Board through January 1, 2021 (or, upon the execution of a definitive agreement which could result in a Change of Control, the later of (1) January 1, 2021 and (2) January 1 of the second year following the date of the Change of Control or the date the Change of Control transaction is terminated) (December 14, 2016 through such date, the “Contract Term”). In 2019, Mr. Tanger was paid an annual base salary of $850,000 (and such annual base salary remained unchanged for 2020). The Board of Directors will review the amount of annual base salary for increase (but not decrease) each year. Mr. Tanger is eligible to receive an annual incentive bonus, (with a target bonus opportunity of no less than 100% of annual base salary), annual awards under the Incentive Award Plan on terms at least as favorable as annual awards granted to other senior executives, and a monthly automobile allowance of $800. Further, at least 40% of the value of annual equity awards granted to Mr. Tanger in 2019 (for 2018 performance) is subject to pro-rata time-based vesting over a three year period, as required by Mr. Tanger’s employment agreement.

During the Contract Term and for ninety (90) days thereafter, the Company and the Operating Partnership will also provide Mr. Tanger with term life insurance coverage under a policy or policies in the face amount of $5 million in the aggregate and, in the event of termination of employment prior to the end of the Contract Term (other than due to death, for Cause or without Good Reason (other than for Retirement) as defined in his employment agreement), the Company and the Operating Partnership will pay to Mr. Tanger (or the relevant insurer) an amount equal to the premiums required to maintain such policy or policies through the end of the Contract Term.

If Mr. Tanger’s employment is terminated without Cause or for Good Reason, Mr. Tanger will, subject to execution and non-revocation of a release in favor of the Company and its affiliates, (1) receive a lump sum payment equal to three-hundred percent (300%) of the sum of (a) his annual base salary and (b) the greater of (i) his annual bonus earned for the year immediately preceding the year of termination and (ii) the average of his annual bonuses, if any, earned in the three years immediately preceding the year of termination, and (2) generally be eligible for continued participation in the employee benefit plans of the

48	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

Company or the Operating Partnership through the later of (a) the 18 month anniversary of termination and (b) the end of the Contract Term. If Mr. Tanger’s employment is terminated due to death or Disability (as defined in his employment agreement), Mr. Tanger will receive (1) a lump sum payment equal to the greater of (a) current base salary for the remainder of the Contract Term or (b) 100% of current base salary and (2) a pro-rated annual bonus for the year of termination based on actual performance (and achievement of all individual performance goals), prorated based on the number of days of employment in such year.

In addition, if Mr. Tanger’s employment is terminated without Cause or for Good Reason or due to death or Disability, all unvested restricted Common Shares subject to time-based vesting (“Time Based Awards”), including restricted Common Shares received upon settlement of Performance Based Awards, will fully vest and all unvested equity awards subject to performance based vesting (“Performance Based Awards”) not yet settled in Common Shares will continue to vest pro-rata through the date of termination subject to the actual achievement of the applicable performance measures.

If Mr. Tanger’s employment is terminated due to non-renewal of the agreement on substantially similar terms at the end of the Contract Term, it will be deemed a termination without Cause, provided that Mr. Tanger will, subject to execution and non-revocation of a release in favor of the Company and its affiliates, (1) receive a lump sum payment equal to one-hundred percent (100%) (not three-hundred percent (300%)) of the sum of (a) his annual base salary and (b) the greater of (i) his annual bonus for the year immediately preceding the year of termination and (ii) the average of his annual bonuses, if any, earned in the three (3) years immediately preceding the year of termination, and (2) generally be eligible for continued participation in the employee benefit plans of the Company or the Operating Partnership through the 18-month anniversary of termination.

In addition, Mr. Tanger may voluntarily terminate employment by retiring any time after reaching age 72 and 20 years of service (such a termination, “Retirement”) and receive a prorated annual bonus for the year of termination based on actual performance (and achievement of all individual performance goals), prorated based on the number of days of employment in such year, and continued vesting of unvested equity. In the event of such a Retirement, Mr. Tanger will be available to consult with the board for 12 months following Retirement in exchange for an agreed monthly fee.

During his employment and for a period of twenty-four (24) months thereafter (the “Restricted Period”), Mr. Tanger is generally prohibited from engaging in the management, development or construction of any factory outlet centers or competing retail commercial property or in any active or passive investment in property connected with a factory outlet center or a competing retail commercial property. During the period following termination of employment, this prohibition applies only with respect to properties that are within a fifty (50) mile radius of (1) any commercial property owned, leased or operated by the Company and/or related entities on the date of termination of Mr. Tanger’s employment or (2) any commercial property which the Company and/ or any related entity actively negotiated to acquire, lease or operate within the six (6)-month period prior to the date of termination of Mr. Tanger’s employment. During the Restricted Period, Mr. Tanger will also be subject to certain restrictions on solicitation of employees and other service providers of the Company and/or related entities and solicitation of business partners and business affiliates of the Company and/or related entities. During the Restricted Period, Mr. Tanger may, however, own an interest in or provide services to an entity affiliated with another entity that is engaged in competition with the company so long as the entity he owns the interest in or provides services to does not itself engage in competition with the Company.

JAMES F. WILLIAMS

James F. Williams has a three year employment contract originally effective October 24, 2006, amended and restated most recently effective December 29, 2008 and initially expiring on December 31, 2010. Mr. Williams’ contract has not been amended since December 29, 2008. Mr. Williams’ contract automatically extended for additional one-year periods at the end of the initial term and each anniversary thereafter and will continue in such fashion, unless either party gives written notice to the other party within 180 days prior to the end of the then-current extended term that the contract term will not be further extended. Pursuant to the terms of the agreement, Mr. Williams’ annual base salary may not be less than $220,300. Mr. Williams is eligible to receive an annual incentive bonus based on performance criteria approved by the Company’s Compensation and Human Capital Committee.

If Mr. Williams’ employment is terminated by reason of death or Disability (as defined in his employment agreement), he or his estate will receive as additional compensation a lump-sum payment in an amount equal to half of his annual base salary and a pro-rata portion of the annual bonus earned for the contract year in which the termination occurs. Further, if Mr. Williams’ employment is terminated by us without Cause, or by him for Good Reason or within 75 days following the first Change of Control during the contract term (as such terms are defined in the employment contract), Mr. Williams will receive a severance payment in an amount equal to the sum of (a) 100% of his annual base salary for the current contract year, and (b) his average annual bonus for the three consecutive contract years immediately preceding the contract year in which the termination occurs, to be paid monthly over the succeeding 12 months subject to the limitations required to comply with Section 409A. However, in the event of Mr. Williams’ termination for any reason on or after the 75th day following a Change of Control, Mr. Williams will not be entitled to receive any severance payments or benefits that would otherwise have been payable in connection with such termination.

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EQUITY COMPENSATION PLAN INFORMATION

THOMAS E. MCDONOUGH

Thomas E. McDonough entered into an employment agreement effective August 23, 2010 and initially expiring on December 31, 2013 (the “McDonough Employment Agreement”). Mr. McDonough’s contract automatically extended for additional one-year periods at the end of the initial term and each anniversary thereafter. Pursuant to the terms of the agreement, Mr. McDonough’s annual base salary was required to be not be less than $350,000. Mr. McDonough was eligible to receive an annual incentive bonus based on performance criteria approved by the Company’s Compensation and Human Capital Committee.

On June 4, 2019, Thomas E. McDonough notified the Company of his retirement as President and Chief Operating Officer (“COO”) of the Company and as an employee of the Company’s operating partnership, Tanger Properties Limited Partnership (the “Partnership”), which became effective as of December 31, 2019 (the “Retirement Date”).

In recognition of Mr. McDonough’s agreement to continue providing services from the date he notified the Company of his retirement through December 31, 2019 and his agreement to be bound to certain additional restrictive covenants following the Retirement Date (as described below), the Partnership entered into a transition agreement and release of claims with Mr. McDonough, dated as of June 4, 2019 (collectively, the “Transition Agreement”). The Company believed it was vital to our business for Mr. McDonough to efficiently transition his duties and responsibilities prior to his retirement and, pursuant to the Transition Agreement, Mr. McDonough agreed to forgo other business opportunities and remain employed with the Company and assist with the transition of his position through the Retirement Date. The terms of the McDonough Employment Agreement continued to control until the Retirement Date, subject to the terms of the Transition Agreement.

Pursuant to the Transition Agreement, Mr. McDonough is eligible to receive, subject to his execution of a release of claims: (i) continued base salary payments for 12 months following the Retirement Date, which equals an aggregate amount of $401,880, provided that if Mr. McDonough does not have a full-time paid position on December 31, 2020, he will continue to receive such payments at the same annualized rate until the earlier of (x) June 30, 2021 (which would equal an additional amount of up to $200,940) or (y) the date he accepts alternative full-time employment (ii) subject to his timely election pursuant to COBRA, payment of the employer portion of the premiums for continued health coverage through June 30, 2021, calculated as if Mr. McDonough had remained an active executive during such period, (iii) a cash bonus for fiscal 2019 of $400,000 to be payable at the same time in 2020 as annual bonuses are paid to other executives; (iv) accelerated vesting of his outstanding time-vested restricted share awards, and (v) continued eligibility of his performance awards to vest on a pro-rata basis through the Retirement Date, subject to the actual achievement of the applicable performance measures (collectively, the “Retirement Benefits”). The structure of Mr. McDonough’s award is not intended to reward failure and, in particular, the vesting of Mr. McDonough’s performance awards will not occur to the extent the Company fails to achieve its applicable performance measures.

CHAD D. PERRY

Chad D. Perry entered into an employment agreement effective December 12, 2011 and initially expiring on December 31, 2014. Mr. Perry’s contract automatically extended for additional one-year periods at the end of the initial term and on each anniversary thereafter and will continue in such fashion, unless either party gives written notice to the other party within 180 days prior to the end of the then-current extended term that the contract term will not be further extended. Pursuant to the terms of the agreement, Mr. Perry’s annual base salary may not be less than $350,000. Mr. Perry is eligible to receive an annual incentive bonus based on performance criteria approved by the Company’s Compensation and Human Capital Committee.

If Mr. Perry’s employment is terminated by reason of death or Disability (as defined in his employment agreement), he or his estate will receive as additional compensation a lump sum payment in an amount equal to his annual base salary and a pro-rata portion of the annual bonus earned for the contract year in which the termination occurs. Further, if his employment is terminated by us without Cause, or by either executive for Good Reason, as those terms are defined in his agreement, he will receive a severance payment in an amount equal to 300% of the sum of (a) his annual base salary for the then-current contract year and (b) the average annual bonus for the preceding three years to be paid monthly or bi-weekly over the succeeding 36 months subject to the limitations required to comply with Section 409A. Certain share based awards under our Incentive Award Plan are included in the calculation of the prior year’s annual bonus and average annual bonus.

LISA J. MORRISON

Lisa J. Morrison has a three year employment contract originally effective January 1, 2001 and amended and restated most recently effective December 29, 2008. Ms. Morrison’s contract has not been amended since December 29, 2008. Ms. Morrison’s contract automatically extended for additional one-year periods at the end of the initial term and each anniversary thereafter and will continue in such fashion, unless either party gives written notice to the other party within 180 days prior to the end of the then-current extended term that the contract term will not be further extended. Pursuant to the terms of the agreement, Ms. Morrison’s base salary may not be less than $231,500. In addition to her base salary, if approved by the Company’s Board of Directors, for each contract year, Ms. Morrison will be paid an annual bonus in an amount equal to the lesser of (i) her base salary in effect on the last day of such contract year and (ii) an amount equal to nine and sixteen one-hundredths percent

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(9.16%) of the total commissions earned by our employees who are leasing representatives with respect to that contract year computed as a percentage of average annual tenant rents (net of tenant allowances) in accordance with the Company’s leasing team bonus plan in effect for that contract year. If the amount determined under clause (ii) is greater than 100% of Ms. Morrison’s annual base salary, such excess amount will be carried over to the next succeeding contract year, subject to Ms. Morrison’s continued employment though December 31 of such succeeding contract year. Ms. Morrison will receive the higher of the bonus determined under her employment contract and the bonus determined pursuant to the Company’s Incentive Cash Bonus Plan.

If Ms. Morrison’s employment is terminated by reason of death or Disability (as defined in her employment contract), she or her estate will receive as additional compensation a lump-sum payment in an amount equal to half of her annual base salary and a pro-rata portion of the annual bonus earned for the contract year in which the termination occurs. Further, if Ms. Morrison’s employment is terminated by us without Cause, or by her for Good Reason or within 75 days following the first Change of Control during the contract term (as such terms are defined in the employment contract), Ms. Morrison will receive a severance payment in an amount equal to the sum of (a) 100% of her annual base salary for the current contract year, and (b) her average annual bonus for the three consecutive contract years immediately preceding the contract year in which the termination occurs, to be paid monthly over the succeeding 12 months subject to the limitations required to comply with Section 409A. However, in the event of Ms. Morrison’s termination for any reason on or after the 75th day following a Change of Control, Ms. Morrison will not be entitled to receive any severance payments or benefits that would otherwise have been payable in connection with such termination.

NON-COMPETE AND OTHER PROVISIONS

During the terms of employment for Mr. Williams, Mr. Perry and Ms. Morrison, and for a period of one year thereafter (180 days for Mr. Williams and Ms. Morrison) if the executive’s employment is terminated by us for Cause or by the executive without Good Reason (or three years for Mr. Perry, one year for Mr. Williams and Ms. Morrison, if the executive receives severance due to a termination by the Company without Cause or by the executive for Good Reason), the executive is prohibited from (a) engaging in any activities involving developing or operating an outlet shopping facility within a radius of 50 miles of any retail shopping facility owned (with an effective ownership interest of 50% or more), directly or indirectly, or operated by the Operating Partnership within the 365-day period ending on the date of termination of the executive’s employment, (b) engaging in any activities involving developing or operating an outlet shopping facility within a radius of 50 miles of any site that, within the 365-day period ending on the date of termination of the executive’s employment, the Operating Partnership or its affiliate negotiated to acquire and/or lease for the development or operation of a retail shopping facility or (c) engaging in any activities involving developing or operating any other type of retail shopping facility (or, in the case of Ms. Morrison, any full price retail shopping facility) within a radius of 5 miles of and that competes directly for tenants with any retail shopping facility (or, in the case of Ms. Morrison, any full price retail shopping facility) that, within the 365-day period ending on the date of the termination of the executive’s employment, was (i) under development by the Operating Partnership or its affiliate; (ii) owned (with an effective ownership interest of 50% or more), directly or indirectly, by the Operating Partnership; or (iii) operated by the Operating Partnership.

The Transition Agreement with Mr. McDonough provides that in addition to the existing confidentiality and 12-month post-termination non-competition covenants set forth in the McDonough Employment Agreement, Mr. McDonough will also be subject to 12-month post termination non-solicitation of customers and employees covenants and a perpetual non-disparagement covenant.

Mr. Tanger and Mr. Williams are employed and compensated by both the Operating Partnership and the Company. The Compensation and Human Capital Committee believes that the allocation of such persons’ compensation between the Company and the Operating Partnership reflects the services provided by such persons with respect to each entity. All other employees are employed solely by the Operating Partnership or one of the Operating Partnership’s subsidiaries.

All payments and benefits due to Mr. Tanger, Mr. Williams, Mr. Perry and Ms. Morrison under their respective agreements are subject to reduction to the extent necessary to avoid federal excise tax on certain “excess parachute payments” under Section 4999 of the Code.

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EQUITY COMPENSATION PLAN INFORMATION

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE OF CONTROL

The table below reflects the amount of compensation payable to each of our named executive officers in the event of a termination of such executive’s employment. In particular, the table below sets forth the amount of compensation payable to each named executive officer in connection with each of the following different types of termination of employment: (1) termination by the Company without Cause or by the executive for Good Reason, (2) termination by the Company without Cause or by the executive for Good Reason following a Change of Control (or in the case of Mr. Williams and Ms. Morrison, resignation within 75 days following a Change of Control), (3) termination as a result of death, (4) termination as a result of Disability, and (5) termination by the Company for Cause or by the executive without Good Reason.

Mr. McDonough, our former President, is excluded from the tables below as his retirement was effective December 31, 2019 and he is eligible to receive the Retirement Benefits provided for under his Transition Agreement, as discussed above. For additional information on the Transition Agreement and the benefits payable to Mr. McDonough thereunder, see the section titled “Employment Contracts - Thomas E. McDonough” on page 50 of this Proxy Statement. The terms “Cause,” “Change of Control,” “Good Reason” and “Disability” as defined in the employment contracts of Mr. Tanger, Mr. Williams, Mr. Perry and Ms. Morrison are generally as stated below:

CAUSE

Generally under each employment agreement, the Company or the Operating Partnership, as applicable, will have “Cause” to terminate the executive’s employment upon each of the following events or circumstances:

Name(s)	Applicable Definition of Cause
Mr. Tanger Mr. Perry
●Causing material harm to the Operating Partnership or the Company, as applicable, through a material act of dishonesty in the performance of his duties;
●Conviction of a felony involving moral turpitude, fraud or embezzlement; or
●Willful failure to perform his material duties (other than a failure due to Disability) after written notice and a reasonable opportunity to cure.

Mr. Williams Ms. Morrison
●Determination by the Operating Partnership that he or she has embezzled money or property;
●Willful refusal to perform reasonable duties incident to his or her employment after ten (10) days’ written notice; or
●Commission of a felony which, in the judgment of the Board of Directors of the Operating Partnership, adversely affects the business or reputation of the Operating Partnership.

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CHANGE OF CONTROL

Generally, under each employment agreement, a “Change of Control” will be deemed to have occurred upon each of the following events or circumstances:

Name(s)	Applicable Definition of Change of Control
Mr. Tanger Mr. Perry
●Sale, lease, exchange or other transfer (other than pursuant to internal reorganization) by the Company or the Operating Partnership of more than 50% of its assets to a single purchaser or group of associated purchasers;
●Merger, consolidation or similar transaction in which the Company or the Operating Partnership does not survive as an independent, publicly owned corporation or the Company (or, with respect to Mr. Perry, an entity wholly owned by the Company) ceases to be the sole general partner of the Operating Partnership;
●Acquisition of securities of the Company or the Operating Partnership in one or a related series of transactions (other than pursuant to an internal reorganization) by a single purchaser or group of associated purchasers (other than the executive or any of his lineal descendants, lineal ancestors or siblings) which results in their ownership of 25% or more of the number of Common Shares (treating any Operating Partnership Units or Preferred Shares acquired by such purchaser or purchasers as if they had been converted to Common Shares) that would be outstanding if all of the Operating Partnership Units and Preferred Shares were converted into Common Shares;
●Merger involving the Company if, immediately following the merger, the holders of the Company’s shares immediately prior to the merger own less than fifty percent (50%) of the surviving company’s outstanding shares having unlimited voting rights or less than fifty percent (50%) of the value of all of the surviving company’s outstanding shares; or
●Majority of the members of the Company’s or the Operating Partnership’s, as applicable, Board of Directors are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

Mr. Williams Ms. Morrison
●Sale, lease, exchange or other transfer (other than pursuant to internal reorganization) by the Operating Partnership or the Company of more than 50% of the total gross fair market value of its assets to a single purchaser or to a group of associated purchasers;
●Acquisition of securities of the Company or the Operating Partnership in one or a related series of transactions (other than pursuant to an internal reorganization) by a single purchaser or a group of associated purchasers (other than the executive or any of his or her lineal descendants, lineal ancestors or siblings) which results in their ownership of 50% or more of the Common Shares (treating any Operating Partnership Units or Preferred Shares acquired by such purchaser or purchasers as if they had been converted to Common Shares) that would be outstanding if all of the Operating Partnership Units and Preferred Shares were converted into Common Shares; or
●Majority of the members of the Operating Partnership’s Board of Directors are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

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EQUITY COMPENSATION PLAN INFORMATION

GOOD REASON

Generally under each employment agreement, the executive will have “Good Reason” to terminate his or her employment upon the occurrence of any of the following events:

Name(s)	Applicable Definition of Good Reason
Mr. Tanger
●Any material adverse change in job titles, duties, responsibilities, perquisites, or authority without his consent, including no longer reporting solely to the Board of Directors of the Company or the failure to be the CEO of a successor entity (including its ultimate parent) on or following a Change of Control;
●Principal duties are required to be performed at a location other than Greensboro, North Carolina or Miami, Florida without his consent;
●(a) Removal or non-election as a director of the Company; (or, on or following a Change of Control, the successor entity (including its ultimate parent)) or as trustee of the general partner of the Operating Partnership; or
●Material breach of the employment agreement by the Operating Partnership or the Company, including failure to pay compensation or benefits when due.

Mr. Perry
●Any material adverse change in job titles, duties, responsibilities, perquisites, or authority without his consent;
●After a Change of Control, his principal duties are required to be performed at a location other than the Greensboro, North Carolina metropolitan area without his consent,
●Election to terminate his employment within the 180-day period following a Change of Control; or
●Material breach of the employment agreement by the Operating Partnership, including failure to pay compensation or benefits when due.

Mr. Williams Ms. Morrison
●Operating Partnership materially fails to make payment of amounts due;
●Operating Partnership commits a material breach of its obligations under the employment agreement; or
●His or her principal duties are required to be performed at a location other than the Greensboro, North Carolina metropolitan area without his or her consent following the occurrence of a Change of Control or certain other qualifying events.

DISABILITY

Generally under each employment agreement, the executive will be deemed to have a “Disability” upon the occurrence of any of the following events:

Name(s)	Applicable Definition of Disability
Mr. Tanger Mr. Perry

The absence of the executive from the executive’s duties to the Operating Partnership and/or, as applicable, the Company on a full-time basis for a total of 16 consecutive weeks during any 12 month period as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Operating Partnership or, as applicable, the Company and acceptable to the executive or the executive’s legal representative (such agreement as to acceptability not to be unreasonably withheld).

Mr. Williams Ms. Morrison

His or her inability due to a physical or mental illness that is expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, to perform any of the material duties assigned to him or her by the Operating Partnership for a period of ninety (90) days or more within any twelve consecutive calendar months.

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ASSUMPTIONS

The employment contracts of the NEOs set forth in the table below other than Mr. Tanger consider a Change of Control as a reason for an executive to terminate employment, and thus would entitle the executive to certain severance benefits. In addition, for purposes of the table below, however, we consider the caption representing the termination by the Company without Cause or by the executive for Good Reason to exclude an event of a Change of Control. In addition, any severance benefits or additional compensation that these executives are eligible to receive upon termination will be reduced to the extent necessary to prevent the executive from having any liability for the federal excise tax levied on certain “excess parachute payments” under section 4999 of the Code. The amounts shown in the table below are the maximum amounts the executives would be eligible to receive upon termination assuming no such reduction in compensation or benefits would be required.

The amounts shown below assume that such termination was effective December 31, 2019, and thus amounts earned through such time are estimates of the amounts that would be paid out to the executives upon termination. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company and/or the Operating Partnership.

Also considered in the table below is the estimated value of restricted Common Shares earned upon termination of employment or a Change of Control from the conversion of the notional units under the Company’s 2019, 2018 and 2017 Outperformance Plans. Under such plans, notional units will convert into restricted Common Shares upon the satisfaction of certain TSR thresholds over a three-year performance period. For a further discussion of the plans, see “2019 and 2020 Outperformance Plans” on page 36 in this Proxy Statement.

Upon a termination without Cause, for Good Reason, death or Disability, each notional unit will convert based upon the share price at the end of the three-year performance period, and the number of restricted Common Shares earned will equal a prorated portion of the restricted Common Shares that would have been earned had a termination not occurred (prorated based on the period of employment during the three-year performance period). Such restricted Common Shares will vest immediately upon issuance at the end of the three-year performance period. Upon a Change of Control (as defined in our Incentive Award Plan), the absolute share price appreciation (absolute TSR) targets will be reduced pro-rata based upon the period of time that the effective date of the plan to the date of the Change of Control bears to the three-year performance period, and each notional unit will convert based upon the share price as of the Change of Control. Any restricted Common Shares earned will vest immediately upon issuance prior to the Change of Control. If the notional units are earned, and thereby converted into restricted Common Shares, then award recipients will be entitled to receive a payment of all dividends and other distributions through the termination date or Change of Control that would have been paid had the number of earned restricted Common Shares been issued at the beginning of the performance period.

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EQUITY COMPENSATION PLAN INFORMATION

Name	Cash Severance Payment ($) (1)	Share Awards ($) (2)	Continuation of Benefits ($) (3)	All Other Comp. ($) (4)	Total ($)
Steven B. Tanger
Without Cause or For Good Reason	$7,069,385	$3,527,452	$14,988	$67,344	$10,679,169
Change of Control	—	—	—	—	—
Death	2,356,462	3,527,452	—	—	5,883,914
Disability	2,356,462	3,527,452	—	67,344	5,951,258
For Cause or without Good Reason	—	—	—	—	—
James F. Williams
Without Cause or For Good Reason	$678,032	$474,615	$—	$—	$1,152,647
Change of Control	678,032	—	—	—	678,032
Death or Disability	706,176	474,615	—	—	1,180,791
For Cause or without Good Reason	—	—	—	—	—
Chad D. Perry
Without Cause or For Good Reason	$4,834,058	$731,197	$—	$—	$5,565,255
Change of Control	4,834,058	731,197	—	—	5,565,255
Death or Disability	961,420	731,197	—	—	1,692,617
For Cause or without Good Reason	—	—	—	—	—
Lisa J. Morrison
Without Cause or For Good Reason	$565,364	$369,428	$—	$—	$934,792
Change of Control	565,364	—	—	—	565,364
Death or Disability	387,111	369,428	—	—	756,539
For Cause or without Good Reason	—	—	—	—	—
(1)	The terms of the cash severance payments due each officer under each scenario are more fully described elsewhere in this Proxy Statement under the caption “Employment Contracts.”
(2)	Amounts shown in this column include the value of restricted Common Shares which were unvested at December 31, 2019 and that would immediately vest upon termination of employment. This column excludes the value of restricted Common Shares that may be earned under the 2019, 2018 and 2017 OPP, as no restricted Common Shares would have been earned under these plans assuming (1) the Company’s share price at the end of the three year performance period is equivalent to the share price as of December 31, 2019 and (2) dividends paid during the performance period remaining subsequent to December 31, 2019 are paid at similar rates as in 2019.
(3)	Includes estimated costs of continuation of benefits for the remainder of Mr. Tanger’s employment contract for group medical and dental coverage, disability insurance and life insurance premiums on $100,000 of coverage.
(4)	Represents estimated premiums on term life insurance policies for Mr. Tanger to be paid for the remainder of his employment contract.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership (as determined under the rules of the SEC) as of March 2, 2020 of (a) our Common Shares, and (b) units of partnership interests in the Operating Partnership (referred to as the “Units”) by (i) those persons known by us to be the beneficial owners of more than 5% of such shares and/or Units, (ii) our directors and our named executive officers identified elsewhere in this Proxy Statement, and (iii) our directors and all of our executive officers as a group. We believe based on information provided to us, that each of the shareholders listed below has sole voting and investment power with respect to shares beneficially owned by the shareholder unless noted otherwise, subject to community property laws where applicable.

Name	Number of Common Shares Beneficially Owned (1)	Percent of All Common Shares (2)	Number of Common Shares Receivable Upon Exchange of Units Beneficially Owned (3)	Percent of All Common Shares (including upon exchange of such owner’s Units)
Steven B. Tanger(4) Tanger Factory Outlet Centers, Inc. 3200 Northline Avenue, Suite 360 Greensboro, NC 27408	1,098,166	1.2%	2,716,808	4.0%
The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	15,292,191	16.4%	—	16.4%
BlackRock, Inc.(6) 55 East 52nd Street New York, NY 10055	13,497,290	14.5%	—	14.5%
State Street Corporation (7) One Lincoln Street Boston, MA 02111	4,789,409	5.1%	—	5.1%
William G. Benton	94,399	*	—	*
Jeffrey B. Citrin	68,724	*	—	*
David B. Henry	46,400	*	—	*
Thomas J. Reddin	54,424	*	—	*
Thomas E. Robinson	82,485	*	—	*
Bridget M. Ryan-Berman	70,996	*	—	*
Allan L. Schuman	59,066	*	—	*
Susan E. Skerritt	20,677	*	—	*
Luis A. Ubinas	12,000	*	—	*
James F. Williams	97,268	*	—	*
Thomas McDonough(8)	159,652	*	—	*
Chad D. Perry	105,896	*	—	*
Lisa J. Morrison	52,522	*	—	*
Directors and Executive Officers as a Group (17 persons)(9)	2,046,133	2.2%	2,716,808	5.0%
*	Less than 1%

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)

The ownership of Common Shares reported herein is based upon filings with the SEC and is subject to confirmation by us that such ownership did not violate the ownership restrictions in the Company’s Articles of Incorporation.

(2)	Based on 93,076,701 Common Shares and 2,716,808 Units outstanding as of March 2, 2020.
(3)

Represents Common Shares that may be acquired upon the exchange of Units beneficially owned by the applicable shareholder. Each exchangeable Unit of the Operating Partnership may be exchanged for one of our Common Shares.

(4)

Includes 2,716,808 Units of the Operating Partnership held by Tango 7, LLC. Mr. Tanger holds, directly and indirectly, all of the ownership interests in Tango 7, LLC and has sole voting and dispositive power of all such Common Shares and Units held by this entity. The Units of the Operating Partnership held by Tango 7, LLC are exchangeable into 2,716,808 Common Shares of the Company. Excludes 1,317,992 Common Shares and 599,996 Units of the Operating Partnership exchangeable into 599,996 Common Shares of the Company, which are held in various trusts of which Mr. Tanger is a beneficiary, but is not the trustee and does not otherwise have investment or voting control with respect to the securities held by such trusts. Includes indirect ownership of 5,000 Common Shares owned by his wife.

(5)

We have received copies of a Schedule 13G/A as filed with the SEC on February 11, 2020 by The Vanguard Group (referred to as “Vanguard”) reporting ownership of these Common Shares as of December 31, 2019. As reported by Vanguard in its Schedule 13G/A, (i) Vanguard has sole dispositive power for 15,013,704 shares, and shared dispositive power for 278,487 shares, and (ii) Vanguard has sole voting power for 288,488 shares and shared voting power for 100,062 shares.

(6)

We have received a copy of a Schedule 13G/A as filed with the SEC on February 4, 2020 by BlackRock, Inc. (“BlackRock”) reporting ownership of these Common Shares as of December 31, 2019. As reported in the Schedule 13G/A, (i) BlackRock has sole dispositive power for all 13,497,290 shares, and (ii) BlackRock has sole voting power for 13,278,177 shares. As reported on the Schedule 13G/A, BlackRock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act. The aggregate amount of the Common Shares beneficially owned by BlackRock is on a consolidated basis and includes any shares held directly by BlackRock’s subsidiaries, as listed in Exhibit A to the Schedule 13G/A.

(7)

We have received a copy of a Schedule 13G/A as filed with the SEC on February 10, 2020 by State Street Corporation (referred to as “State Street”) reporting ownership of these Common Shares as of January 31, 2020. As reported in the Schedule 13G/A, (i) State Street has shared dispositive power for all 4,789,409 shares, and (ii) State Street has shared voting power for 3,865,523 shares.

(8)	Mr. McDonough retired on December 31, 2019.
(9)

Includes 2,716,808 Common Shares which may be acquired upon exchange of 2,716,808 Units of the Operating Partnership. Includes 17,266 Common Shares that were pledged as security for certain personal loans by persons other than Directors or NEOs.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

As of December 31, 2019, the Company, through its ownership of the Tanger GP and Tanger LP Trusts, owned 92,892,260 units of the Operating Partnership, and other limited partners (the “Non-Company LPs”) collectively owned 4,911,173 Class A common limited partnership units. Each Class A common limited partnership unit held by the Non-Company LPs is exchangeable for one of the Company’s Common Shares, subject to certain limitations to preserve the Company’s REIT status. Most of the Non-Company LPs are the descendants of Stanley K. Tanger, the Company’s founder (including Steven B. Tanger, the Company's CEO), their spouses or former spouses or their children and/or trusts for their benefit.

During 2019, 49,511 Class A common limited partnership units were exchanged for 49,511 Common Shares of the Company. For the year ended December 31, 2019, the Non-Company LPs received quarterly distributions of earnings from the Operating Partnership totaling $7.0 million.

The Company’s Code of Business Conduct and Ethics (referred to as the “Code of Conduct”), is posted on the Company’s website at www.tangeroutlets.com and is available by clicking on “INVESTOR RELATIONS,” then “GOVERNANCE” and then “GOVERNANCE DOCUMENTS” or by writing to our Corporate Secretary at our principal executive offices. The Code of Conduct applies to all of the Company’s directors, officers and employees and states that conflicts of interest should be avoided wherever possible. Conflicts of interest are broadly defined to include any situation where a person’s private interest interferes in any way with the interests of the Company. Any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest should be discussed with the applicable Code of Ethics Contact Person. From time to time, the Company may waive the application of provisions of the Code of Conduct. Any such waiver involving conduct of officers or directors of the Company may be made only by the Board and must be promptly disclosed as required by the rules of the SEC or the NYSE. Any waiver with respect to the conduct of other employees may be made only by the CEO. We intend to post on our website all disclosures that are required by law or the NYSE listing standards concerning any amendments to, or waivers from, any provision of our Code of Conduct.

The Company’s Related Party Transaction Policy and Procedures is posted on the Company’s website at www.tangeroutlets.com and is available by clicking on “INVESTOR RELATIONS”, then “GOVERNANCE” and then “GOVERNANCE DOCUMENTS” or by writing to our Corporate Secretary at our principal executive offices. The Related Party Transaction Policy and Procedures requires the approval or ratification by the Audit Committee of any “related party transaction,” defined as any transaction, arrangement or relationship in which we were, are or will be a participant, the amount involved exceeds $100,000 and one of our executive officers, directors, director nominees, 5% shareholders, their immediate family members or individuals sharing the household of any of the foregoing or any entity with which any of the foregoing persons is an employee, general partner, principal or 5% shareholder, each of whom we refer to as a “related person,” has or will have a direct or indirect interest. The policy provides that management must present to the Audit Committee for review and approval each proposed related party transaction (other than related party transactions involving compensation matters and certain ordinary course transactions). The Audit Committee must review the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Conduct, and either approve or disapprove the related party transaction. If advance approval of a related party transaction requiring the Audit Committee’s approval is not feasible, the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee, subject to ratification of the transaction by the Audit Committee at its next regularly scheduled meeting. No director may participate in approval of a related party transaction for which he or she is a related party.

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PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Deloitte & Touche LLP to audit the accounts of the Company for the fiscal year ending on December 31, 2020 and to perform such other services as may be required. The submission of this matter for approval by shareholders is not legally required; however, the Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for shareholders to provide direct feedback to the Board of Directors on an important issue of corporate governance. If the shareholders do not approve the selection of Deloitte & Touche LLP, the selection of such firm as our independent registered public accounting firm will be reconsidered. Even if the selection of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company.

Deloitte & Touche LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2019. There are no affiliations between the Company and Deloitte & Touche LLP, its partners, associates or employees, other than its engagement as an independent registered public accounting firm for the Company. Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders. See the “Report of the Audit Committee,” included below, for information relating to the fees billed to the Company by Deloitte & Touche LLP for the fiscal years ended 2019 and 2018.

Vote Required. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm will be approved if the votes cast for the proposal exceed the votes cast against the proposal, provided that a quorum is present. Accordingly, abstentions and Common Shares present at the meeting for any other purpose but which are not voted on this proposal will not affect the outcome of the vote on the proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte & Touche LLP, we do not expect any broker non-votes in connection with the ratification.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF
THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

60	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has provided the following report:

During 2019, we reviewed with the Company’s management, Director of Internal Audit and the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the scope of the annual audit and audit plans, the results of internal and external audit examinations, the evaluation by Deloitte & Touche LLP of the Company’s system of internal control, the quality of the Company’s financial reporting and the Company’s process for legal and regulatory compliance. We also monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

Management is responsible for the Company’s system of internal control, the financial reporting process and the assessment of the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an integrated audit and issuing reports and opinions on the following:

1.	the Company’s consolidated financial statements; and
2.	the Company’s internal control over financial reporting.

As provided in our Charter, our responsibilities include monitoring and overseeing these processes.

Consistent with this oversight responsibility, the Company’s independent registered public accounting firm reports directly to us. We appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019 and approved the compensation of the firm. We reviewed and approved all non-audit services performed by Deloitte & Touche LLP during 2019 and determined that the provision of the services was compatible with maintaining Deloitte & Touche LLP’s independence. During 2019, we pre-approved certain specific non-audit services and associated fees to be performed by Deloitte & Touche LLP, including (1) certain consultations regarding possible accounting and reporting implications of proposed transactions and of newly issued or proposed authoritative accounting pronouncements for which any one service would be $30,000 or less and (2) certain tax consulting services for which any one service would be $50,000 or less, and for all such services which would be less than $250,000 in the aggregate. In addition, we have delegated to the Chair of the Audit Committee the authority to pre-approve other non-audit services to be performed by Deloitte & Touche LLP and associated fees, and the Chair reports all such decisions at the Audit Committee’s next regularly scheduled meeting.

We have received the written disclosures and letters from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and we discussed with Deloitte & Touche LLP its independence.

We reviewed and discussed the 2019 consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting with management and Deloitte & Touche LLP. We also discussed the certification process with the CEO and CFO. Management represented to us that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that the Company’s internal control over financial reporting was effective. We discussed with Deloitte & Touche LLP the matters required to be discussed by the Public Company Accounting Oversight Board and the SEC.

Based on these discussions and reviews, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

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REPORT OF THE AUDIT COMMITTEE

The following is a summary of the fees billed to the Company for services in 2019 and 2018 by Deloitte & Touche LLP:

Type of Fees	2019	2018	Description of Fees
Audit fees	$903,000	$841,000	The audit fees were for professional services rendered for the integrated audits of our consolidated financial statements and internal controls over financial reporting.
Audit-related fees	25,000	83,400	The audit-related fees included services related to documents filed with the SEC, including an S-8 for 2019 and, for 2018, included services related to the new leasing standard, revenue recognition standard and our S-3 filing.
Tax fees-tax compliance and preparation fees	—	—
Subtotal	928,000	924,400
Tax Fees-other	—	—
All other fees	—	—
Subtotal	—	—
Total	$928,000	$924,400

There were no tax fees or tax fees-other incurred during 2019 and 2018.

THE AUDIT COMMITTEE
Jeffrey B. Citrin (Chair)
William G. Benton
David B. Henry
Thomas J. Reddin
Thomas E. Robinson
Susan E. Skerritt
Luis A. Ubiñas

62	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

PROPOSAL 3 APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION

We are seeking advisory shareholder approval of the compensation of the named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation.” The Company has determined to hold a “Say-on-Pay” advisory vote every year. In accordance with this determination and Section 14A of the Exchange Act, shareholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders (which disclosure includes Compensation Discussion and Analysis, the compensation tables and any related material).”

Although the vote is advisory, and non-binding, the Board of Directors and the Compensation and Human Capital Committee will review the voting results in connection with their ongoing evaluation of the Company’s compensation program. The next “Say-on-Pay” advisory vote will occur at the 2021 Annual Meeting of Shareholders.

As described more fully in the Compensation Discussion and Analysis section of this proxy statement, the Company’s compensation program is designed to reward both teamwork and the individual officer’s contribution to the Company with respect to annual and longer term goals. The Company’s primary components of compensation for its executive officers have been base salary, annual incentive cash bonuses and long-term equity-based incentive compensation.

The Compensation and Human Capital Committee believes that an executive compensation program that strongly links both the short-term and long-term performance of the Company and the compensation of our executive officers is a key driver of our long-term financial success.

The Company believes that our current executive compensation program represents a thoughtful, balanced program with a pay-for-performance structure that focuses on Company performance and reflects the feedback of our shareholders.

SAY-ON-PAY RESPONSIVENESS - CHANGES TO THE EXECUTIVE COMPENSATION PROGRAM

At the Company’s 2019 Annual Meeting of Shareholders, approximately 93% of shareholders votes cast approved, on an advisory (non-binding) basis, of our executive compensation (commonly referred to as “Say-on-Pay”) and approximately 7% of votes cast voted against the Say-on-Pay proposal. This level of support was a significant increase from the 2018 vote, in which approximately 42% of votes were cast in favor of this proposal.

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PROPOSAL 3 APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION

Say-On-Pay Approval Percentages Since 2015

The 2019 results occurred after we made changes to our incentive programs in February of 2019 following an extensive shareholder outreach effort, preceding the 2019 Annual Meeting, in order to better understand our investors’ views regarding our executive compensation programs. The outreach efforts were led by Mr. David Henry, the Chair of the Compensation and Human Capital Committee at that time, together with the Chair of the Board at that time, Mr. Thomas Reddin, along with the Compensation and Human Capital Committee’s independent compensation consultant, FPL, and members of management (excluding the Chief Executive Officer). We reached out to our 24 largest institutional shareholders who collectively owned approximately 80% (and spoke with and received feedback from shareholders representing 60%) of our outstanding common shares. These discussions allowed us to solicit individualized shareholder feedback on our compensation program and practices.

While investors generally supported the overall design and framework of our executive compensation system and acknowledged the positive changes that have been made over the years, in light of recent declining share price performance, we heard concerns and received valuable feedback regarding the magnitude of the CEO’s equity grant, and the portion of that grant that was not performance-based. As we valued the feedback provided by our investors, the Board took action to specifically address their concerns while still maintaining a compensation program focused on retaining and motivating our executives. The Compensation and Human Capital Committee believes that the 2019 compensation changes described in the table below reflect our Board’s ongoing commitment to shareholder engagement and responsiveness.

What We Heard	How We Responded
The magnitude of the CEO’s grant does not align with peers, particularly in an environment of subpar performance.	We reduced the grant date fair value of the CEO’s 2019 equity grant by approximately 21% as compared to the value of his 2018 equity grant.
A higher allocation of the CEO’s equity grant should be tied to performance-based vesting.	We increased the allocation of the 2019 award tied to performance by approximately 31%, as now a majority (60%) of the awarded grant date fair value is tied to performance (up from 46% in 2018)
A lower allocation of the CEO’s equity grant should be tied to time-based vesting.

We decreased the allocation of the 2019 award tied solely to service by approximately 26%, as now a minority (40%) of the awarded grant date fair value is tied solely to service (down from 54% in 2018).

64	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

PROPOSAL 3 APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION

The illustration below outlines the magnitude of the changes in the grant date fair value of CEO equity awards from 2018 to 2019. In addition, given the operating results and share price performance achieved in 2019, the Compensation and Human Capital Committee determined that the CEO’s equity compensation should not be increased in 2020 and kept the CEO’s equity compensation, in terms of both grant date value and mix of performance-based versus time-based, the same as 2019.

CEO 2018 Equity Awards	Total LTI Award: $4,598,606	=	Performance-Based (46%) $2,111,479	+	Time-Based (54%) $2,487,127
	21% Decrease ($)		4% Increase ($)		41% Decrease ($)

CEO 2019 Equity Awards	Total LTI Award: $3,654,909	=	Performance-Based (60%) $2,192,945	+	Time-Based (40%) $1,461,964
No increase or change in allocation from 2019-2020	=		=		=
CEO 2020 Equity Awards	Total LTI Award: $3,654,919	=	Performance-Based (60%) $2,192,949	+	Time-Based (40%) $1,461,970

2019 BUSINESS HIGHLIGHTS

As of December 31, 2019, our TSR over the past ten and twenty years was 13% and 718%, respectively, and approximately 1,030% since going public. During 2019, we faced similar industry headwinds that many of our peers experienced, particularly related to several retailer bankruptcies and brand-wide restructurings, that resulted in its consolidated portfolio the Company recapturing approximately 198,000 square feet during the year. With strong leasing execution, we succeeded in accomplishing one of our key strategic goals of keeping our centers highly occupied with desirable tenants. This success, along with our enhanced marketing programs that focused on growing our loyalty program and highlighting the social element of shopping by conducting portfolio-wide experiential events throughout the year, we were able to achieve better than expected results for Same Center NOI, traffic and sales.

We are proud of these achievements as they point to our ability to strategically position the Company to withstand these current headwinds. Among other achievements in 2019, our executive officers and other dedicated employees led the Company to realize the following results:

Net Income	Net income available to common shareholders was $0.93 per share, or $86.5 million, compared to $0.45 per share, or $42.4 million, for the prior year.

AFFO*	AFFO available to common shareholders was $2.31 per share for the year ended December 31, 2019, or $226.1 million, compared to $2.48 per share, or $243.3 million, for the prior year.

Same Center NOI*	Same Center NOI for the consolidated portfolio decreased 0.7% for the year ended December 31, 2019 due primarily to the impact of additional tenant bankruptcies, lease modifications and store closures.

Occupancy	97.0% occupied consolidated portfolio at year-end 2019 (compared to 96.8% on December 31, 2018), marking the 39th consecutive year with year-end occupancy of 95% or greater.

Quarterly Common Share Cash Dividends	Raised dividend in February 2019 by 1.4% on an annualized basis to $1.42 per share, marking our 26th consecutive annual dividend increase. Since becoming a public company in May 1993, the Company has paid a cash dividend each quarter and has increased its dividend each year.

Average Tenant Sales	Average tenant sales productivity for the consolidated portfolio was $395 per square foot for the year ended December 31, 2019, compared to $385 per square foot in the comparable prior year period.

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PROPOSAL 3 APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION

Same Center Tenant Sales	Same center tenant sales performance for the overall portfolio increased 1.5% for the period year December 31, 2019 compared to the year ended December 31, 2018.

Asset Dispositions	Sold four non-core properties and used the net proceeds of $128.2 million to repay outstanding balances under our unsecured lines of credit.

Interest Coverage Ratio	Maintained strong interest coverage ratio of 4.3 and 4.5 times for 2019 and 2018, respectively.

Occupancy cost	Occupancy cost ratio for the trailing twelve months ended December 31, 2019 was 10.0%, lowest among the public mall REITs.
*	AFFO and Same Center NOI are financial measures that the Company’s management believes to be important supplemental indicators of our operating performance and which are used by securities analysts, investors and other interested parties in the evaluation of REITs, but are not measures computed in accordance with GAAP. For a discussion of AFFO, and Same Center NOI including a reconciliation to GAAP, please see Appendix A.

As of December 31, 2019, we had reduced our total outstanding consolidated debt by approximately $143.1 million from the amount outstanding as of December 31, 2018. In addition, we had no amounts outstanding under our unsecured lines of credit, which provide for borrowings up to $600 million, and outstanding floating rate debt totaled approximately $11.4 million, representing less than 1% of total consolidated debt. Approximately 94% of our consolidated square footage was unencumbered. As of December 31, 2019, our outstanding debt had a weighted average interest rate of 3.5% and a weighted average term to maturity, including extension options, of approximately 5.5 years with no significant maturities until December 2023.

Thanks in part to these operational results, we were able to return additional value to our shareholders in 2019. We repurchased approximately 1.2 million Common Shares totaling $20.0 million during the year at a weighted average price of $16.52 per share, leaving approximately $80.0 million available under the existing share repurchase authorization at December 31, 2019. In January 2020, the Company’s Board of Directors approved a 0.7%, or $0.01 per share, increase in the annualized dividend on its Common Shares to $1.43 per share, marking the 27th consecutive annual dividend increase.

Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.

Vote Required. This non-binding advisory vote will be approved if the votes cast for the proposal exceed the votes cast against the proposal. Accordingly, abstentions, broker non-votes and Common Shares present at the meeting for any other purpose but which are not voted on this proposal will not affect the outcome of the vote on the proposal.

THE BOARD RECOMMENDS THAT YOU VOTE FOR, ON A NON-BINDING BASIS, THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

66	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

OTHER MATTERS

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS

SHAREHOLDER PROPOSALS FOR INCLUSION IN THE 2021 PROXY STATEMENT

Proposals of shareholders pursuant to Rule 14a-8 of the Exchange Act intended to be presented at our Annual Meeting of Shareholders to be held in 2021 must be received by us no later than December 4, 2020. Such proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in our Proxy Statement. Proposals should be sent to Tanger Factory Outlet Centers, Inc., 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408, Attn: Corporate Secretary.

OTHER PROPOSALS AND SHAREHOLDER NOMINATIONS FOR DIRECTOR

Under our By-Laws, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to propose an item of business at an Annual Meeting of Shareholders that is not intended to be included in our Proxy Statement pursuant to Rule 14a-8. These procedures provide that nominations for director and/or an item of business to be introduced at an Annual Meeting of Shareholders must be submitted in writing to the Corporate Secretary at our principal executive offices. We must receive the notice of your intention to introduce a nomination or to propose an item of business not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting.

For the 2021 Annual Meeting of Shareholders, such nominations or proposals must be received by our Corporate Secretary not earlier than the close of business on January 15, 2021 and not later than the close of business on February 14, 2021 in order to be considered at the 2021 Annual Meeting of Shareholders. If we do not receive notice during that time period, any such defective matters raised at the meeting will be disregarded. A shareholder’s notice to nominate a director or bring any other business before the 2021 Annual Meeting of Shareholders must set forth certain information specified in our By-Laws.

If the date of the 2021 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after May 15, 2021, shareholders must submit such nominations or proposals not earlier than the close of business on the 120th day prior to the meeting and not later than the close of business on the later of the 90th day prior to the meeting or by the close of business on the 10th day following the date on which public announcement of the date of the meeting is first made by us. In addition, with respect to nominations for directors, if the number of directors to be elected at the 2021 Annual Meeting of Shareholders is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to May 15, 2021, notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us.

SHAREHOLDER SUGGESTIONS FOR DIRECTOR NOMINATIONS

The Nominating and Corporate Governance Committee of the Board will consider suggestions from shareholders for nominees for election as directors to be presented at the 2021 Annual Meeting of Shareholders. The person proposing the nominee must be a shareholder entitled to vote at the 2021 Annual Meeting of Shareholders and the suggestion must be made pursuant to timely notice. Shareholder suggestions for director nominees must be received between January 15, 2021 and February 14, 2021, and should include: (i) the candidate’s written consent to being named in the Proxy Statement as a nominee and to serve as a director if elected, (ii) the name and address of the shareholder submitting the suggestion or beneficial owner on whose behalf the proposed candidate is being suggested for nomination, and (iii) the class and number of our shares owned beneficially and of record by the shareholder or beneficial owner submitting the suggestion. The Nominating and Corporate Governance Committee will consider candidates suggested by shareholders on the same terms as candidates selected by the Nominating and Corporate Governance Committee.

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OTHER MATTERS

BOARD COMMITTEE CHARTERS, CORPORATE GOVERNANCE GUIDELINES AND CODE OF BUSINESS CONDUCT AND ETHICS

Each of the Board’s Audit Committee, Compensation and Human Capital Committee, and Nominating and Corporate Governance Committee operates under a written charter adopted by the Board. The Board has also adopted written Corporate Governance Guidelines in accordance with listing requirements of the New York Stock Exchange and a written Code of Business Conduct and Ethics that applies to directors, management and employees of the Company. We have made available copies of our Board Committee Charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics on our website at www.tangeroutlets.com by first clicking on “INVESTOR RELATIONS”, then “GOVERNANCE”, and then, “GOVERNANCE DOCUMENTS”. Copies of these documents may also be obtained by sending a request in writing to Tanger Factory Outlet Centers, Inc., 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408, Attn: Corporate Secretary.

HOUSEHOLDING OF PROXY MATERIALS

The SEC permits a single set of proxy materials to be sent to any address at which two or more shareholders reside. This delivery method is referred to as “householding.” Each shareholder would receive a separate voter instruction form if the household received printed proxy materials. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing costs. A number of brokerage firms have instituted householding.

Depending upon the practices of your broker, bank or other nominee, you may be required to contact your nominee directly to discontinue duplicate mailings to your household. If you wish to receive a separate copy of an annual report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, you must contact your broker, bank or other nominee. If you hold Common Shares in your own name as a shareholder of record, householding will not apply to you. We agree to deliver promptly, upon written or oral request, a separate set of proxy materials, as requested, to any shareholder at the shared address to which a single set of those documents was delivered. If you prefer to receive separate copies of the annual report, Proxy Statement or Notice of Internet Availability of Proxy Materials they may be obtained free of charge by calling our Investor Relations Department at (336) 834-6892 or sending your request to the attention of the Secretary of the Company at 3200 Northline Avenue, Suite 360, Greensboro, NC 27408.

If you are currently a shareholder sharing an address with another shareholder and wish to receive only one set of future proxy materials for your household, please contact the above phone number or address.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2019, including financial statements and schedules, but not including exhibits, as filed with the SEC, will be sent to any shareholder of record on March 18, 2020 without charge upon written request addressed to: Corporate Secretary, 3200 Northline Avenue, Suite 360, Greensboro, NC 27408.

A reasonable fee will be charged for copies of exhibits. You may also access this Proxy Statement and our Annual Report on Form 10-K at http://www.edocumentview.com/SKT. You also may access our Annual Report on Form 10-K for the year ended December 31, 2019 at www.tangeroutlets.com.

OTHER BUSINESS

We know of no other business which will come before the meeting for action. However, if any business other than that described in this Proxy Statement comes before the meeting, the persons designated as proxies will have authority to vote in accordance with their best judgment with respect to such business.

68	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

APPENDIX A - DEFINITIONS AND RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

FUNDS FROM OPERATIONS

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with GAAP.  We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”), of which we are a member. In December 2018, NAREIT issued “NAREIT Funds From Operations White Paper - 2018 Restatement” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. NAREIT defines FFO as net income/(loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Adjusted Funds From Operations (“AFFO”), which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
●	FFO does not reflect changes in, or cash requirements for, our working capital needs;
●

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

●	Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

ADJUSTED FUNDS FROM OPERATIONS

We present AFFO as a supplemental measure of our performance. We define AFFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating AFFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of AFFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present AFFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use AFFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use AFFO when determining incentive compensation.

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APPENDIX A - DEFINITIONS AND RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

AFFO has limitations as an analytical tool. Some of these limitations are:

●	AFFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
●	AFFO does not reflect changes in, or cash requirements for, our working capital needs;
●

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and AFFO does not reflect any cash requirements for such replacements;

●	AFFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and
●	Other companies in our industry may calculate AFFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, AFFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using AFFO only as a supplemental measure.

PORTFOLIO NET OPERATING INCOME AND SAME CENTER NOI

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income, FFO or AFFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

70	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

APPENDIX A - DEFINITIONS AND RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

Below is a reconciliation of net income to FFO available to common shareholders and AFFO available to common shareholders (in thousands, except per share amounts): (1)

	2019	2018	2017
Net income	$92,728	$45,563	$71,876
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	120,856	129,281	125,621
Depreciation and amortization of real estate assets - unconsolidated joint ventures	12,512	13,314	13,857
Impairment charges - consolidated	37,610	49,739	—
Impairment charges - unconsolidated joint ventures	—	7,180	9,021
Foreign currency loss from sale of joint venture property	3,641	—	—
Gain on sale of assets and interests in unconsolidated entities	(43,422)	—	(6,943)
FFO	223,925	245,077	213,432
FFO attributable to noncontrolling interests in other consolidated partnerships	(195)	421	(265)
Allocation of earnings to participating securities	(1,991)	(2,151)	(1,943)
FFO available to common shareholders (1)	$221,739	$243,347	$211,224
As further adjusted for:
Compensation related to director and executive officer terminations (2)	4,371	—	—
Abandoned pre-development costs	—	—	528
Recoveries from litigation settlement	—	—	(1,844)
Make-whole premium due to early extinguishment of debt (3)	—	—	34,143
Write-off of debt discount and debt origination costs due to early extinguishment of debt (3)	—	—	1,483
Impact of above adjustments to the allocation of earnings to participating securities	(35)	—	(238)
AFFO available to common shareholders (1)	$226,075	$243,347	$245,296
FFO available to common shareholders per share - diluted (1)	$2.27	$2.48	$2.12
AFFO available to common shareholders per share - diluted (1)	$2.31	$2.48	$2.46
Weighted Average Shares:
Basic weighted average common shares	92,808	93,309	94,506
Effect of outstanding options and restricted common shares	—	1	16
Diluted weighted average common shares (for earnings per share computations)	92,808	93,310	94,522
Exchangeable operating partnership units	4,958	4,993	5,027
Diluted weighted average common shares (for FFO and AFFO per share computations) (1)	97,766	98,303	99,549
(1)	Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(2)	For the year ended December 31, 2019, represents the accelerated recognition of compensation cost entitled to be received by the Company’s former President and Chief Operating Officer per the terms of a transition agreement executed in connection with his retirement on December 31, 2019.
(3)	For the year end December 31, 2017, charges related to the redemption of our $300.0 million 6.125% senior notes due 2020.

WWW.TANGEROUTLETS.COM	71

APPENDIX A - DEFINITIONS AND RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

Below is a reconciliation of net income to Portfolio NOI and Same Center NOI for the consolidated portfolio (in thousands):

	2019	2018
Net income	$92,728	$45,563
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(7,839)	(924)
Interest expense	61,672	64,821
Gain on sale of assets	(43,422)	—
Other non-operating (income) expense	2,761	(864)
Impairment charges	37,610	49,739
Depreciation and amortization	123,314	131,722
Other non-property expenses	1,049	1,001
Corporate general and administrative expenses	53,881	43,291
Non-cash adjustments (1)	(6,237)	(3,191)
Lease termination fees	(1,615)	(1,246)
Portfolio NOI	313,902	329,912
Non-same center NOI (2)	(4,024)	(17,900)
Same Center NOI	$309,878	$312,012
(1)	Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.
(2)	Excluded from Same Center NOI:

Outlet centers sold:
Nags Head, Ocean City, Park City, and Williamsburg	March 2019

72	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 a.m., Eastern Time, on May 15, 2020.

Online Go to www.envisionreports.com/SKT or scan the QR code — login details are located in the shaded bar below.

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Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all director nominees listed in Proposal 1, and FOR Proposals 2 and 3.

1.	Election of Directors:
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Jeffrey B. Citrin		⬜	⬜	⬜	02 - David B. Henry	⬜	⬜	⬜	03 - Thomas J. Reddin	⬜	⬜	⬜

04 - Bridget M. Ryan-Berman		⬜	⬜	⬜	05 - Susan E. Skerritt	⬜	⬜	⬜	06 - Steven B. Tanger	⬜	⬜	⬜

07 - Luis A. Ubiñas		⬜	⬜	⬜

		For	Against	Abstain			For	Against	Abstain
2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2020.	⬜	⬜	⬜	3.	To approve, on an advisory (non-binding) basis, named executive officer compensation.	⬜	⬜	⬜

4.	To transact such other business as may properly come before the meeting or any postponement(s), continuation(s), or adjournment(s), thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Tanger Factory Outlet Centers, Inc.’s Annual Meeting of Shareholders will be held May 15, 2020 at our Corporate Office, 3200 Northline Avenue, Suite 360, Greensboro, NC 27408
at 10:00 a.m. Eastern Time
and virtually via the internet at www.meetingcenter.io/287143514.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is SKT2020.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Tanger Factory Outlet Centers, Inc.

Appointment of Proxy for Annual Meeting on May 15, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of TANGER FACTORY OUTLET CENTERS, INC., a North Carolina corporation, hereby constitutes and appoints Steven B. Tanger and Chad D. Perry, and each of them, proxies with full power of substitution to act for the undersigned and to vote the shares which the undersigned may be entitled to vote at the Annual Meeting of the Shareholders of such corporation on May 15, 2020, and at any postponement(s), continuation(s) or adjournment(s) thereof, as instructed on the reverse side upon the proposals which are more fully set forth in the Proxy Statement of Tanger Factory Outlet Centers, Inc. dated April 3, 2020 (receipt of which, or access to, is acknowledged) and in their discretion upon any other matters as may properly come before the meeting, including but not limited to, any proposal to adjourn, postpone or continue the meeting. Any appointment of proxy heretofore made by the undersigned for such meeting is hereby revoked.

In their discretion, the proxies are authorized to vote (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (z) on such other business as may properly come before the Annual Meeting or at any adjournments, continuations, or postponements thereof.

When this proxy is properly executed, the shares represented hereby will be voted in accordance with the directions given in this appointment of proxy. If not otherwise directed herein, shares represented by this proxy will be voted FOR all director nominees listed in Proposal 1, and FOR Proposals 2 and 3.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

C	Non-Voting Items

Change of Address — Please print new address below.